                                                                  EXECUTION COPY


--------------------------------------------------------------------------------


                 SECOND AMENDED AND RESTATED CREDIT AGREEMENT



                         dated as of December 14, 1998


                                     among


                             TOKHEIM CORPORATION,

                          THE BORROWING SUBSIDIARIES,


                                  THE LENDERS


                                      and


                                NBD BANK, N.A.,
                            as Administrative Agent

                                      and

                                CREDIT LYONNAIS

                     as Documentation and Collateral Agent

                             GLEACHER NATWEST INC.

                                      and

                             BANKERS TRUST COMPANY

                           as Co-Syndication Agents

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

Section                                                                                          Page
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
ARTICLE I:  DEFINITIONS......................................................................     1
         1.1.     Definitions................................................................     1
         1.2.     Accounting Terms and Determinations........................................    29
         1.3.     References to Subsidiaries.................................................    29
         1.4.     Rounding and Other Consequential Changes...................................    30

ARTICLE II:  THE TERM LOAN AND REVOLVING LOAN FACILITIES.....................................    30
         2.1.     The Revolving Loan, Swing Loan and Term Loan Facilities....................    30
                  2.1.1.  Revolving Loans....................................................    30
                  2.1.2.  Swing Loans........................................................    31
                  2.1.3.  Term Loans.........................................................    34
         2.1.4.   Alternate Currency Loans...................................................    35
         2.2.     Types and Interest Periods.................................................    38
                  2.2.1.  Types of Advances..................................................    38
                  2.2.2.  Method of Selecting Types and Interest Periods for New Advances....    38
                  2.2.3.  Conversion and Continuation of Outstanding Advances................    39
         2.3.     Applicable Margin..........................................................    40
         2.4.     Fees.......................................................................    42
                  2.4.1.  Commitment Fee.....................................................    42
                  2.4.2.  Agent Fees.........................................................    42
                  2.4.3.  Prepayment Fee.....................................................    43
         2.5.     General Facility Terms.....................................................    43
                  2.5.1.  Method of Borrowing................................................    43
                  2.5.2.  Minimum Amount of Each Advance.....................................    44
                  2.5.3.  Prepayments........................................................    44
                  2.5.4.  Interest Rates; Interest Periods...................................    47
                  2.5.5.  Default Rate.......................................................    47
                  2.5.6.  Interest Payment Dates; Interest Basis.............................    48
                  2.5.7.  Method of Payment..................................................    48
                  2.5.8.  Notes; Telephonic Notices..........................................    49
                  2.5.9.  Notification of Advances, Interest Rates and Prepayments...........    49
                  2.5.10. Non-Receipt of Funds by the Agent..................................    50
                  2.5.11.  Termination or Reduction in the Aggregate Revolving Loan Commitment   50
                  2.5.12. Market Disruption..................................................    51
                  2.5.13. Lending Installations..............................................    51
                  2.5.14. Borrowing Subsidiaries.............................................    51
                  2.5.15. Withholding Tax Exemption..........................................    52
                  2.5.16. Judgment Currency..................................................    53
                  2.5.17  Overall Effective Rate for French Borrowing Subsidiaries;
                           Limitation on German Borrowing Subsidiaries' Obligations..........    54
         2.6.     Letter of Credit Facility..................................................    54
                  2.6.1.  Letters of Credit..................................................    54
                  2.6.2.  Letter of Credit Participation.....................................    55

Section                                                                                          Page
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
                  2.6.3.  Reimbursement Obligation...........................................    55
                  2.6.4.  Cash Collateral....................................................    56
                  2.6.5.  Letter of Credit Fees..............................................    57
                  2.6.6.  Indemnification; Exoneration.......................................    57
         2.7      Termination Date...........................................................    58

ARTICLE III:  CHANGE IN CIRCUMSTANCES........................................................    59
         3.1.     Taxes......................................................................    59
                  3.1.1.  Payments to be Free and Clear......................................    59
                  3.1.2.  Grossing-up of Payments............................................    59
                  3.1.3   Certification of Withholding Tax Exemption.........................    60
         3.2.     Increased Costs............................................................    61
         3.3.     Changes in Capital Adequacy Regulations....................................    61
         3.4.     Availability of Types of Advances..........................................    62
         3.5.     Funding Indemnification....................................................    62
         3.6.     Mitigation of Additional Costs or Adverse Circumstances....................    63
         3.7.     Lender Statements; Survival of Indemnity...................................    63

ARTICLE IV:  CONDITIONS PRECEDENT............................................................    64
         4.1.     Effectiveness of this Agreement............................................    64
         4.2.     Initial Advance to Each New Borrowing Subsidiary...........................    64
         4.3.     Each Advance and Letter of Credit..........................................    65

ARTICLE V:  REPRESENTATIONS AND WARRANTIES...................................................    66
         5.1.     Corporate Existence and Standing...........................................    66
         5.2.     Authorization and Validity.................................................    66
         5.3.     No Conflict; Government Consent............................................    66
         5.4.     Financial Statements.......................................................    67
         5.5.     Material Adverse Change....................................................    67
         5.6.     Taxes......................................................................    67
         5.7.     Litigation.................................................................    68
         5.8.     Subsidiaries...............................................................    68
         5.9.     ERISA......................................................................    68
         5.10.    Full Disclosure............................................................    69
         5.11.    Assets and Properties......................................................    69
         5.12.    Patents and Trademarks.....................................................    69
         5.13.    No Defaults................................................................    69
         5.14.    Investment Company Act.....................................................    70
         5.15.    Compliance with Environmental Laws.........................................    70
         5.16.    Regulations T, U and X.....................................................    70
         5.17.    Filing.....................................................................    70

Section                                                                                          Page
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
         5.18.    No Immunity................................................................    71
         5.19.    Contingent Obligations.....................................................    71
         5.20.    Foreign Employee Benefit Matters...........................................    71
         5.21.    French Withholding.........................................................    71
         5.22     Year 2000 Issues...........................................................    72

ARTICLE V-A:  REPRESENTATIONS AND WARRANTIES OF ADDITIONAL
         FRENCH BORROWING SUBSIDIARIES.......................................................    72
         5A.1.    Corporate Existence and Standing...........................................    72
         5A.2.    Authorization and Validity.................................................    72
         5A.3.    No Conflict; Government Consent............................................    72
         5A.4.    Filing.....................................................................    73
         5A.5.    No Immunity................................................................    73

ARTICLE V-B:  REPRESENTATIONS AND WARRANTIES OF
         EACH DUTCH BORROWING SUBSIDIARY.....................................................    73
         5B.1.    Corporate Existence and Standing...........................................    74
         5B.2.    Authorization and Validity.................................................    74
         5B.3.    No Conflict; Government Consent............................................    74
         5B.4.    Filing.....................................................................    74
         5B.5.    No Immunity................................................................    75

ARTICLE V-C:  REPRESENTATIONS AND WARRANTIES OF
         EACH GERMAN BORROWING SUBSIDIARY....................................................    75
         5C.1.    Corporate Existence and Standing...........................................    75
         5C.2.    Authorization and Validity.................................................    75
         5C.3.    No Conflict; Government Consent............................................    75
         5C.4.    Filing.....................................................................    76
         5C.5.    No Immunity................................................................    76

ARTICLE V-D:  REPRESENTATIONS AND WARRANTIES OF
         EACH UK BORROWING SUBSIDIARY........................................................    77
         5D.1.    Corporate Existence and Standing...........................................    77
         5D.2.    Authorization and Validity.................................................    77
         5D.3.    No Conflict; Government Consent............................................    77
         5D.4.    Filing.....................................................................    77
         5D.5.    No Immunity................................................................    78

ARTICLE VI:  COVENANTS.......................................................................    78
         6.1.     Financial Reporting........................................................    78
         6.2.     Use of Proceeds............................................................    79

Section                                                                                          Page
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
         6.3.     Notice of Default..........................................................    80
         6.4.     Corporate Existence........................................................    80
         6.5.     Taxes......................................................................    80
         6.6.     Insurance..................................................................    80
         6.7.     Compliance with Laws.......................................................    80
         6.8.     Inspection.................................................................    80
         6.9.     Sale of Assets.............................................................    81
         6.10.    Liens......................................................................    82
         6.11.    Rentals....................................................................    83
         6.12.    Consolidated Net Worth.....................................................    84
         6.13.    Dividends..................................................................    84
         6.14     Additional Guarantors/Pledge of Capital Stock..............................    84
         6.15     Sale and Leaseback Transactions or other Off Balance Sheet Liabilities.....    85
         6.16     Merger and Consolidation...................................................    85
         6.17     Investments and Acquisitions...............................................    86
         6.18     Indebtedness...............................................................    87
         6.19     ERISA......................................................................    88
         6.20     Affiliates.................................................................    89
         6.21     Conduct of Business........................................................    90
         6.22     Rate Hedging Obligations...................................................    90
         6.23     Leverage Ratio and Senior Leverage Ratio...................................    90
         6.24     Interest Expense Coverage Ratio............................................    91
         6.25     Fixed Charge Coverage Ratio................................................    92
         6.26     Foreign Employee Benefit Compliance........................................    92
         6.27     Subordinated Indebtedness..................................................    92
         6.28     Payments and Prepayments...................................................    92
         6.29     ERISA......................................................................    92
         6.30     Year 2000 Issues...........................................................    93
         6.31     Environmental Reports......................................................    93
         6.32     Interest Rate Agreements...................................................    94
         6.33.    Minimum EBITDA.............................................................    94

ARTICLE VII:  DEFAULTS.......................................................................    95

ARTICLE VIII:  ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES................................    97
         8.1.     Acceleration...............................................................    97
         8.2.     Amendments.................................................................    97
         8.3.     Preservation of Rights.....................................................    99

ARTICLE IX:  GUARANTY........................................................................    99
         9.1.     Guaranty...................................................................    99

Section                                                                                         Page
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
         9.2.     Waivers....................................................................    99
         9.3.     Guaranty Absolute..........................................................   100
         9.4.     Acceleration...............................................................   101
         9.5.     Marshaling; Reinstatement..................................................   101
         9.6.     Termination Date...........................................................   101

ARTICLE X:  GENERAL PROVISIONS...............................................................   101
         10.1.    Governmental Regulation....................................................   101
         10.2.    Taxes......................................................................   101
         10.3.    Headings...................................................................   101
         10.4.    Entire Agreement...........................................................   101
         10.5.    Several Obligations........................................................   102
         10.6.    Expenses; Indemnification..................................................   102
         10.7.    Numbers of Documents.......................................................   103
         10.8.    Severability of Provisions.................................................   103
         10.9.    Nonliability of Lenders....................................................   103
         10.10.   CHOICE OF LAW..............................................................   103
         10.11    CONSENT TO JURISDICTION....................................................   103
         10.12.   Confidentiality............................................................   104
         10.13.   Performance of Obligations.................................................   104
         10.14.   English Language...........................................................   104
         10.15.   Alternate Currency Addenda Binding on Each Lender; Provisions
                    Regarding Alternate Currency Agents......................................   105
         10.16.  Effect on Other Loan Documents..............................................   105

ARTICLE XI:  THE AGENT AND THE COLLATERAL AGENT..............................................   105
         11.1.    Appointment................................................................   105
         11.2.    Powers.....................................................................   105
         11.3.    General Immunity...........................................................   106
         11.4.    No Responsibility for Loans, Collateral, Recitals, etc.....................   106
         11.5.    Action on Instructions of Lenders..........................................   106
         11.6.    Employment of Agents and Counsel...........................................   106
         11.7.    Reliance on Documents; Counsel.............................................   107
         11.8.    Agents' Reimbursement and Indemnification..................................   107
         11.9.    Rights as a Lender and Issuing Lender......................................   107
         11.10.   Lender Credit Decision.....................................................   107
         11.11.   Successor Agent............................................................   108
         11.12    Collateral Documents.......................................................   108
         11.13    ESOP Loans.................................................................   108
         11.14    Agent as Joint Creditor....................................................   108


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
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
ARTICLE XII:  SETOFF; RATABLE PAYMENTS.......................................................   109
         12.1.    Setoff.....................................................................   109
         12.2.    Ratable Payments...........................................................   109
         12.3     Application of Payments....................................................   109

ARTICLE XIII:  BENEFIT OF AGREEMENT; PARTICIPATIONS; ASSIGNMENTS.............................   111
         13.1.    Successors and Assigns.....................................................   111
         13.2.    Participations.............................................................   111
                  13.2.1.  Permitted Participants; Effect....................................   111
                  13.2.2.  Voting Rights.....................................................   111
                  13.2.3.  Benefit of Setoff.................................................   112
         13.3.    Assignments................................................................   112
                  13.3.1.  Permitted Assignments.............................................   112
                  13.3.2.  Effect; Effective Date............................................   112
         13.3.3   The Register...............................................................   113
         13.4.    Dissemination of Information...............................................   113
         13.5.    Tax Treatment..............................................................   113

ARTICLE XIV:  NOTICES........................................................................   113
         14.1.    Giving Notice..............................................................   113
         14.2.    Change of Address..........................................................   114

ARTICLE XV:  COUNTERPARTS....................................................................   114

                            SCHEDULES AND EXHIBITS

EXHIBITS
--------

Exhibit A         --       Form of Assumption Letter
Exhibit B         --       Form of Assignment Agreement
Exhibit C         --       Form of Borrowing Base Certificate
Exhibit D         --       [Reserved]
Exhibit E         --       Opinion (U.S. law)
Exhibit F-1       --       Opinion (French law)
Exhibit F-2       --       Opinion (Dutch law)
Exhibit F-3       --       Opinion (German law)
Exhibit F-4       --       Opinion (Scottish law)
Exhibit G         --       List of Closing Documents
Exhibit H         --       Opinion for New Borrowing Subsidiaries
Exhibit I         --       Compliance Certificate
Exhibit J-1       --       Form of Alternate Currency Addendum for Deutsche
                           Marks
Exhibit J-2       --       Form of Alternate Currency Addendum for French Francs
Exhibit K         --       Notice of Disbursement of Alternate Currency Loan
Exhibit L         --       Notice of Receipt of Alternate Currency Loan Payment

SCHEDULES
---------

Schedule I        --       Lenders, Eurocurrency Payment Offices, Commitments,
                           Maximum Swing Loan Obligations
Schedule II       --       Lending Installations
Schedule 1.1.1    --       Existing Letters of Credit
Schedule 1.1.2    --       Borrowing Subsidiaries
Schedule 5.4      --       Financial Statements
Schedule 5.8      --       Subsidiaries
Schedule 5.9      --       ERISA Matters
Schedule 5.11     --       Assets and Properties
Schedule 6.10     --       Liens
Schedule 6.17     --       Existing Investments
Schedule 6.19     --       Existing Indebtedness

                 SECOND AMENDED AND RESTATED CREDIT AGREEMENT


     This Second Amended and Restated Credit Agreement (this "AGREEMENT"), dated as of December 14, 1998, is among Tokheim Corporation, an Indiana Corporation, (the "COMPANY"), any Borrowing Subsidiaries which are now or may hereafter become a party hereto from time to time, the Lenders, and NBD Bank, N.A., as Administrative Agent, to amend and restate the Amended Credit Agreement which is hereby amended and restated in its entirety.

     The parties hereto agree as follows:


                            ARTICLE I:  DEFINITIONS
                                        -----------

      1.1.  DEFINITIONS.
            -----------

As used in this Agreement:

     "ACQUIRED SUBSIDIARIES" means each of the Subsidiaries of the Company acquired in connection with the Schlumberger Acquisition.

     "ACQUISITION" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Company or any Subsidiary (a) acquires any going business or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise, or (b) directly or indirectly acquires (in one transaction or in a series of transactions) at least 25% (in number of votes) of the Capital Stock of a corporation, partnership, or limited liability company which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency).

     "ACQUISITION AGREEMENT" means that certain Master Agreement For Purchase And Sale Of Shares, Assets And Liabilities, dated as of June 19, 1998, by and among the Company, for itself and on behalf of all of its subsidiaries, and Schlumberger, as amended, restated, or otherwise modified from time to time.

     "ADVANCE" means a borrowing hereunder consisting of the aggregate amount of the several Loans (other than Swing Loans) made by some or all of the Lenders to the Borrowers of the same Type and, in the case of Eurocurrency Advances, denominated in the same currency and for the same Interest Period.

     "AFFILIATE" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of Capital Stock, by contract or otherwise.

     "AGENT" means NBD Bank, N.A. in its capacity as contractual representative for the Lenders, the Issuing Lenders and the Swing Loan Lenders pursuant to
Article XI, and not in its individual capacity as a Lender, Swing Loan Lender or
----------
Issuing Lender, and any successor Agent appointed pursuant to Article XI.
                                                              ----------

     "AGENTS" means each of the Agent, the Collateral Agent and the Co-Syndication Agents.

     "AGGREGATE REVOLVING LOAN COMMITMENT" means the aggregate of the Revolving Loan Commitments of all the Lenders, as may be reduced from time to time pursuant to the terms hereof. The initial Aggregate Revolving Loan Commitment is One Hundred Twenty Million and 00/100 Dollars ($120,000,000).

     "AGGREGATE TERM LOAN COMMITMENT" means the aggregate of the Term Loan Commitments of all the Lenders. The Aggregate Term Loan Commitment is One Hundred Twenty Million and 00/100 Dollars ($120,000,000.00).

     "AGREED CURRENCY" shall mean (i) Dollars, (ii) only so long as such currencies remain Eligible Currencies, Deutsche Marks, French Francs, Dutch Guilders and Sterling, (iii) upon and after the Euro Implementation date, the Euro only for so long as the Euro is and remains an Eligible Currency, and (iv) and any other currency which is freely available and convertible into Dollars in which deposits are customarily offered to banks in the London interbank market, which the applicable Borrower requests the Agent to include as an Agreed Currency hereunder and which is acceptable to each Lender with a Revolving Loan Commitment; provided that the Agent shall promptly notify each Lender of each such request and each Lender shall be deemed to have agreed to each such request if its objection thereto has not been received by the Agent within five Business Days from the date of such notification by the Agent to such Lender.

     "AGREEMENT" means this Amended and Restated Credit Agreement, as it may be amended, modified, supplemented or restated and in effect from time to time.

     "ALTERNATE BASE RATE" means the sum of (a) the greater of (x) the Prime Rate or (y) the Federal Funds Effective Rate plus .50% per annum plus (b) the
                                             ----                ----
percentage indicated as the Applicable Margin in connection with Alternate Base Rate Loans.

     "ALTERNATE BASE RATE ADVANCE" means an Advance which bears interest at the Alternate Base Rate.

     "ALTERNATE BASE RATE LOAN" means a Loan which bears interest at the Alternate Base Rate.

     "ALTERNATE CURRENCY" shall mean (i) only so long as such currency remains an Eligible Currency, Deutsche Marks, French Francs, Dutch Guilders and Sterling and (ii) any other Eligible Currency, which the applicable Borrower requests the Agent to include as an Alternate Currency hereunder and which is acceptable to one hundred percent (100%) of the applicable Alternate Currency Banks and with respect to which an Alternate Currency Addendum has been executed among one of the Borrowers, one or more Alternate Currency Banks and, if applicable, an Alternate Currency Agent in connection therewith.

     "ALTERNATE CURRENCY ADDENDUM" means an addendum (i) substantially in the form of Exhibit J-1 and Exhibit J-2, (ii) or, in the case of any addendum
        -----------     -----------
relating to a currency other than Deutsche Marks or French Francs, in such form as shall be approved by the Agent, in each case entered into among one of the Borrowers, one or more Alternate Currency Banks and, if applicable, an Alternate Currency Agent.

     "ALTERNATE CURRENCY AGENT" means one or more entities (which may be the Agent or its local affiliates), satisfactory to the Agent, as specified in the applicable Alternate Currency Addendum.

     "ALTERNATE CURRENCY BANK" means any Lender (or any Affiliate, branch or agency thereof) party to an Alternate Currency Addendum. If any agency or Affiliate of a Lender shall be a party to an Alternate Currency Addendum, such agency or Affiliate shall, to the extent of any commitment extended and any Loans made by it, have all the rights of such Lender hereunder; provided,
                                                                --------
however, that such Lender shall to the exclusion of such agency or Affiliate,
-------
continue to have all the voting rights vested in it by the terms hereof.

     "ALTERNATE CURRENCY BORROWING" means any borrowing consisting of a Revolving Loan made in an Alternate Currency.

     "ALTERNATE CURRENCY COMMITMENT" means, for each Alternate Currency Bank for each Alternate Currency, the obligation of such Alternate Currency Bank to make Alternate Currency Loans not exceeding the Dollar Amount set forth in the applicable Alternate Currency Addendum, as such amount may be modified from time to time pursuant to the terms of this Agreement and the applicable Alternate Currency Addendum.

     "ALTERNATE CURRENCY INTEREST PERIOD" means, with respect to any Alternate Currency Loan, the Interest Period as set forth on the applicable Alternate Currency Addendum.

     "ALTERNATE CURRENCY LOAN" means any Loan denominated in an Alternate Currency made by one or more of the Alternate Currency Banks to a Borrower pursuant to Section 2.1.4 and an Alternate Currency Addendum.
            -------------

     "ALTERNATE CURRENCY NOTE" means a promissory note of any Borrower, in favor of the applicable Alternate Currency Banks evidencing the obligation of such Borrower to repay Alternate Currency Loans, as amended or modified from time to time and together with any promissory note or notes issued in exchange or replacement therefor.

     "ALTERNATE CURRENCY PERCENTAGE" means, with respect to any Alternate Currency Bank for any particular Alternate Currency, the percentage obtained by dividing (A) such Alternate Currency Bank's Alternate Currency Commitment at such time as set forth in the applicable Alternate Currency Addendum by (B) the aggregate of the Alternate Currency Commitments at such time of all Alternate

Currency Banks with respect to such Alternate Currency as set forth in the applicable Alternate Currency Addendum.

     "AMENDED CREDIT AGREEMENT" means that certain Amended and Restated Credit Agreement, dated as of September 30, 1998, by and among the Borrowers, the financial institutions parties thereto as lenders and the Agent.

     "APPLICABLE LETTER OF CREDIT FEE RATE" means a per annum rate equal to the Applicable Margin in respect of Revolving Loans that are Eurocurrency Loans, as determined from time to time pursuant to Section 2.3.
                                         -----------

     "APPLICABLE MARGIN" means, at any date of determination thereof with respect to any Advance, the commitment fees payable pursuant to Section 2.4 and
                                                                -----------
Letter of Credit fees, the respective rates per annum for such Advance, commitment fees and Letter of Credit fees calculated in accordance with the terms of Section 2.3, or, in the case of any Alternate Currency Loan, as set
         -----------
forth on the applicable Alternate Currency Addendum.

     "APPLICABLE PERCENTAGE" means, for any Lender, such Lender's Revolving Loan Percentage or Term Loan Percentage, as applicable.

     "APPROVED FUND" means, with respect to any Lender that is a fund or commingled investment vehicle that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

     "APPROXIMATE EQUIVALENT AMOUNT" of any currency with respect to any amount of Dollars shall mean the Equivalent Amount of such currency with respect to such amount of Dollars at such date (i) if such currency is Deutsche Marks, French Francs, Dutch Guilders or Sterling, rounded up to the nearest 100,000 of such currency and (ii) if such currency is any other Agreed Currency, rounded up to the nearest amount of such currency as determined by the Agent from time to time.

     "ARRANGER" means First Chicago Capital Markets, Inc.

     "ARTICLE" means an article of this Agreement unless another document is specifically referenced.

     "ASSET SALE" means, with respect to any Person, the sale, lease, conveyance, disposition or other transfer by such Person of any of its assets (including by way of a sale-leaseback transaction and including the sale or other transfer of any of the Equity Interests of any Subsidiary of such Person) other than (i) the sale of Inventory in the ordinary course of business and (ii) the sale or other disposition of any obsolete or worn-out property disposed of in the ordinary course of business.

     "ASSUMPTION LETTER" means a letter of a Subsidiary of the Company addressed to the Lenders in substantially the form of Exhibit A hereto pursuant to which
                                            ---------
such Subsidiary agrees to become a "BORROWING SUBSIDIARY" and agrees to be bound by the terms and conditions hereof.

     "BENEFIT PLAN" means a defined benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan) subject to Title IV of ERISA in respect of which the Company or any ERISA Affiliate is an "employer" as defined in
Section 3(5) of ERISA or with respect to which the Company or any ERISA Affiliate has any potential liability.

     "BORROWER" means, as applicable,  the Company, the Subsidiaries listed on
Schedule 1.1.2 and any other Borrowing Subsidiary, together with their
--------------
respective successors and assigns.

     "BORROWING BASE" means, as of any date of calculation, an amount, as set forth on the most current Borrowing Base Certificate delivered to the Agent, for the Company and its Consolidated Subsidiaries equal to: (i) seventy-five percent (75%) of the Gross Amount of Receivables; plus (ii) fifty percent (50%)
                                                  ----
of the Gross Amount of Inventory owned by the Company and its Consolidated Subsidiaries, minus (iii) the aggregate amount of trade payables owed to
              -----
creditors of the Subsidiaries of the Company that have not granted Liens on such Subsidiaries' Receivables.

     "BORROWING BASE CERTIFICATE" means a certificate, in substantially the form of Exhibit C attached hereto and made a part hereof, setting forth the Borrowing
   ---------
Base and the component calculations thereof.

     "BORROWING DATE" means a date on which an Advance or a Swing Loan is made hereunder.

     "BORROWING NOTICE" means a notice as provided in Section 2.1.1(ii), Section
                                                      -----------------  -------
2.1.2(ii), or Section 2.1.3(ii).
---------     -----------------

     "BORROWING SUBSIDIARY" means each of the Subsidiaries listed on Schedule
                                                                     --------
1.1.2 and any other domestic Subsidiary, Dutch Borrowing Subsidiary, French
-----
Borrowing Subsidiary, German Borrowing Subsidiary, or UK Borrowing Subsidiary duly designated by the Company pursuant to Section 2.5.14 hereof to request
                                           --------------
Advances hereunder, which Subsidiary shall have delivered to the Agent an Assumption Letter in accordance with Section 2.5.14 and such other documents,
                                     --------------
instruments and agreements as may be required pursuant to the terms of this Agreement.

     "BUSINESS DAY" means (i) with respect to any borrowing, payment or rate selection of or any currency conversion with respect to Eurocurrency Advances, a day other than Saturday or Sunday on which banks are open for business in Indianapolis, Indiana and New York, New York, on which dealings in Dollars are carried on in the London interbank market and, where funds are to be paid or made available in a currency other than Dollars (other than in Euro), on which commercial banks are open for domestic and international business (including dealings in deposits in such currency) in both London and the place where such funds are to be paid or made available, (ii) with respect to any borrowing, payment, or rate selection of Revolving Loans denominated in Euro, a day (other than a Saturday or Sunday) on which a suitable clearing system for the Euro is open for business as determined by the Agent, and (iii) for all other purposes, a day other than Saturday or Sunday on which banks are open for business in Indianapolis, Indiana and New York, New York.

     "CAPITAL EXPENDITURES" means, without duplication, any expenditures for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with U.
S. GAAP, excluding (i) expenditures of insurance proceeds to rebuild or replace any asset after a casualty loss, (ii) leasehold improvement expenditures for which the Company or a Subsidiary is reimbursed within a reasonable period of time by the lessor and (iii) expenditures of proceeds received in connection with any condemnation or eminent domain proceeding to replace any asset taken from the Company or a Subsidiary in such proceeding.

     "CAPITAL STOCK" means the equity securities of a corporation or societe anonyme, the voting partnership interests of a partnership and the voting membership interests of a limited liability company.

     "CAPITALIZED LEASE" means any lease the obligation for Rentals with respect to which is required to be capitalized on a balance sheet of the lessee in accordance with U.S. GAAP.

     "CASH EQUIVALENTS" means (i) marketable direct obligations issued or unconditionally guaranteed by the governments of the United States, France, England, Germany or The Netherlands and backed by the full faith and credit of such government; (ii) domestic, Deutsche Marks, French Francs, Dutch Guilders and Sterling and Eurocurrency certificates of deposit and time deposits, bankers' acceptances and floating rate certificates of deposit issued by any commercial bank organized under the laws of the United States of America, any state thereof or the District of Columbia, Germany, France, The Netherlands or England, or its branches or agencies; (iii) shares of money market, mutual or similar funds having assets in excess of $100,000,000 or the equivalent amount in Deutsche Marks, French Francs, Dutch Guilders or Sterling and the investments of which are limited to investment grade securities (i.e., securities rated at least Baa by Moody's or at least BBB by S&P); (iv) commercial paper of United States of America, German, French, Dutch, or English banks and bank holding companies and their subsidiaries and United States of America, German, French, Dutch and English finance, commercial, industrial or utility companies which, at the time of acquisition, are rated A-1 (or better) by S&P or P-1 (or better) by Moody's; and (v) at the reasonable discretion of the Agent or the Required Lenders, short term obligations, deposits, certificates, bankers' acceptances, shares or commercial paper denominated in currency other than Dollars, Deutsche Marks, French Francs, Dutch Guilders or Sterling which are easily transferrable into cash; provided that the maturities of all such Cash Equivalents shall not
           --------
exceed 365 days.

     "CHANGE IN CONTROL" means the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 25% or more of the outstanding shares of voting stock of the Company.

     "CODE" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

     "COLLATERAL" means all property and interests in property now owned or hereafter acquired by the Company or any of its Subsidiaries upon which a security interest, lien or mortgage is granted to the Agent, for the benefit of the Holders of Secured Obligations, or to the Agent, for the benefit of the

Lenders, whether under the Security Agreement, under the Collateral Documents or under any of the other Loan Documents.

     "COLLATERAL AGENT" means Credit Lyonnais, in its capacity as contractual representative of the Lenders, the Issuing Lenders, and the Swing Loan Lenders pursuant to Article XI, and not in its individual capacity as a Lender, Swing
            ----------
Loan Lender or Issuing Lender, and any successor Collateral Agent appointed pursuant to Article XI.
            ----------

     "COLLATERAL DOCUMENTS" means all agreements, instruments and documents executed in connection with this Agreement, including, without limitation the Security Agreement, Trademark Security Agreement, Patent Security Agreement, Subsidiary Guaranty, the Subsidiary Security Agreement, the Pledge Agreements, the Mortgages, the Tokheim Sofitam Charge, the Tokheim Sofitam Receivables Assignment, Tokheim Sofitam Pledge Agreement and the Contribution Agreement, together with all agreements and documents referred to therein or contemplated thereby for the purpose of securing or guaranteeing the Obligations.

     "COMMITMENT" means, for each Lender, collectively, such Lender's Revolving Loan Commitment and/or Term Loan Commitment.

     "COMPANY" means Tokheim Corporation, an Indiana corporation, and its successors and assigns, including a debtor-in-possession on behalf of the Company.

     "COMPANY PLEDGE AGREEMENTS" means each of (i) that certain Amended and Restated Pledge Agreement dated as of September 30, 1998 executed by the Company in favor of the Agent for the benefit of the Holders of Secured Obligations and
(ii) that certain Share Pledge Agreement dated as of September 30, 1998 executed by the Company in favor of the Agent for the benefit of the Holders of Secured Obligations, in each case, as amended, restated or otherwise modified from time to time.

     "COMPANY'S STATUS" is defined in Section 2.3.
                                      -----------

     "CONSOLIDATED NET INCOME" means for any period the amount of net income (or deficit) of the Company and its Consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with U.S. GAAP, excluding any net income (or net loss) of a Consolidated Subsidiary for any period during which it was not a Consolidated Subsidiary, or any net income (or net loss) of any business, properties or assets acquired (by way of merger, consolidation, purchase or otherwise) by the Company or any Consolidated Subsidiary for any period prior to the date of acquisition thereof.

     "CONSOLIDATED NET WORTH" means, at any date as of which the same is to be determined, the consolidated stockholders' equity of the Company and its Consolidated Subsidiaries, determined in accordance with U.S. GAAP (excluding the Company's minimum funding liability under ERISA with respect to Plans maintained by the Company and excluding foreign currency translation adjustments).

     "CONSOLIDATED SUBSIDIARY" means, at any date as of which the same is to be determined, any Subsidiary or other entity the accounts of which would be consolidated with those of the Company in its consolidated financial statements if such statements were prepared as of such date in accordance with U.S. GAAP.

     "CONTRIBUTION AGREEMENT" means the Amended and Restated Contribution Agreement dated as of September 30, 1998 by and among the Company and the Guarantor Subsidiaries, as amended, restated, supplemented or otherwise modified from time to time.

     "CONTROLLED GROUP" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

     "CONVERSION/CONTINUATION NOTICE" is defined in Section 2.2.3.
                                                    -------------

     "DEFAULT" means an event described in Article VII.
                                           -----------

     "DEUTSCHE MARKS" means the lawful currency of the Federal Republic of Germany.

     "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the later of (i) the Revolving Loan Termination Date and
(ii) the Term Loan Termination Date.

     "DOL" means the United States Department of Labor and any successor department or agency.

     "DOLLAR AMOUNT" of any currency at any date shall mean (i) the amount of such currency if such currency is Dollars or (ii) the Equivalent Amount of Dollars if such currency is any currency other than Dollars, calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Agent for such currency on the London market at 11:00 a.m., London time, two Business Days prior to the date on which such amount is to be determined.

     "DOLLARS" and "$" shall mean lawful money of the United States of America.

     "DUTCH BORROWING SUBSIDIARIES" means (i) each of the Subsidiaries listed on
Schedule 1.1.2 and identified as "Dutch Borrowing Subsidiaries" thereon and (ii)
--------------
each other Wholly-Owned Subsidiary of the Company organized under the laws of The Netherlands and added as a Borrowing Subsidiary pursuant to the terms of
Section 2.5.14 of this Agreement, and, in each case, their permitted successors
--------------
and assigns, including a debtor-in-possession on behalf of such Dutch Borrowing Subsidiary.

     "EBITDA" means, for any period, on a consolidated basis for the Company and its Consolidated Subsidiaries, the sum of: (i) Consolidated Net Income; plus
                                                                        ----
(ii) the portion of consolidated net income attributable to minority interests in the Company's Consolidated Subsidiaries not included in the calculation of Consolidated Net Income; plus (iii) to the extent deducted in
                         ----
determining Consolidated Net Income, income taxes paid or accrued; minus (iv)
                                                                   -----
extraordinary gains; plus (v) extraordinary losses; plus (vi) Interest Expense;
                     ----                           ----
plus (vii) depreciation; plus (viii) non-cash amortization expense, including,
----                     ----
without limitation, amortization of goodwill and other intangible assets; minus
                                                                          -----
(ix) interest income; plus (x) any non-recurring expenses related to the
                      ----
reorganization, restructuring and rationalization of the Company and its Subsidiaries (including the businesses purchased pursuant to the Sofitam Acquisition and the Schlumberger Acquisition, and Management Solutions, Inc.) which are charged to operating expenses when and as charged during the first four fiscal quarters following the Effective Date up to an aggregate amount not to exceed $25,000,000 as confirmed by independent certified public accountants in accordance with the terms of Section 6.1(i).
                                --------------

     "EFFECTIVE DATE" means September 30, 1998, the effective date of the Amended Credit Agreement.

     "ELIGIBLE CURRENCY" means any currency other than Dollars with respect to which the Agent has not given notice in accordance with Section 2.5.12 and that
                                                        --------------
is readily available, freely traded, in which deposits are customarily offered to banks in the London interbank market, convertible into Dollars in the international interbank market and as to which an Equivalent Amount may be readily calculated.


     "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock); provided, however, that
                                                       --------  -------
Equity Interests will not include any Incentive Arrangements or obligations or payments thereunder.

     "EQUIVALENT AMOUNT" of any currency with respect to any amount of Dollars at any date shall mean the equivalent in such currency of such amount of Dollars, calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Agent for such other currency at 11:00 a.m., London time, two Business Days prior to the date on which such amount is to be determined (i) if such currency is Sterling, Deutsche Marks, Dutch Guilders, or French Francs, rounded up to the nearest 100,000 of such currency and (ii) if such currency is any other Agreed Currency or Alternate Currency, rounded up to the nearest amount of such currency as determined by the Agent from time to time or agreed to by the applicable Alternate Currency Agent.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute.

     "ERISA AFFILIATE" means any (i) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as the Company, (ii) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with the Company, and (iii) member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) as the Company, any corporation described in clause (i) above or any partnership or trade or business described in clause
   ----------                                                            ------
(ii) above.
----

     "ESOP AGREEMENTS" means (a) the Assignment Agreements dated as of September 30, 1998 among Credit Lyonnais, Chicago Branch, Harris Trust and Savings Bank and Bank of America National Trust and Savings Association, as assignors and NBD Bank, N.A. as Agent for the ESOP Lenders, (b) Fourth Amendment to Loan and Guarantee Agreement dated as of September 30, 1998 among Tokheim, Fort Wayne National Bank as successor to Summit Bank as trustee for Retirement Savings Plan for Employees of Tokheim Corporation and Subsidiaries and NBD Bank, N.A. as Agent for the ESOP Lenders and (c) Fourth Amendment to Loan and Guarantee Agreement among Tokheim, Fort Wayne National Bank as successor to Norwest Bank Fort Wayne, N.A. f/k/a Lincoln National Bank & Trust Company as trustee for Retirement Savings Plan for Employees of Tokheim Corporation and Subsidiaries and NBD Bank, N.A. as Agent for the ESOP Lenders.

     "ESOP GUARANTY OBLIGATIONS" means the obligations of the Company as guarantor pursuant to the ESOP Loan Agreements.

     "ESOP LENDERS" means, upon consummation of the ESOP Agreements, the lenders under the ESOP Loan Agreements in the amounts set forth opposite such lenders' names under the heading "ESOP Lenders" on Schedule I hereof.
                                          ----------

     "ESOP LOAN AGREEMENTS" means the Loan and Guarantee Agreements pursuant to which the ESOP Loans were made.

     "ESOP LOANS" means those loans made pursuant to loan agreements amended pursuant to the ESOP Agreements.

     "EURO" means the euro referred to in the Council Regulation (EC) No. 1103/97 dated 17 June 1997 passed by the Council of the European Union, or, if different, the then lawful currency of the member states of the European Union that participate in the third stage of the Economic and Monetary Union.

     "EURO IMPLEMENTATION DATE" means the first date (currently expected to be January 1, 1999) on which the Euro becomes the currency of some or all of the member states of the European Union.

     "EUROCURRENCY ADVANCE" means an Advance which bears interest at a Eurocurrency Rate requested by the applicable Borrower pursuant to Section 2.2.
                                                                   -----------

     "EUROCURRENCY BASE RATE" means, with respect to any Eurocurrency Advance for any specified Interest Period, either (i) the rate of interest per annum equal to the rate for deposits in the applicable Agreed Currency of such Eurocurrency Advance with a maturity approximately equal to such Interest Period which appears on Telerate Page 3740 or Telerate Page 3750, as applicable, or, if there is more than one such rate, the average of such rates rounded to the nearest 1/100 of 1%, as of 11 a.m. (London time) two Business Days prior to the first day of such Interest Period or (ii) if no such rate of interest appears on Telerate Page 3740 or Telerate Page 3750, as applicable, for any specified Interest Period, the rate at which deposits in the applicable Agreed Currency are offered by the Agent to first-class banks in the London interbank market at approximately 11 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of the

Applicable Percentage of the Agent (in its capacity as a Lender) of such Eurocurrency Advance and having a maturity approximately equal to such Interest Period. The terms "Telerate Page 3740" and "Telerate Page 3750" mean the display designated as "Page 3740" and "Page 3750", as applicable, on the Associated Press-Dow Jones Telerate Service (or such other page as may replace Page 3740 or Page 3750, as applicable, on the Associated Press-Dow Jones Telerate Service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association interest rate settlement rates for the relevant Agreed Currency). Any Eurocurrency Base Rate determined on the basis of the rate displayed on Telerate Page 3740 or Telerate Page 3750 in accordance with the foregoing provisions of this subparagraph shall be subject to corrections, if any, made in such rate and displayed by the Associated Press-Dow Jones Telerate Service within one hour of the time when such rate is first displayed by such service.

     "EUROCURRENCY LOAN" means a Loan which bears interest at a Eurocurrency Rate requested by the applicable Borrower pursuant to Section 2.2.
                                                      -----------

     "EUROCURRENCY PAYMENT OFFICE" of the Agent or any Swing Loan Lender, as applicable, shall mean, for each of the Agreed Currencies, the office, branch or affiliate of the Agent or such Swing Loan Lender, as applicable, specified as the "EUROCURRENCY PAYMENT OFFICE" for such currency in Schedule I hereto or such
                                                       ----------
other office, branch, affiliate or correspondent bank of the Agent or such Swing Loan Lender as it may from time to time specify to the Company and each Lender as its Eurocurrency Payment Office.

     "EUROCURRENCY RATE" means, with respect to a Eurocurrency Advance for the relevant Interest Period, the sum of (a) the Eurocurrency Base Rate plus (b) the
                                                                    ----
percentage indicated as the Applicable Margin in connection with Eurocurrency Loans.

     "EXCESS CASH FLOW" means an amount equal to the Company's and its Subsidiaries' consolidated (i) EBITDA for such period, minus (ii) income taxes
                                                       -----
paid in cash for such period, minus (iii) Capital Expenditures paid in cash
                              -----
during such period, minus (iv) Interest Expense for such period, minus (v) any
                    -----                                        -----
payments of the principal portion of the Term Loans and of the principal portion of all other Indebtedness of the Company and its Subsidiaries during such period, minus (vi) the increase (or plus the decrease) in working capital during
        -----                       ----
such period, in each case as calculated in accordance with U.S. GAAP, minus
                                                                      -----
(vii) the decrease during such period in the reserve account created in connection with each of the Schlumberger Acquisition and the Sofitam Acquisition, minus, without duplication of any of the foregoing, (viii) any non-
             -----
recurring cash expenses related to the reorganization, restructuring and rationalization of the Company and its Subsidiaries (including the businesses purchased pursuant to the Schlumberger Acquisition) which are charged to operating expenses when and as charged, minus (ix) any non-recurring cash
                                        -----
charges related to the acquisition, reorganization, restructuring and rationalization of Management Solutions, Inc. when and as charged, minus (x)
                                                                   -----
extraordinary losses other than non-cash extraordinary losses.

     "EXISTING LETTERS OF CREDIT" means those letters of credit issued for the account of the Company and listed on Schedule 1.1.1.
                                     --------------

     "FAIR MARKET VALUE" means, with respect to any asset, the value of the consideration obtainable in a sale of such asset in the open market, assuming a sale by a willing seller to a willing purchaser dealing at arm's length and arranged in an orderly manner over a reasonable period of time, each having reasonable knowledge of the nature and characteristics of such asset, neither being under any compulsion to act, determined (i) in good faith by the board of directors of the Company or (ii) in an appraisal of such asset, provided that
                                                                --------
such appraisal was performed relatively contemporaneously with such sale by an independent third party appraiser and the basic assumptions underlying such appraisal have not materially changed since the date thereof.

     "FEDERAL FUNDS EFFECTIVE RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to (i) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York; or (ii) if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Indianapolis time) for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by the Agent.

     "FEE LETTERS" is defined in Section 2.4.2.
                                 -------------

     "FINANCIAL OFFICER" means the Executive Vice President and Chief Financial Officer, the Corporate Treasurer or such other officer of the Company as may be designated by the Company from time to time.

     "FINANCING" means, with respect to any Person, the issuance or sale by such Person of any Equity Interests of such Person (other than any such issuances or sales to the Company or a Subsidiary of the Company by a Subsidiary of the Company) or any Indebtedness consisting of debt securities of such Person (other than issuances of Indebtedness permitted pursuant to Section 6.18).
                                                     ------------

     "FIRREA" means the Financial Institutions Reform, Recovery, and Enforcement Act of 1983, as amended, modified or supplemented from time to time.

     "FIXED CHARGE COVERAGE RATIO" means the ratio of: (i) the sum, without duplication, of the amounts of (a) EBITDA, minus (b) Capital Expenditures to
                                           -----
(ii) the sum, without duplication of the amounts of (a) Interest Expense, plus
                                                                          ----
(b) scheduled amortization of the principal portion of all Indebtedness of the Company and its Subsidiaries during such period, plus (c) any cash payments with
                                                 ----
respect to income taxes of the Company and its Consolidated Subsidiaries, plus
                                                                          ----
(d) all payments consisting of dividends, redemptions, repurchases, acquisitions or other retirements of the Company's Capital Stock (excluding (to avoid duplication) dividends used to fund payments included in clauses (ii)(a) and (b)
                                                         ---------------     ---
above required to be paid on the Capital Stock owned by the Company's Employee Stock Ownership Plan and, after the ESOP Loans are repaid, excluding dividends used to fund the Company's obligations to the Company's Employee Stock Ownership Plan, to the extent previously deducted in determining Consolidated Net Income), plus (e) any minimum funding requirement for any Plan that provides for defined
----
benefits. In each case, the Fixed Charge Coverage Ratio shall be determined as of the last day of each fiscal quarter for the four-quarter period ending such day

(provided, however, for the first four of such calculations made after the date of this Agreement, such calculations shall be done based upon the period commencing with the Effective Date and ending with the quarterly period then ended).

     "FOREIGN EMPLOYEE BENEFIT PLAN" means any employee benefit plan as defined in Section 3(3) of ERISA which is maintained or contributed to for the benefit of the employees of the Company, any of its Subsidiaries or any members of its Controlled Group and is not covered by ERISA pursuant to ERISA Section 4(b)(4).

     "FOREIGN PENSION PLAN" means any employee benefit plan as described in
Section 3(3) of ERISA which (i) is maintained or contributed to for the benefit of employees of the Company, any of its Subsidiaries or any of its ERISA Affiliates, (ii) is not covered by ERISA pursuant to Section 4(b)(4) of ERISA, and (iii) under applicable local law, is required to be funded through a trust or other funding vehicle.

     "FRENCH BORROWING SUBSIDIARIES" means (i) the Subsidiaries listed on
Schedule 1.1.2 and identified as "French Borrowing Subsidiaries" thereon and
--------------
(ii) each other Wholly-Owned Subsidiary of the Company organized under the laws of the Republic of France and added as a Borrowing Subsidiary pursuant to the terms of Section 2.5.14 of this Agreement, and, in each case, their permitted
         --------------
successors and assigns, including a debtor-in-possession on behalf of such French Borrowing Subsidiary.

     "FRENCH FRANCS" means the lawful currency of the Republic of France.

     "FRENCH LENDING INSTALLATIONS" shall mean the Lending Installations identified as the French Lending Installations on Schedule II and which are
                                                  -----------
acting as Lenders with respect to Loans to the French Borrowing Subsidiaries.

     "FRENCH LOAN DOCUMENTS" means the Notes executed by Tokheim Sofitam, the Tokheim Sofitam Charge, the Tokheim Sofitam Receivables Assignment and the Tokheim Sofitam Pledge Agreement.

     "GASBOY" means Gasboy International, Inc., a Pennsylvania corporation, together with its successors and assigns.

     "GASBOY PLEDGE AGREEMENT" means that certain Amended and Restated Pledge Agreement dated as of September 30, 1998 executed by Gasboy International, Inc. in favor of the Agent for the benefit of the Holders of Secured Obligations, as amended, restated or otherwise modified from time to time.

     "GERMAN BORROWING SUBSIDIARIES" means (i) the Subsidiaries listed on
Schedule 1.1.2 and identified as "German Borrowing Subsidiaries" thereon and
--------------
(ii) each other Wholly-Owned Subsidiary of the Company organized under the laws of Germany and added as a Borrowing Subsidiary pursuant to the terms of Section
                                                                        -------
2.5.14 of this Agreement, and, in each case, their permitted successors and
------
assigns, including a debtor-in-possession on behalf of such German Borrowing Subsidiary.

     "GROSS AMOUNT OF INVENTORY" means Inventory of the Borrowers and their Consolidated Subsidiaries, valued at the lower of cost determined on a first-in-first-out basis (determined in accordance with U.S. GAAP, consistently applied) or market value less such reserves as the Agent elects to establish in accordance with its reasonable credit judgment (which credit judgment shall be exercised in a manner that is not arbitrary or capricious).

     "GROSS AMOUNT OF RECEIVABLES" means the outstanding face amount of Receivables of the Borrowers and their Consolidated Subsidiaries, determined in accordance with U.S. GAAP, consistently applied, less such reserves as the Agent elects to establish in accordance with its reasonable credit judgment (which credit judgment shall be exercised in a manner that is not arbitrary or capricious).

     "GROSS NEGLIGENCE" means either recklessness or actions taken or omitted with conscious indifference to or the complete disregard of consequences. Gross Negligence does not mean the absence of ordinary care or diligence, or an inadvertent act or inadvertent failure to act. If the term "gross negligence" is used with respect to the Agent or any Lender, Issuing Lender or Swing Loan Lender or any indemnitee in any of the other Loan Documents, it shall have the meaning set forth herein.

     "GUARANTEED OBLIGATIONS" is defined in Section 9.1.
                                            -----------

     "GUARANTOR SUBSIDIARY" means a domestic Subsidiary of the Company party to the Subsidiary Security Agreement.

     "GUARANTY" of any Person means any agreement by which such person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes liable upon, the obligation of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person or otherwise assures any creditor of such other Person against loss, and shall include, without limitation, the contingent liability of such Person under or in relation to any Letter of Credit and disclosed support agreements, but shall exclude endorsements for collection or deposit in the ordinary course of business.

     "HOLDERS OF SECURED OBLIGATIONS" means the holders of the Secured Obligations from time to time and shall include their respective successors, transferees and assigns.

     "INCENTIVE ARRANGEMENTS" means any stock appreciation rights, "phantom" stock plans, employment agreements, non-competition agreements, subscription and stockholders agreements and other incentive and bonus plans and similar arrangements made in connection with the retention of executives, directors, officers or employees of the Company and its Subsidiaries.

     "INDEBTEDNESS" means, with respect to any Person, without duplication, such Person's (i) obligations for borrowed money calculated in accordance with U.S. GAAP with overdraft liabilities netted against cash and Cash Equivalents, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) the principal component of obligations pursuant to Capitalized Leases, and (vi) obligations for which such person is obligated pursuant to a Guaranty of obligations of the type described in clauses (i) through (v) above. The amount of any such Guaranty shall be
   -----------         ---
deemed to be an amount equal to the determinable amount of the primary obligation in respect of which such Guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

     "INTEREST EXPENSE" means, for any period, the total gross interest expense of the Company and its Consolidated Subsidiaries, whether paid or accrued (including the interest component of Capitalized Leases), but excluding interest expense not payable in cash (including amortization of discount), all as determined in conformity with U.S. GAAP.

     "INTEREST EXPENSE COVERAGE RATIO" means the ratio of (i) EBITDA to (ii) Interest Expense. In each case, the Interest Expense Coverage Ratio shall be determined as of the last day of each fiscal quarter for the four-quarter period ending such day (provided, however, for the first four of such calculations made after the date of this Agreement, such calculations shall be done based upon the period commencing with the Effective Date and ending with the quarterly period then ended).

     "INTEREST PERIOD" means, (i) any Alternate Currency Interest Period or (ii) with respect to a Eurocurrency Advance or a Eurocurrency Loan, a period of one, two, three or six months commencing on a Business Day selected by the applicable Borrower pursuant to this Agreement; provided, however, notwithstanding anything
                                     --------  -------
in this Agreement to the contrary and only at the Agent's sole option, for the period from the Effective Date to the earlier of (y) the date that is 90 days after the Effective Date and (z) the date upon which the Arranger confirms that the loan syndication process has been complete (the "SYNDICATION PERIOD"), "Interest Period" means, with respect to a Eurocurrency Loan, a period of seven
(7) days, provided that during such period all Interest Periods shall end on the same day. Other than during the Syndication Period, such Interest Period shall end on (but exclude) the day which corresponds numerically to such date of commencement one, two, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new month, such Interest Period shall end on the immediately preceding Business Day.

     "INTEREST RATE AGREEMENTS" is defined in Section 6.22.
                                              ------------

     "INVENTORY" shall mean any and all goods, including, without limitation, goods in transit, wheresoever located, whether now owned or hereafter acquired by the Company or any of its Subsidiaries, which are held for sale or lease, furnished under any contract of service or held as raw materials, work in process or supplies, and all materials used or consumed in the business of the Company or any of its Subsidiaries, and shall include all right, title and interest of the Company or any of its Subsidiaries in any property the sale or other disposition of which has given rise to Receivables and which has been returned to or repossessed or stopped in transit by the Company or any of its Subsidiaries.

     "INVESTMENT" means, with respect to any Person, (i) any purchase or other acquisition by that Person of stock, partnership interest, limited liability company membership interest, notes, debentures or other securities, or of a beneficial interest in stock, partnership interest, limited liability company membership interest, notes, debentures or other securities, issued by any other Person, (ii) any purchase by that Person of all or substantially all of the assets of a business conducted by another Person, and (iii) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable, advances to employees and similar items made or incurred in the ordinary course of business) or capital contribution by that Person to any other Person, including all Indebtedness to such Person arising from a sale of property by such Person other than in the ordinary course of its business.

     "IRS" means the Internal Revenue Service and any Person succeeding to the functions thereof.

     "ISSUING LENDER" is defined in Section 2.6.1.
                                    -------------

     "L/C DRAFT" means a draft drawn on any Issuing Lender pursuant to any of the Letters of Credit.

     "L/C INTEREST" has the meaning specified in Section 2.6.2.
                                                 -------------

     "L/C OBLIGATIONS" means an amount equal to the sum (without duplication) of
(i) the aggregate of the amount then available for drawing under each of the Letters of Credit, (ii) the face amounts of all outstanding L/C Drafts corresponding to the Letters of Credit, which L/C Drafts have been accepted by the applicable Issuing Lender and (iii) the aggregate outstanding amount of Reimbursement Obligations at such time.

     "LENDERS" means the financial institutions listed on the signature pages of this Agreement and their respective successors and assigns including, without limitation, any Lender which becomes party to this Agreement pursuant to Section
                                                                         -------
13.3.
----

     "LENDING INSTALLATION" means any office, branch, subsidiary or affiliate of any Lender or the Agent.

     "LETTER OF CREDIT" means any of the Existing Letters of Credit or any standby letter of credit issued pursuant to Section 2.6 hereof.
                                            -----------

     "LETTER OF CREDIT FEE" is defined in Section 2.6.5.
                                           -------------

     "LEVEL I STATUS" is defined in Section 2.3.
                                    -----------

     "LEVEL II STATUS" is defined in Section 2.3.
                                     -----------

     "LEVEL III STATUS" is defined in Section 2.3.
                                      -----------

     "LEVEL IV STATUS" is defined in Section 2.3.
                                     -----------

     "LEVEL V STATUS" is defined in Section 2.3.
                                    -----------

     "LEVEL VI STATUS" is defined in Section 2.3.
                                     -----------

     "LEVERAGE RATIO" means the ratio of (i) the sum of (w) Indebtedness of the Company and its Consolidated Subsidiaries (including letters of credit and guaranties) on a consolidated basis, minus (x) the aggregate outstanding
                                     -----
principal amount of the Seller Junior Subordinated Note, minus (y) the portion
                                                         -----
of any notes issued by the Company or any of its Subsidiaries in lieu of the cash payment of interest, in each case as of the date of determination to (ii) EBITDA. The Leverage Ratio shall be calculated, in each case, determined as of the last day of each fiscal quarter beginning with the fiscal quarter ending February 28, 1999 based upon (A) for Indebtedness, as of the last day of each such fiscal quarter; and (B) for EBITDA, the actual amount for the four-quarter period ending on such day; provided, however, that for the first three of such
                           --------  -------
fiscal quarters, the computation of EBITDA will be calculated on an annualized year-to-date basis for the period commencing with the Effective Date through the end of such fiscal quarter using the following formula: (x) for the first such fiscal quarter, EBITDA shall be multiplied by a factor of four (4); (y) for the second such fiscal quarter, EBITDA for two quarters shall be multiplied by a factor of two (2); and (z) for the third such fiscal quarter, EBITDA for the three quarters shall be multiplied by a factor of one and one-third (1.333).

     "LIEN" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

     "LOAN" means, (i) with respect to a Lender, such Lender's portion, if any, of any Advance, (ii) with respect to a Swing Loan Lender, such Swing Loan Lender's Swing Loans, (iii) with respect to any Alternate Currency Bank, such Alternate Currency Bank's Alternate Currency Loan, and (iv) collectively, with respect to all Lenders, all Term Loans, Revolving Loans, Swing Loans and Alternate Currency Loans.

     "LOAN DOCUMENTS" means this Agreement, the Notes, the Collateral Documents, the French Loan Documents, the Assumption Letters, all Alternate Currency Addenda, the applications, reimbursement agreements, the other instruments and agreements related to the Letters of Credit and L/C Interests.

     "MATERIAL ADVERSE CHANGE" means any change in the business, Property, condition (financial or otherwise) or results of operations or prospects of (i) the Company , (ii) the Company and its domestic Subsidiaries taken as a whole or
(iii) the non-domestic Subsidiaries including those Subsidiaries acquired pursuant to the Schlumberger Acquisition taken as a whole, in each case, which could reasonably be expected to have a Material Adverse Effect.

     "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the business, Property, condition (financial or otherwise) or results of operations or prospects of (a) the Company, (b) the Company and its domestic Subsidiaries taken as a whole, or (c) the non-domestic Subsidiaries including those Subsidiaries acquired pursuant to the Schlumberger Acquisition, taken as a whole
(ii) the ability of any of the Borrowers to perform their obligations under the Loan Documents, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent, the Lenders, the Issuing Lenders or the Swing Loan Lenders thereunder.

     "MATERIAL SUBSIDIARY" means, at any time, any Subsidiary which as of such time has assets in excess of $10,000,000.

     "MAXIMUM REVOLVING CREDIT AMOUNT" means, at any particular time, the lesser of (A) the Aggregate Revolving Loan Commitment at such time minus $25,000,000 until the Tokheim Sofitam Charge, the Tokheim Sofitam Pledge Agreement and the Tokheim Sofitam Receivable Assignment have been duly executed and delivered to the Agent, and registered in accordance with French law, together with opinions of French counsel acceptable to the Agent, and (B) the Borrowing Base at such time minus $25,000,000 until the Tokheim Sofitam Charge, the Tokheim Sofitam Pledge Agreement and the Tokheim Sofitam Receivable Assignment have been duly executed and delivered to the Agent, and registered in accordance with French law, together with opinions of French counsel acceptable to the Agent.

     "MOODY'S" means Moody's Investors Service, Inc. or any rating agency which is generally recognized as a successor thereto.

     "MORTGAGES" means those amended and restated mortgages dated as of September 30, 1998 executed by the Company with respect to its owned real estate in Allen County, Steuben County and Daviess County, Indiana Montgomery County, Pennsylvania, and Bonham, Texas, each as amended, restated or otherwise modified from time to time.

     "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA subject to Title IV of ERISA and which is contributed to by either the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate has potential liability.

     "NATIONAL CURRENCY UNIT" means the unit of currency (other than a Euro unit) of each member state of the European Union that participates in the third stage of Economic and Monetary Union.

     "NET CASH PROCEEDS" means, with respect to any Asset Sale or Financing by any Person, (a) cash (freely convertible into Dollars) received by such Person or any Subsidiary of such Person from such Asset Sale (including cash received as consideration for the assumption or incurrence of liabilities incurred in connection with or in anticipation of such Asset Sale) or Financing, after (i) provision for all income or other taxes measured by or resulting from such Asset Sale or Financing, (ii) payment of all brokerage commissions and other fees and expenses related to such Asset Sale or Financing, (iii) all amounts used to repay Indebtedness secured by a Lien on any asset disposed of in such Asset Sale or which is or may be required (by the express terms of the instrument governing such Indebtedness) to be repaid in connection with such Asset Sale (including payments made to obtain or avoid the need for the consent of any holder of such Indebtedness), and (iv) deduction of appropriate amounts to be provided by such Person or a Subsidiary of such Person as a reserve, in accordance with U.S. GAAP, against any liabilities associated with the assets sold or disposed of in such Asset Sale and retained by such Person or a Subsidiary of such Person after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such Asset Sale; and (b) cash payments in respect of any other consideration received by such Person or any Subsidiary of such Person from such Asset Sale or Financing upon receipt of such cash payments by such Person or such Subsidiary.

     "NEW CURRENCY" is defined in Section 2.5.7.
                                  -------------

     "NON-DOMESTIC BORROWING SUBSIDIARIES" means all Borrowing Subsidiaries of the Company other than domestic Borrowing Subsidiaries.

     "NOTE" means any Revolving Note, Swing Loan Note, Term Note or any Note issued to evidence the Alternate Currency Loans.

     "NOTE PLEDGE AGREEMENTS" means each of (i) that certain Amended and Restated Note Pledge Agreement dated as of September 30, 1998 executed by the Company in favor of the Agent for the benefit of the Holders of Secured Obligations and (ii) that certain Note Pledge Agreement dated as of September 30, 1998 executed by Tokheim RPS, LLC in favor of the Agent for the benefit of the Holders of Secured Obligations, as amended, restated or otherwise modified from time to time.

     "NOTICE OF ASSIGNMENT" is defined in Section 13.3.2.
                                          --------------

     "OBLIGATIONS" means all Loans, Advances, debts, liabilities, obligations, covenants and duties owing by the Company or any of its Subsidiaries to the Agent, any Lender, any Issuing Lender, any Swing Loan Lender, any Affiliate of the Agent, any Lender, any Issuing Lender or any Swing Loan Lender, or any indemnitee, of any kind or nature, present or future, arising under this Agreement, the Notes, the Letters of Credit, the ESOP Guaranty Obligations, the Collateral Documents, any other Loan Document, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification, or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest charges, expenses, fees, attorneys' fees and disbursements, paralegals' fees, and any other sum chargeable to the Company or any of its Subsidiaries under this Agreement or any other Loan Document.

     "OFF BALANCE SHEET LIABILITIES" of a Person means (a) any repurchase obligation or liability of such Person or any of its Subsidiaries with respect to accounts or notes receivable sold by such Person or any of its Subsidiaries,
(b) any liability under any Sale and Leaseback Transactions which do not create a liability on the consolidated balance sheet of such Person (c) any liability under any financing lease or so-called "synthetic" lease transaction, or (d) any obligations arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheets of such Person and its Subsidiaries excluding leases that are not Capitalized Leases.

     "OPTION AGREEMENT" means the Option Agreement dated as of May 7, 1996 by and between the Company and Sofitam.

     "ORIGINAL CURRENCY" is defined in Section 2.5.7.
                                       -------------

     "PBGC" means the Pension Benefit Guaranty Corporation or any Person succeeding to the function thereof.

     "PAYMENT DATE" means the last Business Day of each calendar quarter.

     "PERCENTAGE" means, with respect to any Lender, (i) at any time prior to the Effective Date, the percentage obtained by dividing (A) such Lender's Commitments at such time (in each case, as adjusted from time to time in accordance with the provisions of this Agreement) by (B) the sum of the Aggregate Term Loan Commitment and the Aggregate Revolving Loan Commitment at such time and (ii) at any time after the Effective Date, the percentage obtained by dividing (A) the sum of such Lender's Term Loans and Revolving Loan Commitment (excluding, to avoid duplication, the Revolving Loan Commitment of any French Lending Installation that is an affiliate of such Lender) at such time (in each case, as adjusted from time to time in accordance with the provisions of this Agreement) by (B) the sum of the aggregate amount of all of the Term Loans and the Aggregate Revolving Loan Commitment at such time; provided, however, if all of the Commitments are terminated pursuant to the
--------  -------
terms of this Agreement, then "Percentage" means the percentage obtained by dividing (i) the sum of (a) such Lender's Term Loans and Revolving Loans, plus
                                                                          ----
(b) such Lender's share of the obligation to purchase participations in Swing Line Loans and Alternate Currency Loans, plus (c) such Lender's share of the
                                         ----
obligation to purchase participations in Letters of Credit by (ii) the sum of
(a) the aggregate amount of all Term Loans, Revolving Loans plus (b) the
                                                            ----
aggregate Dollar Amount of all Swing Line Loans and Alternate Currency Loans, plus (c) the aggregate outstanding amount of all Letters of Credit.
----

     "PERMITTED INDEBTEDNESS" means the ESOP Loans and the Permitted Subordinated Debt.

     "PERMITTED LIEN" means a Lien permitted pursuant to Section 6.10.
                                                         ------------

     "PERMITTED REFINANCING INDEBTEDNESS" means any replacement, renewal, exchange, refinancing or extension of any Indebtedness permitted by this Agreement that (i) does not exceed the aggregate principal amount (plus accrued interest and any applicable premium and associated fees and expenses) of the Indebtedness being replaced, renewed, refinanced or extended, (ii) does not have a Weighted Average Life to Maturity at the time of such replacement, renewal, refinancing or extension that is less than the Weighted Average Life to Maturity of the Indebtedness being replaced, renewed, refinanced or extended, and (iii) does not contain terms (including, without limitation, terms relating to security, amortization, interest rate, premiums, fees, subordination, blockage, standstills, covenants, event of default and remedies) less favorable in any case to the Company, any Borrowing Subsidiary, the Agent, the Lenders or the ESOP Lenders than those applicable to the Indebtedness being replaced, renewed, refinanced or extended.

     "PERMITTED SUBORDINATED DEBT" means Indebtedness evidenced by the Seller Subordinated Notes and Permitted Refinancing Indebtedness in respect thereof.

     "PERSON" means any corporation, limited liability company, natural person, firm, joint venture, partnership, trust, unincorporated organization, enterprise, government or any department or agency of any government.

     "PLAN" means any employee benefit plan defined in Section 3(3) of ERISA in respect of which the Company or any ERISA Affiliate is an "employer" as defined in Section 3(5) of ERISA or with respect to which the Company or any ERISA Affiliate has any potential liability.

     "PLEDGE AGREEMENTS" means the Company Pledge Agreements, the Note Pledge Agreements, the TIC Pledge Agreements, the Gasboy Pledge Agreement, and the Tokheim Sofitam Pledge Agreement.

     "PRIME RATE" means, on any day, the highest "prime rate" of interest quoted by The Wall Street Journal as the "base rate on corporate loans at large U.S.
   -----------------------
money center commercial banks" on such day or, if The Wall Street Journal is not
                                                  -----------------------
published on such day, the then most recent day of publication); provided,
                                                                 --------
however, that in the event that The Wall Street Journal ceases quoting a "prime
-------                         -----------------------
rate" of the type described, "Prime Rate" means, on any day, the highest per annum rate of interest then most recently quoted as the "Bank Prime Loan" rate for "This week" in Statistical Release H.15 (519) published from time to time by the Federal Reserve Board or any successor publication of the Board of Governors of the Federal Reserve System.

     "PROPERTY" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

     "PURCHASERS" is defined in Section 13.3.1.
                                --------------

     "QUALIFYING BANK" means:

     (a) in the case of a Lender which is not a Purchaser, a "bank" as defined in section 840A of the Income and Corporation Taxes Act 1988 of the United Kingdom which, at the time when the interest is paid, is within the charge to United Kingdom corporation tax as respects interest receivable by it under or pursuant to this Agreement; and

     (b) in the case of a Purchaser, a person who, at the time when the interest is paid, is within the charge to United Kingdom corporation tax as respects interest receivable by it under or pursuant to this Agreement.

     "RATE HEDGING OBLIGATIONS" of a Person means any and all net obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired

(including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, or any similar derivative transactions and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

     "RECEIVABLE(S)" means and includes all of the Company's and its Subsidiaries' presently existing and hereafter arising or acquired accounts, accounts receivable, and all present and future rights of the Company and its Subsidiaries to payment for goods sold or leased or for services rendered (except those evidenced by instruments or chattel paper), whether or not they have been earned by performance, and all rights in any merchandise or goods which any of the same may represent, and all rights, title, security and guaranties with respect to each of the foregoing, including, without limitation, any right of stoppage in transit.

     "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

     "REGULATION T" means Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by and to brokers and dealers of Securities for the purpose of purchasing or carrying margin stock (as defined therein).

     "REGULATIONS U AND X" means Regulations U and X of the Board of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulations or official interpretations of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

     "REIMBURSEMENT OBLIGATION" is defined in Section 2.6.3.
                                              -------------

     "RENTALS" means and includes all fixed rents (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Company or a Subsidiary, as lessee or sublessee under a lease of real or personal property which is not a Capitalized Lease, but shall be exclusive of any amounts required to be paid by the Company or a Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called, "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

     "REPORTABLE EVENT" means any of the events described in Section 4043 of ERISA for which the 30-day notice requirement has been waived by regulation (other than events described in ERISA (S)4043(c)(1) or (5)).

     "REQUEST FOR A NEW ALTERNATE CURRENCY FACILITY" shall have the meaning ascribed thereto in Section 2.1.4(ii).
                    -----------------

     "REQUIRED LENDERS" means Lenders having, in the aggregate, Percentages greater than fifty percent (50%); provided, however, that in the event any of
                                  --------  -------
the Lenders shall have failed to fund its Revolving Loan Percentage of any Revolving Loan requested by any Borrower, any participation in any Letter of Credit, any participation in any Alternate Currency Loan pursuant to Section
                                                                     -------
2.1.4(v), or any refunding of or participation in any Swing Loan which such
--------
Lenders are obligated to fund under the terms of this Agreement and any such failure has not been cured, then for so long as such failure continues, "REQUIRED LENDERS" means Lenders (excluding all Lenders whose failure to fund their respective Revolving Loan Percentages of such Revolving Loans or purchase such participation has not been cured) whose Percentages exceed fifty percent (50%) of the aggregate Percentages of such non-defaulting Lenders; provided,
                                                                   --------
further, however, that, if the Commitments have been terminated pursuant to the
-------  -------
terms of this Agreement, "REQUIRED LENDERS" means Lenders (without regard to such Lenders' performance of their respective obligations hereunder) whose aggregate ratable shares (stated as a percentage) of the aggregate outstanding principal balance of all Loans and L/C Obligations are greater than fifty percent (50%).

     "REVOLVING CREDIT AVAILABILITY" means, at any particular time, the amount by which the Maximum Revolving Credit Amount at such time exceeds the Revolving Credit Obligations at such time.

     "REVOLVING CREDIT OBLIGATIONS" means, at any particular time, the sum of
(i) the Dollar Amount of the aggregate unpaid principal balance of the Revolving Loans at such time, plus (ii) the Dollar Amount of the outstanding principal
                    ----
amount of the Swing Loan Obligations at such time, plus (iii) the Dollar Amount
                                                   ----
of the L/C Obligations at such time plus (iv) the Dollar Amount of the outstanding principal amount of the Alternate Currency Loans at such time.

     "REVOLVING LOAN" is defined in Section 2.1.1.
                                    -------------

     "REVOLVING LOAN COMMITMENT" means, for each Lender, the obligation of the Lender to make Revolving Loans to the Borrowers, to purchase participations in Letters of Credit and to participate in Swing Loans and Alternate Currency Loans pursuant to Section 2.1.4 not exceeding the amount set forth opposite the name
            -------------
of such Lender under the heading "Revolving Loan Commitment" on Schedule I
                                                                ----------
hereof or as set forth in an applicable Assignment Agreement in the form of Exhibit B hereto received by the Agent under the terms of Section 13.3, as such
---------                                                 ------------
amount may be modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable assignment and acceptance.

     "REVOLVING LOAN PERCENTAGE" means, with respect to any Lender, the percentage obtained by dividing (A) the then aggregate amount of such Lender's Revolving Loan Commitment (as adjusted from time to time in accordance with the provisions of this Agreement) by (B) the Aggregate Revolving Loan Commitment at such time; provided, however, if all
                                                      --------  -------
of the Commitments are terminated pursuant to the terms of this Agreement, then "Revolving Loan Percentage" means the percentage obtained by dividing (i) the sum of (a) the Dollar Amount of such Lender's Revolving Loans, plus (b) such
                                                               ----
Lender's share of the obligation to purchase participations in Swing Line Loans and Alternate Currency Loans, plus (c) such Lender's share of the obligation to
                              ----
purchase participations in Letters of Credit by (ii) the sum of (a) the aggregate Dollar Amount of all Revolving Loans, plus (b) the aggregate Dollar
                                                ----
Amount of all Swing Loans and Alternate Currency Loans, plus (c) the aggregate
                                                        ----
outstanding Dollar Amount of all Letters of Credit.

     "REVOLVING LOAN TERMINATION DATE" means September 30, 2004.

     "REVOLVING NOTES" means the Amended and Restated Revolving Notes executed by the Company, the Subsidiaries listed on Schedule 1.1.2, and any other
                                           --------------
Borrowing Subsidiaries, in favor of the Lenders evidencing the Revolving Loans and the Revolving Loan Commitment, including any amendment, restatement, modification, renewal or replacement of such Revolving Note.

     "S&P" means Standard and Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc., or any rating agency which is generally recognized as a successor thereto.

     "SALE AND LEASEBACK TRANSACTION" means any sale or other transfer of Property by any Person with intent to lease such Property as lessee pursuant to a Capitalized Lease .

     "SCHLUMBERGER" means Schlumberger Limited, a corporation organized under the laws of the Netherlands Antilles.

     "SCHLUMBERGER ACQUISITION" means the Acquisition of the fuel dispenser, manufacturing, sales and service business units of Schlumberger by the Company or its Subsidiaries pursuant to the Acquisition Agreement.

     "SECTION" means a numbered section of this Agreement, unless another document is specifically referenced.

     "SECURED OBLIGATIONS" means, collectively, (i) the Obligations and (ii) all Rate Hedging Obligations, if any, payable by the Company or any of its Subsidiaries to one or more of the Lenders or an Affiliate of a Lender.

     "SECURITY" shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

     "SECURITY AGREEMENT" means the Amended and Restated Security Agreement dated as of September 30, 1998 by and between the Company and the Agent.

     "SELLER EQUITY INTERESTS" means the Warrants exercisable for shares of the common stock of Tokheim issued by Tokheim to Schlumberger Limited in payment of a portion not less than

$20,000,000 of the purchase price for the Schlumberger Acquisition and any other Equity Interests issued to Schlumberger Limited or any other Person by Tokheim in payment of, or to finance payment of, a portion of the purchase price for the Schlumberger Acquisition.

     "SELLER JUNIOR SUBORDINATED NOTE" means that certain Junior Subordinated
Note in the original principal amount of not less than $40,000,000 and any additional principal amount accruing from the payment of interest, originally issued to Schlumberger Limited by Tokheim in payment of a portion of not less than $40,000,000 of the purchase price for the Schlumberger Acquisition as amended, restated or otherwise modified from time to time to time in accordance with Section 6.27.
     ------------

     "SELLER SENIOR SUBORDINATED NOTE" means that certain Senior Subordinated
Note in the original principal amount of not less than $170,000,000 and any additional principal amount accruing from the payment of interest, originally issued to Schlumberger Limited by Tokheim in payment of a portion of not less than $170,000,000 of the purchase price for the Schlumberger Acquisition as amended, restated or otherwise modified from time to time to time in accordance with Section 6.27.
     ------------

     "SELLER SUBORDINATED NOTES" means the Seller Senior Subordinated Note, the Seller Junior Subordinated Note and any other subordinated note issued to Schlumberger Limited or any other Person by Tokheim in payment of, or to finance payment of, a portion of the purchase price for the Schlumberger Acquisition in each case as amended, restated or otherwise modified from time to time in accordance with Section 6.27 and shall include the Roll-Over Notes (as defined
                ------------
in the Seller Senior Subordinated Notes).

     "SENIOR LEVERAGE RATIO" means the ratio of (i) the sum of (w) Indebtedness of the Company and its Consolidated Subsidiaries (including letters of credit and guaranties) on a consolidated basis, minus (x) the aggregate outstanding
                                         -----
principal amount of the Seller Subordinated Notes and any subordinated notes issued as Permitted Refinancing Indebtedness, minus (y) the portion of any notes
                                              -----
issued by the Company or any of its Subsidiaries in lieu of the cash payment of interest, in each case as of the date of determination to (ii) EBITDA. The Senior Leverage Ratio shall be calculated, in each case, determined as of the last day of each fiscal quarter beginning with the fiscal quarter ending February 28, 1999 based upon (A) for Indebtedness, as of the last day of each such fiscal quarter; and (B) for EBITDA, the actual amount for the four-quarter period ending on such day; provided, however, that for the first three of such
                           --------  -------
fiscal quarters, the computation of EBITDA will be calculated on an annualized year-to-date basis for the period commencing with the Effective Date through the end of such fiscal quarter using the following formula: (x) for the first such fiscal quarter, EBITDA shall be multiplied by a factor of four (4); (y) for the second such fiscal quarter, EBITDA for two quarters shall be multiplied by a factor of two (2); and (z) for the third such fiscal quarter, EBITDA for the three quarters shall be multiplied by a factor of one and one-third (1.333).

     "SINGLE EMPLOYER PLAN" means a Plan maintained by the Company or any member of the Controlled Group for employees of the Company or any member of the Controlled Group.

     "SOFITAM" means Sofitam S.A., a societe anonyme organized under the laws of the Republic of France and its successors and permitted assigns.

     "SOFITAM ACQUISITION" means the Acquisition of certain subsidiaries of Sofitam by the Company or its Subsidiaries pursuant to the Option Agreement.

     "STERLING" means the lawful currency of England.

     "SUBJECT COUNTRY" is defined in Section 5.17.
                                     ------------

     "SUBSIDIARY" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "SUBSIDIARY" shall mean a Subsidiary of the Company.

     "SUBSIDIARY GUARANTY" means the Amended and Restated Guaranty executed by each of the direct and indirect Wholly-Owned domestic Subsidiaries of the Company in favor of the Agent for the benefit of the Lenders and the Holders of Secured Obligations dated as of September 30, 1998, as amended, restated or otherwise modified from time to time.

     "SUBSIDIARY SECURITY AGREEMENT" means the Amended and Restated Subsidiary Security Agreement executed by each of the direct and indirect Wholly-Owned domestic Subsidiaries of the Company in favor of the Agent for the benefit of the Lenders and the Holders of Secured Obligations dated as of September 30, 1998, as amended, restated or otherwise modified from time to time.

     "SUBSTANTIAL PORTION" means, with respect to the Property of the Company and its Subsidiaries, Property which represents more than 10% of the consolidated assets of the Company and its Subsidiaries as would be shown in the consolidated financial statements of the Company and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made.

     "SWING LOAN" is defined in Section 2.1.2(i).
                                ----------------

     "SWING LOAN LENDER" means, with respect to Swing Loans made in Dollars, NBD Bank, N.A., or one of its affiliates and with respect to Swing Loans made in specified Agreed Currencies, a bank to be agreed upon by the Company, the Agent and the Swing Loan Lender.

     "SWING LOAN NOTES" means promissory notes duly executed by each of the Borrowers, and payable to the order of each of the Swing Loan Lenders in the amount set forth opposite the name of such Swing Loan Lender under the heading "Maximum Swing Loan Obligation" on Schedule I, including any amendment,
                                   ----------
restatement, modification, renewal or replacement of such Swing Loan Note.

     "SWING LOAN OBLIGATIONS" means, at any time, the outstanding Obligations in connection with the Swing Loans.

     "TERMINATION DATE" means the earlier of (i) the Revolving Loan Termination Date and (ii) the date the Loans are accelerated in accordance with this Agreement.

     "TERMINATION EVENT" means (i) a Reportable Event with respect to any Benefit Plan; (ii) the withdrawal of the Company or any ERISA Affiliate from a Benefit Plan during a plan year in which the Company or such ERISA Affiliate was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or the cessation of operations which results in the termination of employment of 20% of Benefit Plan participants who are employees of the Company or any ERISA Affiliate; (iii) the imposition of an obligation on the Company or any ERISA Affiliate under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in
Section 4041(c) of ERISA; (iv) the institution by the PBGC or any similar foreign governmental authority of proceedings to terminate a Benefit Plan or a Foreign Pension Plan; (v) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan; (vi) a foreign governmental authority shall appoint or institute proceedings to appoint a trustee to administer any Foreign Pension Plan; or (vii) the partial or complete withdrawal of the Company or any ERISA Affiliate from a Multiemployer Plan or a Foreign Pension Plan.

     "TERM LOAN" is defined in Section 2.1.3(i) hereof.
                               ----------------

     "TERM LOAN COMMITMENT" means, for each Lender, the obligation of such Lender to make its Term Loan pursuant to the terms and conditions of this Agreement, and which shall not exceed the principal amount set forth on Exhibit
                                                                        -------
A to this Agreement opposite its name thereon under the heading "Term Loan
-
Commitment", as such amount may be modified from time to time pursuant to the terms hereof.

     "TERM LOAN LENDER" means any Lender with a Term Loan Commitment.

     "TERM LOAN PERCENTAGE" means, with respect to any Lender, (i) at any time prior to the Effective Date, the percentage obtained by dividing (A) such Lender's Term Loan Commitment by (B) the aggregate Term Loan Commitment for all Lenders at such time and (ii) at any time after the Effective Date, the percentage obtained by dividing (A) the sum of such Lender's Term Loans at such time by (B) the sum of the aggregate amount of all of the Term Loans at such time.

     "TERM LOAN TERMINATION DATE" means September 30, 2004.

     "TERM NOTE" means a promissory note duly executed by the Company and payable to the order of a Lender in the amount of its Term Loan Commitment, including any amendment, restatement, modification, renewal or replacement of such Term Note.

     "TIC" means Tokheim Investment Corp., a Texas corporation, and its successors and assigns.

     "TIC PLEDGE AGREEMENTS" means each of (i) that certain Amended and Restated Pledge Agreement dated as of September 30, 1998 executed by TIC in favor of the Agent for the benefit of the Holders of Secured Obligations, (ii) that certain Shares Account Pledge Agreement dated as of

September 30, 1998 executed by TIC in favor of the Agent for the benefit of the Holders of Secured Obligations, and (iii) that certain Deed of Pledge of Registered Shares In A Private Company with Limited Liability dated as of September 30, 1998 executed by TIC in favor of the Agent for the benefit of the Holders of Secured Obligations, and (iv) that certain Deed of Pledge dated as of September 30, 1998 executed by TIC in favor of the Agent for the benefit of the Holders of Secured Obligations, in each case, as amended, restated or otherwise modified from time to time.

     "TOKHEIM BV" means Beroc Investments, a corporation organized under the laws of The Kingdom of the Netherlands.

     "TOKHEIM LIMITED" means Tokheim Sofitam UK Limited, a corporation organized under Scottish law.

     "TOKHEIM SOFITAM" means Tokheim Sofitam Applications S.A., a societe anonyme organized pursuant to the laws of the Republic of France.

     "TOKHEIM SOFITAM CHARGE" means that certain Agreement for Charge over the going concern of Tokheim Sofitam executed by Tokheim Sofitam in favor of the Agent for the benefit of the Holders of Secured Obligations, as amended, restated or otherwise modified from time to time.

     "TOKHEIM SOFITAM PLEDGE AGREEMENT" means that certain Pledge Agreement executed by Tokheim Sofitam S.A. in favor of the Agent for the benefit of the Holders of Secured Obligations, as amended, restated or otherwise modified from time to time.

     "TOKHEIM SOFITAM RECEIVABLE ASSIGNMENT" means that certain Master Assignment for trade receivables of Tokheim Sofitam executed by Tokheim Sofitam in favor of the Agent for the benefit of the Holders of Secured Obligations, as amended, restated or otherwise modified from time to time.

     "TYPE" means, with respect to any Loan or Advance, its nature as an Alternate Base Rate Advance or Loan or Eurocurrency Advance or Loan.

     "UK BORROWING SUBSIDIARIES" means (i) the Subsidiaries listed on Schedule
                                                                      --------
1.1.2 and identified as "UK Borrowing Subsidiaries" thereon and (ii) each other
-----
Wholly-Owned Subsidiary of the Company organized under the laws of England or Scotland and added as a Borrowing Subsidiary pursuant to the terms of Section
                                                                      -------
2.5.14 of this Agreement, and, in each case, their permitted successors and
------
assigns, including a debtor-in-possession on behalf of such UK Borrowing Subsidiary.

     "UNFUNDED LIABILITIES" means the amount (if any) by which the present value of all currently accrued vested nonforfeitable benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined on an ongoing Plan basis as set forth in the then most recent actuarial valuation for such Plans.

     "UNMATURED DEFAULT" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

     "U.S. GAAP" means accounting principles generally accepted in the United States of America as recommended by the Financial Accounting Standards Board as in effect as of the Effective Date.

     "WEIGHTED AVERAGE LIFE TO MATURITY" means when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

     "WHOLLY-OWNED," when used in connection with any Subsidiary, means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

     "YEAR 2000 ISSUES" means, with respect to any Person, anticipated costs, problems and uncertainties associated with the inability of certain computer applications and imbedded systems to effectively handle data, including dates, on and after January 1, 2000, as it affects the business, operations, and financial condition of such Person, and such Person's customers, suppliers and vendors.

     The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

     1.2.   Accounting Terms and Determinations.  Unless otherwise specified
            -----------------------------------
herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with U.S. GAAP. Unless otherwise set forth in this Agreement, all financial covenant calculations (and the components thereof) shall be calculated after the elimination of minority interests in Consolidated Subsidiaries which are not Wholly-Owned Subsidiaries.

     1.3.   References to Subsidiaries.  Unless otherwise specified herein, all
            --------------------------
references to the Subsidiaries herein shall include the French Borrowing Subsidiaries, the Dutch Borrowing Subsidiaries, the German Borrowing Subsidiaries, the UK Borrowing Subsidiaries and each of their Subsidiaries.

     1.4.   Rounding and Other Consequential Changes.  Without prejudice to any
            ----------------------------------------
method of conversion or rounding prescribed by any legislative measures of the Council of the European Union, each reference in this Agreement to a fixed amount or to fixed amounts in a National Currency Unit to be paid to or by the Agent shall be replaced by a reference to such comparable and convenient fixed amount or fixed amounts in the Euro as the Agent may from time to time specify unless such National Currency Unit remains available and the applicable Borrower and the Agent agree to use such National Currency Unit instead of the Euro.


           ARTICLE II:  THE TERM LOAN AND REVOLVING LOAN FACILITIES
                        -------------------------------------------

     2.1.   The Revolving Loan, Swing Loan and Term Loan Facilities.
            -------------------------------------------------------

     2.1.1. Revolving Loans.  (i) Upon the satisfaction of the applicable
            ---------------
conditions precedent set forth in Sections 4.1, 4.2 and 4.3, from and including
                                  ------------  ---     ---
the date of this Agreement and prior to the Termination Date, each Lender severally and not jointly agrees, on the terms and conditions set forth in this Agreement (including, without limitation, the terms and conditions of Section
                                                                      -------
2.5.11 and Section 8.1 relating to the reduction, suspension or termination of
------     -----------
the Aggregate Revolving Loan Commitment), to make revolving loans (each individually, a "REVOLVING LOAN" and, collectively, the "REVOLVING LOANS") in Dollars, or, after the Agent has concluded that the syndication process has been completed with Lenders that can lend the Agreed Currencies or the Revolving Loan restructured to provide a tranche to be provided by Lenders that can provide the Agreed Currencies, Eurocurrency Loans in one or more other Agreed Currencies to the applicable Borrower from time to time in a Dollar Amount not to exceed such Lender's Revolving Loan Percentage of Revolving Credit Availability at such time; provided, that each Revolving Loan made on or after the Euro
      --------
Implementation Date shall be made in the Euro if such Revolving Loan would, but for this provision, be capable of being made in either the Euro or the National Currency Unit requested by the applicable Borrower unless otherwise consented to by the Agent. Nothing herein shall obligate any Lender other than the Swing Loan Lenders to make Swing Loans. Subject to the terms of this Agreement (including, without limitation, the terms and conditions of Section 2.5.11 and
                                                            --------------
8.1 relating to the reduction, suspension or termination of the Aggregate
---
Revolving Loan Commitment), a Borrower may borrow, repay and reborrow Revolving Loans at any time prior to the Termination Date. The Revolving Loans made on the Effective Date or on or before the third (3d) Business Day thereafter shall initially be Alternate Base Rate Loans and thereafter may be continued as Alternate Base Rate Loans or converted into Eurocurrency Loans in the manner provided in Section 2.2.3. Unless earlier terminated in accordance with the
            -------------
terms and conditions of this Agreement, the Revolving Loan Commitments of the Lenders to lend hereunder shall expire on the Termination Date. The proceeds of all Revolving Loans made under this Section 2.1.1 shall be used first to repay
                                    -------------
principal of and accrued and unpaid interest on any outstanding Swing Loans advanced to any Borrower, and thereafter in accordance with the terms of Section
                                                                         -------
6.2.  All outstanding Revolving Loans shall be paid in full by the applicable
---
Borrower on the Termination Date.

     (ii)   Borrowing Notice.  When the applicable Borrower desires to borrow
            ----------------
under this Section 2.1.1, a Financial Officer shall deliver to the Agent a
           -------------
Borrowing Notice, signed by it, specifying that
the Borrower is requesting a Revolving Loan pursuant to this Section 2.1.1. Any
                                                             -------------
Borrowing Notice given pursuant to this Section 2.1.1 shall be irrevocable.
                                        -------------

     (iii)  Maximum Revolving Credit Amount.  At no time shall the Revolving
            -------------------------------
Credit Obligations exceed the Maximum Revolving Credit Amount.

     (iv)   Making of Revolving Loans.  Promptly after receipt of the Borrowing
            -------------------------
Notice under Section 2.1.1(ii)  in respect of Revolving Loans, the Agent shall
             -----------------
notify each Lender with a Revolving Loan Commitment greater than zero by telex or telecopy, or other similar form of transmission, of the proposed Advance. Each Lender with a Revolving Loan Percentage greater than zero shall make available its Revolving Loan in accordance with the terms of Section 2.5.1. The
                                                             -------------
Agent will make the funds so received from the Lenders available to the applicable Borrower in accordance with the terms of Section 2.5.1 and shall
                                                    -------------
disburse such proceeds in accordance with the Company's disbursement instructions set forth in such Borrowing Notice. The failure of any Lender to deposit the amount described above with the Agent on the applicable Borrowing Date shall not relieve any other Lender of its obligations hereunder to make its Revolving Loan on such Borrowing Date.

      2.1.2  Swing Loans.  (i)  Subject to the terms and conditions set forth in
             -----------
this Agreement, the Swing Loan Lenders shall make loans (the "Swing Loans") to the Company in Dollars or to any of the Non-Domestic Borrowing Subsidiaries in French Francs or such other currencies that the Swing Loan Lenders have agreed in writing to provide such Borrowing Subsidiary, from time to time prior to the Termination Date, up to an aggregate principal amount at any one time outstanding which shall not exceed the least of (i) $10,000,000 for all Swing Loans by all Swing Loan Lenders, (ii) the amount by which the Maximum Revolving Credit Amount at such time exceeds the Revolving Credit Obligations at such time and (iii) as to each Swing Loan Lender, the amount set forth opposite the name of such Lender under the heading "Maximum Swing Loan Obligation" on Schedule I. All Swing Loans shall be subject to all the terms and conditions applicable to Revolving Loans, except that (x) each Swing Loan shall be in a minimum amount of $500,000 or the Approximate Equivalent Amount of an Agreed Currency and integral multiples of $100,000 or the Approximate Equivalent Amount of an Agreed Currency in excess of that amount and (y) all interest on the Swing Loans made by a Swing Loan Lender shall be payable to the Agent for the account of such Swing Loan Lender. The Swing Loan Lenders shall not make any Swing Loan in the period commencing on the first Business Day after receipt of written notice from any Lender (I) that one or more of the applicable conditions precedent contained in
Article IV will not on such date be satisfied until such Lender confirms that
----------
such condition precedent has been met, or (II) that a Default or Unmatured Default has occurred, and ending when such Default or Unmatured Default no longer exists and the Swing Loan Lenders shall not otherwise be required to determine that, or take notice whether, (x) the applicable conditions precedent set forth in Article IV hereof have been satisfied or (y) a Default or Unmatured
             ----------
Default has occurred and is continuing. In no event shall the number of Swing Loans made in Dollars outstanding at any time be greater than three. In no event shall the number of Swing Loans made in an Agreed Currency outstanding at any time be greater than three.

     (ii)   Borrowing Notice.  When a Borrower desires to borrow under this
            ----------------
Section 2.1.2, a Financial Officer shall deliver to the applicable Swing Loan
-------------
Lender and the Agent a Borrowing Notice, signed by it, no later than 1:00 p.m. (Indianapolis time) if such Swing Loan is to be denominated in

Dollars and no later than 12:00 noon local time in the city of the applicable Swing Loan Lender's applicable Eurocurrency Payment Office three (3) Business Days' prior to the Borrowing Date if such Swing Loan is to be denominated in an Agreed Currency on the applicable Borrowing Date which Borrowing Notice shall indicate that the Borrower is requesting a Swing Loan pursuant to this Section
                                                                       -------
2.1.2. Such Borrowing Notice shall specify (i) the date of the proposed Swing
-----
Loan (which shall be a Business Day, and with respect to Swing Loans denominated in Dollars may be the same Business Day as the date of such Borrowing Notice and with respect to Swing Loans denominated in the applicable Agreed Currency will be three Business Days' following the date of such Borrowing Notice, or such shorter period as may be agreed to by the applicable Swing Loan Lender), (ii) the amount of the proposed Swing Loan, (iii) the Swing Loan Lender or Swing Loan Lenders requested to make such Swing Loan and (iv) instructions for the disbursement of the proceeds of the proposed Swing Loan. Any Borrowing Notice given pursuant to this Section 2.1.2 shall be irrevocable.
                       -------------

     (iii)  Making of Swing Loans.  If a Swing Loan is to be denominated in
            ---------------------
Dollars, the applicable Swing Loan Lender shall promptly deposit the amount of the Swing Loan requested by the applicable Borrower from it with the Agent in immediately available funds on the date of the proposed Swing Loan applicable thereto. Subject to the fulfillment of the applicable conditions precedent set forth in Article IV, the Agent will promptly make the proceeds of such amounts
         ----------
received by it available to the applicable Borrower at the Agent's office in Indianapolis, Indiana. If such Swing Loan is denominated in an Agreed Currency, the applicable Swing Loan Lender shall notify the Agent of the Borrower's request and, subject to the fulfillment of the applicable conditions precedent set forth in Article IV, deposit the amount of the Swing Loan requested in such
             ----------
account as the applicable Borrower shall designate to the Swing Loan Lender's Eurocurrency Payment Office, provided, however, that with respect to any Swing Loan to be made available to any of the Borrowing Subsidiaries, such funds shall be made available by the applicable Swing Loan Lender's Lending Installation. Subject to the terms of this Agreement (including, without limitation, the terms and conditions of Section 2.5.11 and Section 8.1 relating to the reduction,
                  --------------     -----------
suspension or termination of the Aggregate Revolving Loan Commitment), the Borrowers may borrow, repay and reborrow Swing Loans at any time prior to the Termination Date. Unless earlier terminated in accordance with the terms and conditions of this Agreement, the obligations of the Swing Loan Lenders to make Swing Loans hereunder shall expire on the Termination Date.

     (iv)   Repayment of Swing Loans.  The applicable Borrower shall repay each
            ------------------------
Swing Loan on the earlier to occur of (a) the date that is the Termination Date and (b) the date that is five (5) days after the making of such Swing Loan and if, for any reason the Dollar Amount of the Swing Loans exceed $10,000,000 in the aggregate, the applicable Borrowers or the Company on behalf of such Borrowers shall immediately make a repayment of the Swing Loans (allocated to all of the outstanding Swing Loans in the order of their maturity beginning with the Swing Loan which has been outstanding longest) such that the aggregate Dollar Amount of the Swing Loans does not exceed $10,000,000; provided, however,
                                                              --------  -------
that nothing in this Section 2.1.2 shall be construed as limiting or modifying
                     -------------
the obligation of any Borrower to repay any or all of the outstanding Swing Loans at any earlier time in accordance with the terms of this Agreement. Outstanding Swing Loans may be repaid from the proceeds of Loans or from the proceeds of Swing Loans. Any repayment of the Swing Loans shall be accompanied by accrued interest thereon and shall be in the minimum Dollar Amount of $250,000 and increments of $50,000 in excess thereof. If a Borrower at any time fails to repay a Swing Loan on the applicable date when due, such Borrower shall be deemed to have elected to borrow an Alternate Base Rate Advance consisting of Revolving Loans from the Lenders, as of such due date equal in amount to the unpaid amount of the Swing Loans, and interest thereon, due on such due date. Such Advance shall be made (notwithstanding the minimum amount of Advances as provided in Section 2.5.2) as of such due date, automatically, without further
            -------------
notice and without any requirement to satisfy the conditions precedent otherwise applicable to an Alternate Base Rate Advance if such Borrower shall have failed to make such payment to the Agent for the account of the applicable Swing Loan Lender prior to such time. The proceeds of any such Alternate Base Rate Advance shall be used to repay the Swing Loans and interest thereon. If, for any reason, a Borrower fails to repay a Swing Loan on the applicable due date and, for any reason, the Lenders with a Revolving Loan Percentage greater than zero are unable to make or have no obligation to make an Advance, then such Swing Loans shall bear interest from and after such day, until paid in full, at the interest rate then applicable to Alternate Base Rate Advances.

     (v)  Participation in Swing Loans.  Immediately upon the making of each
          ----------------------------
Swing Loan, each Lender with a Revolving Loan Percentage greater than zero shall be deemed to have automatically, irrevocably and unconditionally purchased and received from the applicable Swing Loan Lender an undivided interest and participation in and to such Swing Loan and the obligations of Borrower in respect thereof in an amount equal to the amount of such Swing Loan multiplied by such Lender's Revolving Loan Percentage. The Agent will notify each Lender promptly if any Borrower fails to pay the Agent for the account of the applicable Swing Loan Lender amounts required to be paid by it under this
Section 2.1.2 with respect to any Swing Loan and each Lender with a Revolving
-------------
Loan Percentage greater than zero shall promptly and unconditionally pay to the Agent for the account of the applicable Swing Loan Lender, in immediately available funds an amount equal to such Lender's percentage (as described above) of the amount due from the Borrower with respect thereto (without duplication as to amounts funded as Revolving Loans under clause (d) used to repay such Swing
                                           ----------
Loans). The obligation of each Lender to pay the Agent for the account of the Swing Loan Lenders under this Section 2.1.2 shall be unconditional, continuing,
                              -------------
irrevocable and absolute. In the event that any Lender fails to make payment to the Agent of any amount due under this Section 2.1.2, the Agent shall be
                                       -------------
entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Agent on behalf of the Swing Loan Lenders receives such payment from such Lender or such obligation is otherwise fully satisfied; provided, however, that nothing contained in this
                              --------  -------
sentence shall relieve such Lender of its obligation to reimburse the Agent such amount in accordance with this Section 2.1.2. If any amount required to paid
                               -------------
under this Section is not in fact made available to the Agent for remittance to the Swing Loan Lenders as described above by any Lender, such Swing Loan Lenders shall be entitled to recover such amount on demand from such Lender, together with accrued interest thereon from the date of demand therefor on any Business Day until the date such amount is paid to the Agent by such Lender, for one (1) Business Day at the Federal Funds Effective Rate and thereafter at the interest rate applicable to such Swing Loans. The failure of any Lender to pay such amount to the Agent shall not relieve any other Lender of its obligation to make the payment to be made by it. Upon the purchase by each Lender of a participation in any Swing Loans pursuant to this Section 2.1.2, such Lender
                                                  -------------
shall be deemed to have made an Alternate Base Rate Loan under Section 2.1.2 in
                                                               -------------
the amount of such participation, and such Swing Loans shall be deemed to have been repaid in such amount.

      2.1.3. Term Loans.  (i)  Amount of Term Loans.  Subject to the terms and
             ----------        --------------------
conditions set forth in this Agreement, each Term Loan Lender on the Effective Date severally and not jointly agrees to make on the Effective Date, a term loan, in Dollars to the Company and/or Gasboy in an aggregate amount equal to such Lender's Term Loan Commitment (each individually, a "TERM LOAN" and, collectively, the "TERM LOANS"). All Term Loans shall be made by the Term Loan Lenders on the Effective Date simultaneously and proportionately to their respective Term Loan Percentages, it being understood that no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Term Loan hereunder nor shall the Term Loan Commitment of any Lender be increased or decreased as a result of any such failure.

      (ii)   Borrowing Notice.  Each of the Company and Gasboy shall deliver to
             ----------------
the Agent a Borrowing Notice, signed by it, on the Effective Date. Such Borrowing Notice shall specify (a) the aggregate amount of the Term Loans being requested by each of the Company and Gasboy and (b) instructions for the disbursement of the proceeds of such Term Loans. The Term Loans shall initially be Alternate Base Rate Loans and thereafter may be continued as Alternate Base Rate Loans or converted into Eurocurrency Loans denominated in Dollars in the manner provided in Section 2.2.3 and subject to the other conditions and
                   -------------
limitations therein set forth and set forth in this Article II.  Any Borrowing
                                                    ----------
Notice given pursuant to this Section 2.1.3(ii) shall be irrevocable.
                              -----------------

      (iii)  Making of Term Loans.  Promptly after receipt of the Borrowing
             --------------------
Notice under Section 2.1.3(ii)  in respect of the Term Loans, the Agent shall
             -----------------
notify each Lender by telex or telecopy, or other similar form of transmission, of the proposed Advance. Each Lender shall deposit an amount equal to its Term Loan Percentage of the Term Loans with the Agent at its office in Indianapolis, Indiana, in immediately available funds, on the Effective Date, as specified in the Borrowing Notice. Subject to the fulfillment of the conditions precedent set forth in Sections 4.1 and 4.2, as applicable, the Agent shall make the
             ------------     ---
proceeds of such amounts received by it available to the Company or Gasboy, as applicable, at the Agent's office in Indianapolis, Indiana on the Effective Date and shall disburse such proceeds in accordance with the Company's and/or Gasboy's disbursement instructions set forth in such Borrowing Notice. The failure of any Lender to deposit the amount described above with the Agent on the Effective Date shall not relieve any other Lender of its obligations hereunder to make its Term Loan on the Effective Date.

      (iv)   Repayment of the Term Loans. The Term Loans shall be repaid in
             ---------------------------
twenty-two (22) installments, payable on the last Business Day of each fiscal quarter of the Company, commencing on February 28, 2000 and continuing thereafter as prescribed below until the Term Loan Termination Date, and the Term Loans shall be permanently reduced by the amount of each installment on the date payment thereof is made hereunder. The principal amount of the installments may be paid by either Tokheim or Gasboy at their discretion provided that each of the installments shall be in the aggregate amounts set forth below:

                               TERM LOAN
          INSTALLMENT DATE     INSTALLMENT AMOUNT
          ----------------     ------------------

          February 28, 2000     $ 1,875,000
          May 31, 2000          $ 1,875,000

          August 31, 2000       $ 1,875,000
          November 30, 2000     $ 1,875,000

          February 28, 2001     $ 2,500,000
          May 31, 2001          $ 2,500,000
          August 31, 2001       $ 2,500,000
          November 30, 2001     $ 2,500,000

          February 28, 2002     $ 3,125,000
          May 31, 2002          $ 3,125,000
          August 31, 2002       $ 3,125,000
          November 30, 2002     $ 3,125,000

          February 28, 2003     $ 3,750,000
          May 31, 2003          $ 3,750,000
          August 31, 2003       $ 3,750,000
          November, 30, 2003    $ 3,750,000

          February 29, 2004     $37,500,000

          Term Loan
          Termination Date      $37,500,000


Notwithstanding the foregoing, the final installment shall be in the amount of the then outstanding principal balance of the Term Loans. In addition, the then outstanding principal balance of the Term Loans, if any, shall be due and payable on the Term Loan Termination Date. No installment of any Term Loan shall be reborrowed once repaid.

      (v) In addition to the scheduled payments on the Term Loans, the Company and Gasboy, as applicable, (a) may make the voluntary prepayments described in
Section 2.5.3(A)  for credit against the scheduled payments on the Term Loans
----------------
pursuant to Section 2.5.3(B) and (b) shall make the mandatory prepayments
            ----------------
prescribed in Section 2.5.3(B) for credit against the scheduled payments on the
              ----------------
Term Loans pursuant to Section 2.5.3(B).
                       ----------------

      2.1.4.   Alternate Currency Loans.
               ------------------------

     (i) Upon the satisfaction of the conditions precedent set forth in Sections 4.1, 4.2 and 4.3 hereof and set forth in the applicable Alternate
------------  ---     ---
Currency Addendum, from and including the later of the date of this Agreement and the date of execution of the applicable Alternate Currency Addendum and prior to the Termination Date (unless an earlier termination date shall be specified in the applicable Alternate Currency Addendum), each applicable Alternate Currency Bank agrees, on the terms and conditions set forth in this Agreement and in the applicable Alternate Currency Addendum, to make Alternate Currency Loans under such Alternate Currency Addendum to the applicable Borrower party to such Alternate Currency Addendum from time to time in the applicable Alternate Currency, in an amount not to exceed each such Alternate Currency Bank's applicable Alternate Currency

Commitment; provided, however, at no time shall the Dollar Amount of the
            --------  -------
outstanding principal amount of the Alternate Currency Loans for all Alternate Currencies exceed $80,000,000 other than as a result of currency fluctuations and then only to the extent permitted in Section 2.5.3.(B)(i)(d); provided,
                                         -----------------------  --------
further, at no time shall the Dollar Amount of the Alternate Currency Loans for
-------
any specific Alternate Currency exceed the maximum amount specified as the maximum amount for such Alternate Currency in the applicable Alternate Currency Addendum other than as a result of currency fluctuations and then only to the extent permitted in Section 2.5.3.(B)(i)(d). Each borrowing of Alternate
                    -----------------------
Currency Loans under this Section 2.1.4. shall consist of Alternate Currency
                          --------------
Loans made by each applicable Alternate Currency Bank ratably in proportion to such Alternate Currency Bank's respective Alternate Currency Percentage. Subject to the terms of this Agreement and the applicable Alternate Currency Addendum, the applicable Borrowers may borrow, repay and reborrow Alternate Currency Loans at any time prior to the Termination Date (unless an earlier termination date shall be specified in the applicable Alternate Currency Addendum). On the Termination Date (unless an earlier termination date shall be specified in the applicable Alternate Currency Addendum or pursuant to Section 2.1.4(iv) below),
                                                      -----------------
the outstanding principal balance of the Alternate Currency Loans shall be paid in full by the applicable Borrower, and prior to the Termination Date (unless an earlier termination date shall be specified in the applicable Alternate Currency Addendum or pursuant to Section 2.1.4(iv) below) prepayments of the Alternate
                        -----------------
Currency Loans shall be made by the applicable Borrower if and to the extent required in Section 2.5.3.(B).
            -----------------

     (ii)  Borrowing Notice.  When the applicable Borrower desires to borrow
           ----------------
under this Section 2.1.4., a Financial Officer shall deliver to the Agent a
           --------------
Borrowing Notice, signed by it, specifying that the Borrower is requesting an Alternate Currency Loan pursuant to this Section 2.1.4. The Agent shall
                                         --------------
promptly forward each Borrowing Notice to the applicable Alternate Currency Agent. Any Borrowing Notice given pursuant to this Section 2.1.4. shall be
                                                    --------------
irrevocable.

     (iii) Additional Alternate Currency Commitments. The Company may, by
           -----------------------------------------
written notice to the Agent request the establishment of additional Alternate Currency Commitments in additional Alternate Currencies other than Deutsche Marks or French Francs, provided the Dollar Amount of the aggregate amount of all of the Alternate Currency Commitments does not exceed $80,000,000 ("Request
                                                                        -------
for a New Alternate Currency Facility").  The Agent will promptly forward to the
-------------------------------------
Lenders any Request for a New Alternate Currency Facility received from the Company; provided each Lender shall be deemed not to have agreed to such request
         --------
unless its written consent thereto has been received by the Agent within ten
(10) Business Days from the date of such notification by the Agent to such Lender. In the event that sufficient Lenders consent to such Request for a New Alternate Currency Facility, upon execution of the applicable Alternate Currency Addendum and the other documents, instruments and agreements required pursuant to this Agreement and such Alternate Currency Addendum, the Alternate Currency Loans with respect thereto may be made.

     (iv) Termination.  Except as otherwise required by applicable law or as
          -----------
otherwise provided below in this Section 2.1.4(iv), in no event shall the
                                 -----------------
Alternate Currency Agent or Alternate Currency Banks have the right to accelerate the Alternate Currency Loans outstanding under any Alternate Currency Addendum prior to the stated termination date in respect thereof, except that such Alternate Currency Agent and Alternate Currency Banks shall, in each case, have such rights upon an acceleration of the Loans and a termination of the Revolving Loan Commitments pursuant to Article
                                       -------

VIII. Each Alternate Currency Bank shall have the right, upon sixty (60) days'
----
prior written notice to the Agent, the applicable Alternate Currency Agent and the Company, to terminate its Alternate Currency Commitment under any Alternate Currency Addendum. The applicable Borrower shall repay to such terminating Alternate Currency Bank all of such Alternate Currency Bank's outstanding Alternate Currency Loans to such Borrower under the applicable Alternate Currency Addendum on the effective date of such termination or, if later in the case of any such Alternate Currency Loan, the last day of the Alternate Currency Interest Period with respect thereto.

     (v)   Statements.  Each Alternate Currency Agent shall furnish to the Agent
           ----------
and the applicable Alternate Currency Banks, not less frequently than monthly, and at any other time at the reasonable request of the Agent, a statement setting forth the outstanding Alternate Currency Loans made and repaid during the period since the last such report under such Alternate Currency Addendum.

     (vi)  Risk Participation.  Immediately and automatically upon the
           ------------------
occurrence of a Default under Section 7.2, 7.7 or 7.8, each Lender shall be
                              -----------  ---    ---
deemed to have unconditionally and irrevocably purchased from each Alternate Currency Bank, without recourse or warranty, an undivided interest in and participation in each Alternate Currency Loan ratably in accordance with such Lender's Revolving Loan Percentage of the amount of such Loan, and immediately and automatically all Alternate Currency Loans shall be converted to and redenominated in Dollars equal to the Dollar Amount of each such Alternate Currency Loan determined as of the date of such conversion; provided, that to
                                                            --------
the extent such conversion shall occur other than at the end of an Interest Period, the applicable Borrower shall pay to the Agent for the account of the applicable Alternate Currency Banks, all losses and costs related thereto in accordance with Section 3.5. Each of the Lenders shall pay to the applicable
                -----------
Alternate Currency Bank not later than two (2) Business Days following a request for payment from such Alternate Currency Bank, in Dollars, an amount equal to the undivided interest in and participation in the Alternate Currency Loan purchased by such Lender pursuant to this Section 2.1.4(vi). In the event that
                                          -----------------
any Lender fails to make payment to the applicable Alternate Currency Bank of any amount due under this Section 2.1.4(vi), the Agent shall be entitled to
                          -----------------
receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Agent receives from such Lender an amount sufficient to discharge such Lender's payment obligation as prescribed in this Section 2.1.4(vi) together with interest thereon at the
                   -----------------
Federal Funds Effective Rate for each day during the period commencing on the date of demand by the Agent and ending on the date such obligation is fully satisfied. The Agent will promptly remit all payments received as provided above to the applicable Alternate Currency Bank. In consideration of the risk participations prescribed in this Section 2.1.4(vi), each Lender shall receive,
                                  -----------------
from the interest paid by the applicable Borrower on each Alternate Currency Loan, a fee equal to such Lender's pro rata share, based on its Revolving Loan Percentage, of a portion of such interest corresponding to the Applicable Margin in effect from time to time during the period such interest accrued. Such portion of the interest paid by the applicable Borrower on Alternate Currency Loans to the applicable Alternate Currency Agent shall be paid as promptly as possible by such Alternate Currency Agent to the Agent, and the Agent shall as promptly as possible convert such amount into Dollars at the spot rate of exchange in accordance with its normal banking practices and apply such resulting amount ratably among the Lenders (including the Alternate Currency Banks) in proportion to their Revolving Loan Percentages.

     (vii)   Other Provisions Applicable to Alternate Currency Loans.  The
             -------------------------------------------------------
specification of payment of Alternate Currency Loans in the related Alternate Currency at a specific place pursuant to this Agreement is of the essence. Such Alternate Currency shall be the currency of account and payment of such Loans under this Agreement and the Notes. Notwithstanding anything in this Agreement, the obligation of the applicable Borrower in respect of such Loans shall not be discharged by an amount paid in any other currency or at another place, whether pursuant to a judgment or otherwise, to the extent the amount so paid, on prompt conversion into the applicable Alternate Currency and transfer to such Lender under normal banking procedure, does not yield the amount of such Alternate Currency due under this Agreement and the Notes. In the event that any payment, whether pursuant to a judgment or otherwise, upon conversion and transfer, does not result in payment of the amount of such Alternate Currency due under this Agreement and the Notes, such Lender shall have an independent cause of action against the Borrowers for the currency deficit.

      2.2.   Types and Interest Periods.
             --------------------------

      2.2.1. Types of Advances.  The Revolving Loans and the Term Loans may be
             -----------------
Alternate Base Rate Loans or Eurocurrency Loans, or a combination thereof, selected by the applicable Borrower in accordance with Sections 2.2.2 and 2.2.3.
                                                       --------------     -----
The Swing Loans shall be Alternate Base Rate Loans except for the Swing Loans made in a currency other than Dollars that shall bear interest at a rate agreed to at the time such Swing Loan is made by the Swing Loan Lender and the applicable Borrower. Notwithstanding anything herein to the contrary, without the Agent's consent, no Borrower may select a Eurocurrency Rate with an Interest Period greater than seven (7) days until the earlier of (i) the completion of the syndication of the facilities hereunder (as determined by the Arranger) and
(ii) ninety (90) days following the initial funding hereunder; provided, that,
                                                               --------
in any event, such Borrower agrees to pay any breakage costs as prescribed in
Section 3.5 with respect to Loans assigned in connection with such syndication
-----------
on a date which is not the last day of an applicable Interest Period.

      2.2.2. Method of Selecting Types and Interest Periods for New Advances.
             ---------------------------------------------------------------
The applicable Borrower shall select the Type of Advance and, in the case of each Alternate Currency Loan and Eurocurrency Advance, the Interest Period applicable to each Advance from time to time. The applicable Borrower shall give the Agent irrevocable notice (a "Borrowing Notice"), or, if such Borrower is a Borrowing Subsidiary, the Company may on behalf of such Borrowing Subsidiary give a Borrowing Notice, not later than 11:00 a.m. (Indianapolis time) (w) on the Borrowing Date of each Alternate Base Rate Advance, (x) three Business Days before the Borrowing Date for each Eurocurrency Advance in Dollars, (y) four Business Days before the Borrowing Date for each Eurocurrency Advance in an Agreed Currency other than Dollars, and (z) five Business Days before the Borrowing Date for each Alternate Currency Loan (or such other period as may be specified in the applicable Alternate Currency Addendum), provided that there shall be no more than twelve (12) Interest Periods in effect with respect to all of the Loans at any time. A Borrowing Notice shall specify:

          (i) the Borrowing Date, which shall be a Business Day, of such Advance;

          (ii)  the aggregate amount and the currency of such Advance, provided,
                                                                       --------
                that, if any Advance made (or to be made) on or after the Euro Implementation Date would, but for this provision, be capable of being made either in the Euro or in the applicable National Currency Unit requested by the applicable Borrower, such Advance shall be made in the Euro;

          (iii) in the case of Term Loans or Revolving Loans, the Type of Advance selected and in respect of all Loans, the currency thereof;

          (iv) whether such borrowing is pursuant to a Term Loan, Revolving Loan, or Alternate Currency Loan;

          (v) in the case of each Alternate Currency Loan or Eurocurrency Advance, the Interest Period applicable thereto; and

          (vi) whether such Advance is to be made to the Company or to a specified Borrowing Subsidiary.

      2.2.3.   Conversion and Continuation of Outstanding Advances.  Alternate
               ---------------------------------------------------
Base Rate Advances shall continue as Alternate Base Rate Advances unless and until such Alternate Base Rate Advances are converted into Eurocurrency Advances. Each Eurocurrency Advance shall continue as a Eurocurrency Advance until the end of the then applicable Interest Period therefor, at which time such Eurocurrency Advance shall be automatically converted into an Alternate Base Rate Advance unless the applicable Borrower shall have given the Agent an irrevocable notice (a "Conversion/Continuation Notice") requesting that, at the end of such Interest Period, such Eurocurrency Advance either continue as a Eurocurrency Advance for the same or another Interest Period or be converted into an Alternate Base Rate Advance. Subject to the terms of Sections 2.2.1 and
                                                              --------------
2.5.2, such Borrower may elect from time to time to convert all or any part of
-----
an Advance of any Type (other than Alternate Currency Loans and Swing Loans) into any other Type or Types of Advances (other than Alternate Currency Loans and Swing Loans); provided that any conversion of any Eurocurrency Advance shall be made on, and only on, the last day of the Interest Period applicable thereto. The applicable Borrower shall give the Agent the Conversion/Continuation Notice of each conversion of an Advance or continuation of a Eurocurrency Advance not later than 11:00 a.m. (Indianapolis time) at least one Business Day, in the case of a conversion into an Alternate Base Rate Advance, or three Business Days, in the case of a conversion into or continuation of a Eurocurrency Advance in Dollars, four Business Days, in the case of a conversion into or continuation of a Eurocurrency Advance in an Agreed Currency other than Dollars and five Business Days, in the case of a conversion into or continuation of an Alternate Currency Loan, prior to the date of the requested conversion or continuation, specifying:

          (i) the requested date which shall be a Business Day, of such conversion or continuation;

          (ii) the aggregate amount and Type of the Advance which is to be converted or continued; and

          (iii) the amount and Type(s) of Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of a Eurocurrency Advance, the duration of the Interest Period applicable thereto.

      2.3.  Applicable Margin.  The Applicable Margins set forth below, with
            -----------------
respect to each Advance and for commitment fees and Letter of Credit Fees payable hereunder, shall be subject to adjustment (upwards or downwards, as appropriate) based on the Company's status (the "Company's Status") as at the end of each fiscal quarter in accordance with the table set forth below. The Company's Status as at the last day of each fiscal quarter shall be determined from the annual or quarterly financial statements of the Company which first included such fiscal quarter delivered by the Company to the Lenders pursuant to
Section 6.1.  The adjustments, if any, to the Applicable Margin shall be
-----------
effective five days after the Agent has received such annual or quarterly financial statements, as the case may be. In the event that the Company shall at any time fail to furnish to the Lenders such financial statements within the time limitations specified by Section 6.1, then the Company's Status shall be
                              -----------
Level I Status from the date of such failure until the fifth day after such financial statements are so delivered.

================================================================================================
                                                                              COMMITMENT
                   EUROCURRENCY                 ALTERNATE BASE RATE              FEE
                     MARGINS                          MARGINS                 PERCENTAGE
             ---------------------------------------------------------
             REVOLVING     TERM LOANS       REVOLVING       TERM LOANS
               LOANS                          LOANS
 LEVERAGE
  RATIO
================================================================================================
Level I       4.00%        4.00%             3.00%            3.00%            0.50%
 Status
------------------------------------------------------------------------------------------------

Level II      3.75%        4.00%             2.75%            3.00%            0.50%
 Status
------------------------------------------------------------------------------------------------

Level III     3.50%        4.00%             2.50%            3.00%            0.50%
  Status
------------------------------------------------------------------------------------------------

Level IV      3.25%        4.00%             2.25%            3.00%            0 .50%
 Status
------------------------------------------------------------------------------------------------

Level V       3.00%        4.00%             2.00%            3.00%            0.50%
 Status
------------------------------------------------------------------------------------------------

Level VI      2.50%        4.00%       1.50%                  3.00%            0.375%
 Status
------------------------------------------------------------------------------------------------


For the purposes of this Agreement, the Company's Status will be determined based on the following definitions:

     "Level I Status" exists at any date if, as of the last day of the then most recently ended fiscal quarter of the Company, the Leverage Ratio is greater than or equal to 5.5 to 1.0.

     "Level II Status" exists at any date if, as of the last day of the then most recently ended fiscal quarter of the Company, the Leverage Ratio is greater than or equal to 5.0 to 1.0 but less than 5.5 to 1.0.

     "Level III Status" exists at any date if, as of the last day of the then most recently ended fiscal quarter of the Company, the Leverage Ratio is greater than or equal to 4.5 to 1.0 but less than 5.0 to 1.0.

     "Level IV Status" exists at any date if, as of the last day of the then most recently ended fiscal quarter of the Company, the Leverage Ratio is greater than or equal to 4.0 to 1.0 but less than 4.5 to 1.0.

     "Level V Status" exists at any date if, as of the last day of the then most recently ended fiscal quarter of the Company, the Leverage Ratio is greater than or equal to 3.5 to 1.0 but less than 4.0 to 1.0.

     "Level VI Status" exists at any date if, as of the last day of the then most recently ended fiscal quarter of the Company, the Leverage Ratio is less than 3.5 to 1.0

Notwithstanding the foregoing, the Applicable Margin for the period from the date hereof until March 31, 1999 shall be the Applicable Margin assuming the Company's Status is Level I Status. On March 31, 1999, the Applicable Margin shall be based upon the Company's Status as at the end of the fiscal quarter most recently ended prior to such date and for which the Agent has received financial statements pursuant to Section 6.1, which Applicable Margin shall
                                 -----------
remain in effect until adjusted pursuant to the provisions of this Section 2.5
                                                                   -----------
set forth above.


     2.4.   Fees. In addition to the Letter of Credit Fees and issuance fees
            ----
identified in Section 2.6.5, the Company and the Borrowing Subsidiaries agree to
              -------------
pay the following fees:

     2.4.1. Commitment Fee. The Company and the Borrowing Subsidiaries hereby
            --------------
jointly and severally agree to pay to the Agent for the ratable account of each Lender, for the period from the date hereof to and including the Termination Date, a commitment fee at a rate per annum equal to the annual percentage rate indicated as the Applicable Margin for the commitment fee on the average daily amount by which such Lender's Revolving Loan Commitment exceeds the sum of the outstanding principal balance of such Lender's Revolving Loans plus Swing Loans plus such Lender's Percentage of the L/C Obligations and Alternate Currency Loans, the accrued but unpaid portion of which shall be payable on each Payment Date hereafter and on the Termination Date. All accrued commitment fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Revolving Loans and issue or participate in Letters of Credit hereunder, and commitment fees shall cease to accrue thereafter. For purposes of calculating the commitment fee hereunder, the principal amount of each Advance or Swing Loan made in a currency other than Dollars shall be the Dollar Amount of such Advance as determined under clause (ii) of the definition herein of
                                    -----------
"Dollar Amount".


     2.4.2. Agent Fees. The Company agrees to pay certain fees to the Agent and
            ----------
the Arranger, for its sole account, on the dates and in the amounts set forth in each of (i) the fee letter among Company, the Arranger and The First National Bank of Chicago, dated June 19, 1998, and (ii) the fee letter among the Company, the Agent and the Arranger, dated September 30, 1998, in each case, as amended from time to time (the "Fee Letters").

     2.4.3. Prepayment Fee. The Company agrees that if the Borrowers shall
            --------------
prepay the entire amount of the Term Loans (x) on or before the first anniversary of the Effective Date, the Borrowers shall pay to the Agent for the account of the Lenders a prepayment fee equal to three percent (3.0%) of the Aggregate Term Loan Commitments as of the Effective Date; (y) on or before the second anniversary of Effective Date but after the first anniversary of the Effective Date, the Borrowers shall pay to the Agent for the account of the Lenders a prepayment fee equal to two percent (2.0%) of the outstanding balance of the Term Loans as of the first anniversary of the Effective Date (as reduced by regularly scheduled prepayments and mandatory prepayments subsequent to the first anniversary of the Effective Date; (z) prior to the third anniversary of the Effective Date but after the second anniversary of the Effective Date, the Borrowers shall pay to the Agent for the account of the Lenders a prepayment fee equal to one percent (1.0%) of the outstanding balance of the Term Loans as of the second anniversary of the Effective Date (as reduced by regularly scheduled prepayments and mandatory prepayments subsequent to the second anniversary of the Effective Date.

    2.5.    General Facility Terms.
            ----------------------

    2.5.1.  Method of Borrowing. (i) Promptly after receipt of a Borrowing
            -------------------
Notice, the Agent shall notify each Lender by telex or telecopy, or other similar form of transmission, of the proposed Advance. On each Borrowing Date, each Lender shall make available its Revolving Loan or Term Loan, as applicable,
(x) if such Loan is denominated in Dollars, not later than 2:00 p.m., Indianapolis time, in Federal or other funds immediately available to the Agent, in Indianapolis, Indiana at its address specified in or pursuant to Article XIV
                                                                    -----------
and, (y) if such Loan is denominated in another currency, not later than 12:00 noon, local time in the city of the Agent's Eurocurrency Payment Office for such currency, in such funds as may then be customary for the settlement of international transactions in such currency in the city of and at the address of the Agent's Eurocurrency Payment Office for such currency, provided, however, that with respect to any Loans to be made to any of the French Borrowing Subsidiaries, such funds shall be made available to the Agent's French Lending Installation by such Lender's French Lending Installation. Unless the Agent determines that any applicable condition specified in Article IV has not been
                                                      ----------
satisfied, the Agent will make the funds so received from the Lenders available to the applicable Borrower at the Agent's aforesaid address not later than 3:00 p.m. local time. Notwithstanding the foregoing provisions of this Section 2.5.1,
                                                                  -------------
to the extent that a Loan made by a Lender matures on the Borrowing Date of a requested Loan, such Lender shall apply the proceeds of the Loan it is then making to the repayment of principal of the maturing Loan.

    (ii) Subject to the procedures set forth in the applicable Alternate Currency Addendum, each Alternate Currency Bank shall make available its Alternate Currency Loan or Loans, in funds immediately available to the Alternate Currency Agent at its office designated in the Alternate Currency Addendum for payments of such Alternate Currency in the Alternate Currency. The Alternate Currency Agent will promptly make the funds so received from the Alternate Currency Banks available to the applicable Borrower. Promptly upon any such disbursement of an Alternate Currency Loan, the Alternate Currency Agent, shall give written notice to the Agent by telex or telecopy of the making of such Loan, which notice shall be substantially in the form attached hereto as Exhibit K.
---------

     (iii) If for any reason any applicable Alternate Currency Bank fails to make payment to the applicable Alternate Currency Agent of any amount due under
Section 2.5.1(ii) and the applicable Alternate Currency Addendum, the applicable
-----------------
Alternate Currency Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Alternate Currency Bank hereunder until the Alternate Currency Agent receives such payment from such Alternate Currency Bank or such obligation is otherwise fully satisfied. In addition to the foregoing, if for any reason any Alternate Currency Bank fails to make payment to the applicable Alternate Currency Agent of any amount due under Section 2.5.1(ii) and the applicable Alternate Currency
                        -----------------
Addendum, such Alternate Currency Bank shall be deemed, at the option of the applicable Alternate Currency Agent, to have unconditionally and irrevocably purchased from the applicable Alternate Currency Agent, without recourse or warranty, an undivided interest in and participation in the applicable Alternate Currency Loan in the amount such Alternate Currency Bank was required to pay pursuant to Section 2.5.1(ii) and the applicable Alternate Currency Addendum,
            -----------------
and such interest and such participation may be recovered from such Alternate Currency Bank together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of demand by the applicable Alternate Currency Agent and ending on the date such obligation is fully satisfied.

     2.5.2. Minimum Amount of Each Advance. Each Advance shall be in the minimum
            ------------------------------
amount of $1,000,000 and in integral multiples of $500,000 if in excess thereof (or the Approximate Equivalent Amount if denominated in an Agreed Currency other than Dollars or an Alternate Currency (or such other amounts as may be specified in the applicable Alternate Currency Addendum)); provided, however, that any Alternate Base Rate Advance may be in the amount of (i) the aggregate applicable unused Aggregate Revolving Loan Commitment and (ii) any Alternate Base Rate Advance required to be made in connection with the required repayment of a Swing Loan under Section 2.1.2(iv).
           -----------------

     2.5.3. Prepayments. (A) Optional Payments. (i) Any Borrower may from time
            -----------      -----------------
to time prepay, without penalty or premium, all or any portion of all outstanding Swing Loans. Payments in respect of the Swing Loans shall be applied to each of the outstanding Swing Loans in the order of their maturity beginning with the Swing Loan which has been outstanding longest.

     (ii) Any Borrower may from time to time and at any time repay or prepay all or any part of outstanding Alternate Base Rate Advances without premium or penalty of any kind except as provided in Section 2.4.3; provided, that no
                                          -------------
Borrower may so prepay Alternate Base Rate Advances consisting of Term Loans unless it shall have provided at least one Business Day's written notice to the Agent of such prepayment. Eurocurrency Advances and Alternate Currency Loans may be voluntarily repaid or prepaid prior to the last day of the applicable Interest Period, subject to the indemnification provisions contained in Section
                                                                        -------
3.5 and the provisions of Section 2.4.3, provided, that the Borrower may not so
---                       -------------
prepay Eurocurrency Advances unless it shall have provided at least two (2) Business Days' written notice to the Agent of such prepayment. Unless the aggregate outstanding principal balance of the Term Loans is to be prepaid in full, voluntary prepayments of the Term Loans shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount, and shall be applied ratably to each of the then remaining installments payable thereunder; provided, that optional prepayments of Eurocurrency Advances
                    --------
made pursuant to Section 2.1.1 shall be for the entire amount of the outstanding
                 -------------
Eurocurrency Advance.

     (B) Mandatory Prepayments.
         ---------------------

     (i) Mandatory Prepayments of Term Loans.
         -----------------------------------

           (a) Upon the consummation of any Asset Sale by the Company or any Subsidiary of the Company, other than those Asset Sales permitted pursuant to Section 6.9(i), (iii), (iv), (v), (vi) and (ix), except to the extent
        -----------------------------------------------
     that the Net Cash Proceeds of such Asset Sale, when combined with the Net Cash Proceeds of all such Asset Sales during the immediately preceding twelve-month period, do not exceed $1,000,000 or the Approximate Equivalent Amount of any Agreed Currency other than Dollars, and except as provided in the second sentence of this Section 2.5.3(B)(i)(a), within three (3)
                                 ----------------------
     Business Days after the Company's or any of its Subsidiaries' (i) receipt of any Net Cash Proceeds from any such Asset Sale, or (ii) conversion to cash or Cash Equivalents of non-cash proceeds (whether principal or interest and including securities, release of escrow arrangements or lease payments) received from any Asset Sale, the Company shall, or shall cause the other Borrowers to, make a mandatory prepayment of the Obligations in an amount equal to one hundred percent (100%) of such Net Cash Proceeds or such proceeds converted from non-cash to cash or Cash Equivalents. Net Cash Proceeds of Asset Sales with respect to which the Company shall have given the Agent written notice of its intention to replace the assets within twelve (12) months, following such Asset Sale shall not be subject to the provisions of the first sentence of this Section 2.5.3(B)(i)(a) unless and
                                              ----------------------
     to the extent that such applicable period shall have expired without such replacement having been made.

           (b)  (i)  Except as provided in clause (b)(ii) below, upon the
                                           --------------
     consummation of any Financing by the Company or any Subsidiary of the Company, within three (3) Business Days after the Company's or any of its Subsidiaries' receipt of any Net Cash Proceeds from such Financing, the Company shall, or shall cause the other Borrowers to, make a mandatory prepayment of the Obligations in an amount equal to one hundred percent (100%) of such Net Cash Proceeds.

           (ii) Notwithstanding the foregoing, Net Cash Proceeds subject to clause (i) above shall not include Net Cash Proceeds received in connection
     ----------
     with the issuance of any Capital Stock, other than Disqualified Stock, to any employee, executive, director or officer and if the Company or any Subsidiary of the Company issues Equity Interests of such Person or any Permitted Refinancing Indebtedness of such Person, the proceeds of any such offering of Equity Interests or Indebtedness may be used to refinance the Seller Subordinated Notes or the Seller Equity Interests and will not be included in Net Cash Proceeds.

           (c)  Simultaneously with the delivery of the annual audited financial statements required to be delivered pursuant to Section 6.1(i)
                                                               --------------
     for each fiscal year beginning with the fiscal year ending November 30, 1999, the Company shall calculate Excess Cash Flow for such fiscal year and shall, or shall cause the other Borrowers to, make a mandatory prepayment of the Obligations, payable not later than the earlier of ten (10) days after such financial statements and calculation are delivered or one hundred (100) days after the end of such fiscal year, in an amount equal to:

          (x) at any time the Leverage Ratio (calculated as of the last day of such fiscal year) shall be greater than or equal to 4.5 to 1.0, 85% of such Excess Cash Flow; and

          (y) at any time the Leverage Ratio (calculated as of the last day of such fiscal year) shall be less than 4.5 to 1.0, 50% of such Excess Cash Flow.

          (d)  [Intentionally Omitted].

          (e)  Nothing in this Section 2.5.3(B)(i) shall be construed to
                               -------------------
     constitute the Lenders' consent to any transaction referred to in clauses
                                                                       -------
     (a) and (b) above which is not expressly permitted by the terms of this
     ---     ---
     Agreement.

          (f)  Each mandatory prepayment required by clauses (a), (b) and
                                                     -----------  ---
     (c) of this Section 2.5.3(B) shall be referred to herein as a "Designated
     ---         ----------------
     Prepayment". Designated Prepayments shall be allocated and applied to the Obligations as follows:

                (I) the amount of each Designated Prepayment shall be applied to each of the then remaining installments payable under the Term Loans on a ratable basis based upon the respective amounts of such remaining installments; and

                (II) following the payment in full of the Term Loans, the amount of each Designated Prepayment shall be applied to repay Revolving Loans (but shall not reduce Revolving Loan Commitments) and following the payment in full of the Revolving Loans, the amount of each Designated Prepayment shall be applied first to interest on the Reimbursement Obligations, then to principal on the Reimbursement Obligations, then to fees on account of Letters of Credit and then, to the extent any L/C Obligations are contingent, deposited with the Agent as cash collateral in respect of such L/C Obligations.

     (ii) Mandatory Prepayments of Revolving Loans.  (x) In addition to
          ----------------------------------------
repayments under Section 2.5.3(B)(ii)(z), if at any time and for any reason
                 -----------------------
other than the fluctuation in currency exchange rates the Dollar Amount of the Revolving Credit Obligations are greater than the Maximum Revolving Credit Amount, the Company shall immediately make a mandatory prepayment of the Obligations in an amount equal to such excess. If after giving effect to such payment the Dollar Amount of L/C Obligations outstanding at any time is greater than the Maximum Revolving Credit Amount at such time, the Company shall deposit cash collateral with the Agent in an amount in Dollars equal to such excess.

     (y)  Subject to the preceding provisions of this Section 2.5.3(B), all
                                                      ----------------
of the mandatory prepayments made under this Section 2.5.3(B) shall be applied
                                             ----------------
first to Alternate Base Rate Loans and to any Eurocurrency Loans and Alternate Currency Loans in the Equivalent Amount of such prepayment maturing on such date and then to subsequently maturing Eurocurrency Loans and Alternate Currency Loans in order of maturity; provided, that, if requested by the Company, the
                            --------
Agent shall hold as cash collateral the part of any such prepayment which, in accordance with this clause (iii) is to be applied to outstanding Eurocurrency
                     ------------
Loans. The Agent shall apply such cash collateral to outstanding Eurocurrency Loans on the last day of the next expiring Interest Period with respect to such Loans.

     (z) If on the last Business Day of any month:

            (A) the Dollar Amount of the Revolving Credit Obligations exceeds 105% of the Maximum Revolving Credit Amount, the Company for the ratable benefit of the Lenders shall or shall cause the other Borrowers to immediately prepay Loans (to be applied to such Loans as the Company shall direct at the time of such payment) in an aggregate amount such that after giving effect thereto the Dollar Amount of the Revolving Credit Obligations is less than or equal to the Maximum Revolving Credit Amount; or

            (B) the Dollar Amount of all outstanding Alternate Currency Loans under the Alternate Currency Addenda exceeds 105% of the aggregate Alternate Currency Commitments with respect thereto, the applicable Borrowers shall on such date prepay Alternate Currency Loans in an aggregate amount such that after giving effect thereto the Dollar Amount of all such Alternate Currency Loans is less than or equal to the aggregate Alternate Currency Commitments with respect thereto; or

            (C) the Dollar Amount of the aggregate outstanding principal amount of Alternate Currency Loans exceeds $80,000,000, the applicable Borrowers shall on such date prepay Alternate Currency Loans in an aggregate amount such that after giving effect thereto the Dollar amount of all Alternate Currency Loans is less than or equal to $80,000,000.

     2.5.4. Interest Rates; Interest Periods.  Each Alternate Base Rate Loan
            --------------------------------
shall bear interest on the outstanding principal amount thereof, for each day from the date such loan is made until it becomes due at a rate per annum equal to the Alternate Base Rate for such day. Each Eurocurrency Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Eurocurrency Rate applicable thereto. Each Alternate Currency Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum set forth in the applicable Alternate Currency Addendum. Subject to the provisions of Section 2.5.5, each Advance shall
                                       -------------
bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the earlier of (i) the last day of such Interest Period or (ii) the date of any earlier prepayment as permitted by Section 2.5.3,
                                                                  -------------
at the interest rate determined as applicable to such Advance.


     2.5.5. Default Rate.  After the occurrence and during the continuance
            ------------
of a Default, at the option of the Agent or at the direction of the Required Lenders, the interest rate(s) applicable to the Obligations and the fees payable under Section 2.4 shall be equal to the interest rate(s) and fees applicable for
      -----------
Level I Status plus two percent (2.0%) per annum.
               ----

     2.5.6.    Interest Payment Dates; Interest Basis. Interest accrued on each
               --------------------------------------
Alternate Base Rate Advance and each Swing Loan shall be payable on each Payment Date and with respect to any Swing Loan, on any date on which such Swing Loan is repaid or prepaid, whether due to acceleration or otherwise and at maturity. Interest accrued on each Eurocurrency Advance shall be payable on the last day of its applicable Interest Period, on any date on which such Eurocurrency Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurocurrency Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Except as may otherwise be prescribed in the applicable Alternate Currency Addendum, interest on Alternate Base Rate Loans, Alternate Currency Loans, the commitment fee payable under Section 2.4.1
                                                                  -------------
and any other fees payable pursuant to this Agreement shall be calculated for actual days elapsed on the basis of a 365/366-day year. All Eurocurrency Loans shall be calculated for actual days elapsed on the basis of a 360-day year (or a 365-day year if that is deemed by the Agent to be consistent with market practices for the applicable currency). Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on an Advance or a Swing Loan shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

     2.5.7.    Method of Payment.  Each Advance shall be repaid or prepaid in
               -----------------
the currency in which it was made in the amount borrowed and interest payable thereon shall be paid in such currency. Subject to the last sentence of Section
                                                                        --------
2.5.1, all payments of principal, interest, and fees in Dollars hereunder shall
-----
be made by noon (Indianapolis time) on the date when due in immediately available funds to the Agent at the Agent's address specified pursuant to
Article XIV, or at any other Lending Installation of the Agent specified in
-----------
writing by the Agent to the Company and shall be made ratably among all Lenders in the case of fees and payments in respect of Advances. After the occurrence of a Default, all payments of principal shall be applied ratably among all outstanding Advances. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds which the Agent received at its address specified pursuant to Article
                                                                       -------
XIV or at any Lending Installation specified in a notice received by the Agent
---
from such Lender. All payments to be made by the Borrowers hereunder or under the Notes in any currency other than Dollars (other than in respect of any Alternate Currency Loan) shall be made in such currency on the date due in such funds as may then be customary for the settlement of international transactions in such currency for the account of the Agent, at its Eurocurrency Payment Office for such currency, provided, however, that with respect to any such payments by any of the French Borrowing Subsidiaries, such payments shall be made at the Agent's French Lending Installation. All payments to be made by the Borrowers hereunder in respect of any Alternate Currency Loans shall be made in the currencies in which such Loans are denominated and in funds immediately available, at the office or branch from which the Loan was made under Section
                                                                      --------
2.1.4 not later than 3:00 p.m. local time on the date on which such payment
-----
shall become due. Promptly upon receipt of any payment of principal of the Alternate Currency Loans the Lender receiving such payment shall give written notice to the Agent by telex or telecopy of the receipt of such payment, which notice shall be substantially in the form attached hereto as Exhibit L. The
                                                             ---------
Agent will promptly cause such payments to be distributed to each Lender in like funds and currency. Notwithstanding the foregoing provisions of this Section, if, after the making of any Advance in any currency other than Dollars, currency control or exchange regulations are imposed in the country which issues such currency with the result that different types of such currency (the "New Currency") are introduced and the type of currency in which the Advance was made (the "Original Currency") no longer exists or the applicable Borrower is not able to make payment to the Agent for the account of the Lenders in such Original Currency, then all payments to be made by the applicable Borrower hereunder or under the Notes in such currency shall be made in such amount and such type of the New Currency or Dollars as shall be equivalent to the amount of such payment otherwise due hereunder or under the Notes in the Original Currency, it being the intention of the parties hereto that the Borrowers take all risks of the imposition of any such currency control or exchange regulations. In addition, notwithstanding the foregoing provisions of this Section, if, after the making of any Advance in any currency other than Dollars, the applicable Borrower is not able to make payment to the Agent for the account of the Lenders in the type of currency in which such Advance was made because of the imposition of any such currency control or exchange regulation, then such Advance shall instead be repaid when due in Dollars in a principal amount equal to the Dollar Amount (as of the date of repayment) of such Advance; provided, that if and to the extent
                                           --------
that any legislative measures of the Council of the European Union for the introduction of, changeover to or operation of a single or unified currency provided that following the commencement of the third stage of the Economic and Monetary Union an amount denominated either in the Euro or in the National Currency Unit of a participating member state and payable within that participating member state by crediting an account of the creditor can be paid by the debtor either in the Euro or in that National Currency Unit and so long as the applicable National Currency Unit in which the applicable Loan was made is an Eligible Currency, each Borrower shall be entitled to pay or repay any such amount either in the Euro or in such National Currency Unit.

     2.5.8.    Notes; Telephonic Notices.  Each Lender is hereby authorized to
               -------------------------
record on the schedule attached to each of its Notes, or otherwise record in accordance with its usual practice, the date, the currency, the amount and the maturity of each of its Loans of the type evidenced by such Note; provided, however, that any failure to so record or any errors in such recordation shall not affect the Company's or any Subsidiary's obligations under any Loan Document. The Company and each Borrower hereby authorize the Lenders, the Agent, the Issuing Lenders and the Swing Loan Lenders to extend or continue Advances, effect selections of Types of Advances and transfer funds based on telephonic notices made by any person or persons the Agent or such Lender, Issuing Lender or Swing Loan Lender in good faith believes to be a Financial Officer or an officer, employee or agent of the Company designated by a Financial Officer. The Company agrees to deliver or to cause to deliver promptly to the Agent a written confirmation of each telephonic notice given by the Company or any Subsidiary, signed by a Financial Officer. If the written confirmation differs in any material respect from the action taken by the Agent, the Lenders, the Issuing Lenders, or the Swing Loan Lenders, the records of the Agent, the Lenders, the Issuing Lenders and the Swing Loan Lenders shall govern absent manifest error.

     2.5.9.    Notification of Advances, Interest Rates and Prepayments.
               --------------------------------------------------------
Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Revolving Loan Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. The Agent will notify each Lender of the interest rate applicable to each Eurocurrency Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

     2.5.10.   Non-Receipt of Funds by the Agent.  Unless the Company, a
               ---------------------------------
Borrowing Subsidiary, a Lender or a Swing Loan Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender or Swing Loan Lender, the proceeds of a Loan or (ii) in the case of the Company or a Borrowing Subsidiary, a payment of principal, interest or fees to the Agent for the account of the Lenders or Swing Loan Lenders, that it does not intend to make such scheduled payment, the Agent may assume that such scheduled payment has been made. The Agent may, but shall not be obligated to, make the amount of such scheduled payment available to the intended recipient in reliance upon such assumption. If such Lender, Swing Loan Lender, Borrowing Subsidiary or the Company, as the case may be, has not in fact made such scheduled payment to the Agent, the recipient of such scheduled payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (x) in the case of scheduled payment by a Lender or a Swing Loan Lender, the Federal Funds Effective Rate for such day or (y) in the case of scheduled payment by the Company or a Borrowing Subsidiary, the interest rate applicable to the relevant Loan.

     2.5.11.   Termination or Reduction in the Aggregate Revolving Loan
               --------------------------------------------------------
Commitment.  The Company may at any time after the date hereof permanently
----------
reduce the Aggregate Revolving Loan Commitment or the Alternate Currency Commitments, in whole, or in a minimum aggregate amount of $1,000,000 and in integral multiples of $1,000,000 if in excess thereof (or in such amounts as may be set forth on the applicable Alternate Currency Addendum), ratably among the Lenders upon at least one Business Day's prior written notice to the Agent, which notice shall specify the amount of such reduction; provided, however, no
                                                         --------  -------
such notice of reduction shall be effective to the extent that it would reduce the Aggregate Revolving Loan Commitment to an amount which would be less than the outstanding Dollar Amount of the Revolving Credit Obligations outstanding at the time such reduction is to take effect; provided, further, that no such
                                           --------  -------
notice of reduction shall be effective to the extent that it would reduce the aggregate Alternate Currency Commitments in any Alternate Currency to an amount which would be less than the outstanding amount of the Alternate Currency Loans in such currency at the time such reduction is to take effect. The Aggregate Revolving Loan Commitment once reduced as provided in this Section 2.5.11 may
                                                           --------------
not be reinstated.  If (y) any Lender notifies the Company in accordance with
Section 2.5.15 or (z) a Borrower reasonably determines that it is or will be
--------------
required to make any additional payment to any Lender under Section 3.1, 3.2 or
                                                            -----------  ---
3.3 the Company may, at any time thereafter (provided that no Default or
---
Unmatured Default then exists and no satisfactory solution has been reached pursuant to Section 3.6) and by not less than five Business Days' prior written
            -----------
notice to the Agent, cancel such Lender's Commitment, whereupon such Lender shall cease to be obliged to make further Loans hereunder and its Commitment shall be reduced to zero. Upon termination of such Lender's Commitment, each applicable Borrower shall, subject to the last sentence of this Section 2.5.11,
                                                                --------------
pay all outstanding Obligations owing to such Lender. Any notice of cancellation given pursuant to this Section 2.5.11 shall be irrevocable and
                                    --------------
shall specify the date upon which such cancellation is to take effect. Notwithstanding any such cancellation, the obligations of the Company and the Borrowing Subsidiaries under Sections 3.1, 3.2, 3.3 and 10.6 shall survive any
                             ------------  ---  ---     ----
such
cancellation and be enforceable by such Lender. In any case described in clauses (y) or (z) above in which the Company has the right to cancel a Lender's
-----------    ---
Commitment, the Company may, in connection with such cancellation arrange for a sale (at par) of such Commitment and all outstanding Loans held by such Lender pursuant to the terms of Section 13.3 and such Lender will promptly enter into
                         ------------
any such sale arranged by the Company.

          2.5.12.  Market Disruption.  Notwithstanding the satisfaction of all
                   -----------------
conditions referred to in Article II with respect to any Advance in any currency
                          ----------
other than Dollars, if there shall occur on or prior to the date of such Advance any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would in the reasonable opinion of the Agent or the Required Lenders make it impracticable for the Eurocurrency Loans or Alternate Currency Loans comprising such Advance to be denominated in the currency specified by the applicable Borrower, then the Agent shall forthwith give notice thereof to the Company and the Lenders, and such Loans shall not be denominated in such currency but shall be made on such Borrowing Date in Dollars, in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related Borrowing Notice, as Alternate Base Rate Loans, unless the applicable Borrower notifies the Agent at least one Business Day before such date that (i) it elects not to borrow on such date or (ii) it elects to borrow on such date in a different Agreed Currency or Alternate Currency, as the case may be, in which the denomination of such Loans would in the opinion of the Agent and the Required Lenders be practicable and in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related Borrowing Notice.

          2.5.13.  Lending Installations.  Subject to Section 3.6, each Lender
                   ---------------------              -----------
may, by written, telex or telecopy notice to the Agent and the Company, book its Loans at any Lending Installation selected by such Lender and may from time to time, change its Lending Installation and for whose account Loan payments are to be made, provided that no Lender (other than a Lender organized under the laws of the Republic of France) may designate a French Lending Installation located outside the European Community with respect to the French Borrowing Subsidiaries. Each Lender will notify the Agent and the Company on or prior to the date of this Agreement of the Lending Installation which it intends to utilize for each type of Loan hereunder. Each Lender's Lending Installation for Loans to any of the French Borrowing Subsidiaries (the "French Lending Installations") is specified on Schedule II.
                                -----------

          2.5.14.  Borrowing Subsidiaries.  The Company may at any time or from
                   ----------------------
time to time, with the consent of the Agent, which consent shall not be unreasonably withheld, add as a party to this Agreement any French, Dutch, English, Scottish, German or domestic Subsidiary to be a "Borrowing Subsidiary" hereunder by (a) the execution and delivery to the Agent of a duly completed Assumption Letter by such Subsidiary, with the written consent of the Company at the foot thereof and (b) the execution and delivery to the Agent of such other guaranty and security documents as may be reasonably required by the Agent, such documents with respect to any additional French, Dutch, German, English or Scottish Subsidiaries to be substantially similar in form and substance to the Loan Documents executed on or about the date hereof by the French, Dutch, German, English or Scottish Subsidiaries parties hereto as of the Effective Date. Upon such execution, delivery and consent such Subsidiary shall for all purposes be a party hereto as a Borrowing Subsidiary as fully as if it had executed and delivered this Agreement. So long as the principal of and interest on any Advances made to any Borrowing Subsidiary under this Agreement shall have been repaid or paid in full, all Letters of Credit issued for the account of such Borrowing Subsidiary have expired or been returned and terminated and all other obligations of such Borrowing Subsidiary under this Agreement shall have been fully performed, the Company may, by not less than five Business Days' prior notice to the Agent (which shall promptly notify the Lenders thereof), terminate such Borrowing Subsidiary's status as a "Borrowing Subsidiary".

          On or prior to the date of its execution and delivery of this Agreement in the case of any Lender (and on or prior to the effective date specified in any Assignment Agreement pursuant to which a Person becomes a Lender in the case of each other Lender), each Lender that is not incorporated under the laws of the United States of America, or a state thereof, agrees that it will (a) if such Lender is a "bank" within the meaning of Section 881(c)(3)(A) of the Code, deliver to the Borrower and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 (or other appropriate form), certifying in either case that such Lender is entitled to receive payments under the Transaction Documents without deduction or withholding of any United States federal income taxes or, (b) if such Lender is not a "bank" within the meaning of section 881(c)(3)(A) of the Code and intends to claim exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such non-U.S. Lender delivers a Form W-8, a certificate representing that such non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such non-U.S. Lender claiming complete exemption from U.S. Federal withholding tax on payments of interest by the applicable Borrowers under this Agreement and the other Transaction Documents. Each Lender which so delivers a Form 1001 or 4224 further undertakes to deliver to the Borrower and the Administrative Agent two additional copies of such form (or a successor form) on or before the date that such form (or a replacement of an expired form) expires (currently, three successive calendar years for Form 1001 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Administrative Agent, in each case certifying that such Lender is entitled to receive payments under the Transaction Documents without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender promptly advises the Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

     (ii) Within five Business Days after any request made in writing by any UK Borrowing Subsidiary in relation to payments under or pursuant to this Agreement by such UK Borrowing Subsidiary, each Lender, Swing Loan Lender or Issuing Lender (and on or prior to the effective date specified in the Notice of Assignment pursuant to which a Purchaser becomes a Lender in the case of each other Lender), in relation to which such payments are to be made and which is not a Qualifying

Bank, agrees that it will complete and file, with the relevant tax authority in the jurisdiction in which it is treated as resident for the purposes of any double taxation treaty between that jurisdiction and the United Kingdom, such form as may be required in order to facilitate the obtaining by such UK Borrowing Subsidiary of a direction issued by the United Kingdom Inland Revenue pursuant to The Double Taxation Relief (Taxes on Income)(General) Regulations 1970 (or any legislation replacing those regulations) by which such UK Borrowing Subsidiary is directed to make payments under or pursuant to this Agreement to such Lender without deduction or withholding of any United Kingdom income tax.

     (iii) Each Lender, Swing Loan Lender, or Issuing Lender agrees to file with the Agent and the Company, in duplicate, (a) on the date such Lender, Swing Loan Lender, or Issuing Lender (and on or prior to the effective date specified in the Notice of Assignment pursuant to which a Purchaser becomes a Lender in the case of each other Lender) becomes an Alternate Currency Bank with respect to an Alternate Currency or a Lender, Swing Loan Lender or Issuing Lender with respect to an Obligation of a Dutch Borrowing Subsidiary and (b) thereafter as frequently as required by applicable law unless not legally able to do so as a result of a change in applicable tax law enacted, or treaty promulgated, after the date on which such Lender, Swing Loan Lender, or Issuing Lender becomes a party hereunder on or prior to the immediately following due date of any payment by the Borrowers hereunder, a properly completed and executed copy of any form, certification or similar documentation, if any, necessary for claiming complete exemption from withholding taxes with respect to all payments to be made to such Alternate Currency Bank under the applicable Alternate Currency Addendum or by such Dutch Borrowing Subsidiary to such Lender, Swing Loan Lender or Issuing Lender, as the case may be, or an opinion of counsel reasonably acceptable to Borrowers confirming such exemption; provided that such Lender's failure to
                                     --------
complete, execute and file such form, certification or similar documentation shall not relieve the Borrowers of any of their obligations under this Agreement, other than their obligations under Section 3.1 and Section 3.2 with
                                              -----------     -----------
respect to increased costs that are a result of such failure and the applicable Borrower, the Agent and the Alternate Currency Agent shall be permitted to withhold federal, state and local income taxes due under the relevant jurisdiction from any payments made under such Alternate Currency Addendum at the applicable statutory rate.

     2.5.16.  Judgment Currency. If for the purposes of obtaining judgment in
              -----------------
any court it is necessary to convert a sum due from a Borrower hereunder or under any of the Notes in the currency expressed to be payable herein or under the Notes (the "specified currency") into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the specified currency with such other currency at the Agent's office in Indianapolis, Indiana on the Business Day preceding that on which final, non-appealable judgment is given. The obligations of the applicable Borrower in respect of any sum due to any Lender or the Agent hereunder or under any Note shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Agent, as the case may be, in the specified currency, the applicable Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender or the Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 12.2, such Lender or the
                                              ------------
Agent, as the case may be, agrees to remit such excess to the applicable
Borrower.

          2.5.17  Overall Effective Rate for French Borrowing Subsidiaries;
                  ---------------------------------------------------------
Limitation on German Borrowing Subsidiaries' Obligations.
--------------------------------------------------------

          (a) For the purposes of Articles L 313.1 and L 313.2 of the French consumer code (Code de la Consommation) only, the Lenders represent to the Borrowers, who accept such representation, that the "overall effective rate" (taux effectif global, within the meaning of French law) calculated in accordance with the above articles on the basis of a three hundred and sixty-five (365) day year, would be [___]% ([___] percent per annum) if the French Borrowing Subsidiaries were to borrow on October 15, 1998.

          (b) The above overall effective rate was calculated on the assumptions of (i) an existing Level I Status, (ii) an Advance to the Borrowers in an amount of [$_________ (_______ Million Dollars)], (iii) a Borrowing Date on October 15, 1998 and (iv) an Alternate Base Rate at [____%] plus the Applicable Margin at [_____%].

          (c) The obligations of any German Borrowing Subsidiary under this Agreement or any other Loan Document shall always be limited to the extent that the enforcement of any of its obligations hereunder would cause its net assets (Reinvermogen) to be reduced below the amount of its registered share capital, as protected by Sections 30 and 31 of the German Act concerning Limited Liability Companies (GmbHG).

          2.6. Letter of Credit Facility.
               --------------------------

          2.6.1.  Letters of Credit.   (a) Upon receipt of duly executed
                  ------------------
applications therefor, and such other documents, instruments and agreements as an Issuing Lender may reasonably require, and subject to the provisions of
Article IV, the Agent or one of its affiliates that is a Lender shall, or any
----------
other Lender, in its sole discretion, may, issue Letters of Credit for the account of the applicable Borrower (the Agent and each such other Lender in such capacity being referred to as an "Issuing Lender"), on terms as are satisfactory to such Issuing Lender; provided, however, that no Letter of Credit will be
                        --------  -------
issued for the account of any Borrower by an Issuing Lender if on the date of issuance, before or after taking such Letter of Credit into account (i) the Dollar Amount of the aggregate unpaid principal balance of the Revolving Credit Obligations at such time would exceed the Maximum Revolving Credit Amount at such time or (ii) the aggregate outstanding amount of the L/C Obligations would exceed $20,000,000; and provided, further, that no Letter of Credit shall be
                        --------  -------
issued unless (A) it is denominated in Dollars or Agreed Currency and (B) it has an expiration date that is (1) no more than one year after the date of issuance of such Letter of Credit (provided that a Letter of Credit may provide for an annual renewal if such renewal is consented to by the Issuing Lender and the conditions precedent to the issuance of such Letter of Credit are met at the time of such renewal) and (2) no later than the Termination Date. If any Borrower applies for a Letter of Credit from any Lender other than the Agent, such Borrower or the Company on behalf of such Borrower shall simultaneously notify the Agent of the proposed amount and expiration date of such Letter of Credit. The Agent shall promptly notify the applicable Borrower and the Lender to which such application has been made whether the issuance of such Letter of Credit would comply with the terms of this Section 2.6.1. Upon the effectiveness of this Agreement, the Existing
     -------------
Letters of Credit shall be deemed to constitute Letters of Credit hereunder having as their issuance date the effective date of this Agreement. Fees shall accrue in respect of the Existing Letters of Credit as provided in Section 2.6.5
                                                                   -------------
of this Agreement beginning as of the effective date of this Agreement but the Company shall receive full credit for fees paid in advance with respect to such Existing Letters of Credit.

          2.6.2.  Letter of Credit Participation.  Immediately upon the
                  -------------------------------
Effective Date with respect to the Existing Letters of Credit and immediately upon the issuance of each other Letter of Credit hereunder, each Lender with a Revolving Loan Commitment greater than zero shall be deemed to have automatically, irrevocably and unconditionally purchased and received from the applicable Issuing Lender an undivided interest and participation in and to such Letter of Credit, the obligations of the applicable Borrower in respect thereof, and the liability of the applicable Issuing Lender thereunder (collectively, an "L/C Interest") in an amount equal to the amount available for drawing under
 ------------
such Letters of Credit multiplied by a fraction having as its numerator such Lender's Revolving Loan Commitment and as its denominator, the Aggregate Revolving Loan Commitment. The Agent will notify each Lender (or in the case of an Issuing Lender other than the Agent, such Issuing Lender shall notify the Agent who in turn will notify each Lender) promptly upon presentation to it of an L/C Draft or upon any other draw under any Letter of Credit. On or before the Business Day on which any Issuing Lender makes payment of each such L/C Draft or, in the case of any other draw on the Letter of Credit, on demand of such Issuing Lender, each Lender shall make payment to the Agent for the account of the applicable Issuing Lender, in immediately available funds in an amount equal to such Lender's ratable share (determined in accordance with the fraction described above) of the amount of such payment or draw. The obligation of each Lender with a Revolving Loan Commitment greater than zero to pay the Agent for the account of the applicable Issuing Lender under this Section 2.6.2 shall be
                                                        -------------
unconditional, continuing, irrevocable and absolute and shall not be affected or impaired by, among other things, the reduction, suspension or termination of the Aggregate Revolving Loan Commitment pursuant to this Agreement. In the event that any Lender fails to make payment to the Agent of any amount due under this
Section 2.6.2, the Agent shall be entitled to receive, retain and apply against
-------------
such obligation the principal and interest otherwise payable to such Lender hereunder until the Agent receives such payment from such Lender or such obligation is otherwise fully satisfied; provided, however, that nothing
                                         --------  -------
contained in this sentence shall relieve such Lender of its obligation to reimburse the Agent for such amount in accordance with this Section 2.6.2.
                                                            -------------

          2.6.3.  Reimbursement Obligation.  Each Borrower agrees
                  ------------------------
unconditionally, irrevocably and absolutely upon receipt of notice from the Agent or the applicable Issuing Lender to pay immediately to the Agent, for the account of the applicable Issuing Lenders or the account of the Lenders, as the case may be, the amount of each advance which may be drawn under or pursuant to a Letter of Credit or an L/C Draft related thereto issued at such Borrower's request (such obligation of any Borrower to reimburse the Issuing Lender or the Agent for an advance made under a Letter of Credit or L/C Draft being hereinafter referred to as a "Reimbursement Obligation" with respect to a Letter
                              ------------------------
of Credit or L/C

Draft). If any Borrower at any time fails to repay a Reimbursement Obligation pursuant to this Section 2.6.3, such Borrower shall be deemed to have elected to
                 -------------
borrow an Alternate Base Rate Advance from the Lenders, as of the date of the advance giving rise to the Reimbursement Obligation, equal in amount to the amount of the unpaid Reimbursement Obligation, the proceeds of which Advance shall be used to repay such Reimbursement Obligation and such an Advance shall be available from the Lenders notwithstanding the fact that the Aggregate Revolving Loan Commitment may have been reduced, suspended or terminated pursuant to this Agreement (notwithstanding the minimum amount of Advances as provided in Section 2.5.2). If, for any reason, the Borrower fails to repay a
            -------------
Reimbursement Obligation on the day such Reimbursement Obligation arises, then such Reimbursement Obligation shall bear interest from and after such day, until paid in full, at the interest rate applicable to Alternate Base Rate Advances.

          2.6.4.  Cash Collateral.   Notwithstanding anything to the contrary
                  ---------------
herein or in any application for any Letter of Credit, (a) after the occurrence and during the continuance of a Default or (b) to the extent necessary in connection with any mandatory reduction of the Aggregate Revolving Loan Commitment pursuant to Section 2.5.11, each Borrower with outstanding L/C
                       --------------
Obligations shall, upon the Agent's demand or if earlier, at the time of the applicable mandatory reduction of the Aggregate Revolving Loan Commitment pursuant to Section 2.5.11 or mandatory prepayment or repayment of Loans
            --------------
pursuant to Section 2.5.3, as the case may be, deliver to the Agent  for the
            -------------
benefit of the Lenders, cash collateral in an amount equal to the aggregate outstanding L/C Obligations of such Borrower, or in connection with a deposit made pursuant to the foregoing clause (b), such lesser amount of the outstanding
                               ----------
L/C Obligations of such Borrower as shall satisfy the requirements of Section
                                                                      -------
2.5.11 or Section 2.5.3, as applicable.  Any such collateral shall be held by
------    -------------
the Agent in a separate account appropriately designated as a cash collateral account in relation to this Agreement and the Letters of Credit and retained by the Agent for the benefit of the Lenders as collateral security for the applicable Borrower's obligations in respect of this Agreement and the Letters of Credit and L/C Drafts. Such amounts shall be applied to reimburse the Agent or each Issuing Lender for drawings or payments under or pursuant to the Letters of Credit or L/C Drafts, or if no such reimbursement is required, to payment of any other due and unpaid costs, fees, expenses and other Obligations related to the Letters of Credit, any L/C Drafts and such cash collateral account, as the Agent shall determine. If no Default shall be continuing, amounts remaining in any cash collateral account established pursuant to this Section 2.6.4 pursuant
                                                         -------------
to clause (a) above which are not to be applied to reimburse the Agent for
   ----------
amounts drawn under the Letters of Credit or L/C Drafts or to the payment of related costs, fees, expenses and other Obligations then due and payable as described above, shall be returned to the Borrower. In addition, if the conditions giving rise to a deposit of cash collateral pursuant to clause (b)
                                                                   ----------
above cease to exist, any amounts remaining in any cash collateral account established pursuant to this Section 2.6.4 pursuant to such clause (b) which are
                             -------------                  ----------
not to be applied to reimburse the Agent for amounts drawn under the Letters of Credit or L/C Drafts or to the payment of related costs, fees, expenses and other Obligations then due and payable as described above, shall be returned to the applicable Borrower. Investment earnings (net of any unpaid costs, fees, expenses and other Obligations related to the Letters of Credit, any L/C Drafts and such cash collateral account) on amounts on deposit in the cash collateral account shall be for the account of the Borrower, and the Agent shall remit any such accrued earnings to the Borrower no less frequently than quarterly.

          2.6.5.  Letter of Credit Fees.   The Borrowers agree to pay (a) to
                  ----------------------
the Agent for the ratable benefit of the Lenders, a letter of credit fee (the "Letter of Credit Fee") equal to the Applicable Letter of Credit Fee Rate in effect from time to time (such rate to change as and when prescribed in Section
                                                                        -------
2.3) on the maximum aggregate daily amount expected to be available for drawing
---
under the outstanding Letters of Credit, such fee to be paid to the Agent for the ratable benefit of the Lenders with a Revolving Loan Commitment greater than zero quarterly in advance on each Payment Date and on the Termination Date; provided, however, that in the event that the actual amount available for
--------  -------
drawing under the outstanding Letters of Credit is less than expected during any quarter, the Borrowers shall receive a rebate equal to the Letter of Credit Fee paid in connection with such reduced amount and (b) to the Issuing Lenders, such fronting fees as may be agreed upon between the applicable Borrower and each such Issuing Lender (not to exceed .25% on the face amount of such Letter of Credit) and all customary fees and other issuance, amendment, negotiation and presentment expenses and related charges in connection with the issuance, amendment, presentation of L/C Drafts, and the like customarily charged by each such Issuing Lender with respect to standby letters of credit, payable at the time of invoice of such amounts.

          2.6.6.  Indemnification; Exoneration.   (a)  In addition to amounts
                  ----------------------------
payable as elsewhere provided in this Agreement, the Company and each Borrowing Subsidiary hereby agree to protect, indemnify, pay and save harmless the Agent, each Issuing Lender, each Swing Loan Lender and each Lender from and against any and all liabilities and costs which the Agent, any Issuing Lender, any Swing Loan Lender or any Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit other than, in the case of the issuer thereof, as a result of its Gross Negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, or
(ii) the failure of the issuer thereof to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto governmental authority (all such acts or omissions herein called "Governmental Acts").
                         -----------------

                  (b) As among the Borrowers, the Issuing Lenders, the Swing Loan Lenders, the Lenders and the Agent, the Borrowers assume all risks of the acts and omissions of, or misuse of a Letter of Credit by, the beneficiary of any Letter of Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of the letter of credit application and the letter of credit reimbursement agreement executed by the applicable Borrower in connection with any Letter of Credit, the issuer of any Letter of Credit, the Agent, the Swing Loan Lenders and the Lenders shall not be responsible (in the absence of Gross Negligence or willful misconduct in connection therewith, as determined by the final judgment of a court of competent jurisdiction): (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon any Letter of Credit provided that all documents required to be presented in connection with any such drawing appear on their face to have been presented and to be in proper form; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telecopy, telex, or other similar form of teletransmission or otherwise; (v) for errors in interpretation of technical trade terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under any Letter of Credit; and (viii) for any consequences arising from causes beyond the control of the Agent, the issuer of any Letter of Credit, and the Lenders including, without limitation, any Governmental Acts. None of the above shall affect, impair, or prevent the vesting of any rights or powers of the issuer of any Letter of Credit under this Section 2.6.6.
                                -------------

          (c) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the issuer of any Letter of Credit under or in connection with a Letter of Credit issued on behalf of any Borrower or any related certificates shall not, in the absence of Gross Negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, put such issuer, the Agent, any Issuing Lender, any Swing Loan Lender or any Lender under any resulting liability to the Company or any Guarantor or relieve the Borrower or any Guarantor of any of its obligations hereunder or under the relevant Guaranty to any such Person.

          (d) Without prejudice to the survival of any other agreement of any Borrower hereunder, the agreements and obligations of the Borrowers contained in this Section 2.6.6 shall survive the payment in full of principal and interest
     -------------
hereunder, the termination of the Letters of Credit and the termination of this Agreement.

          (e) Notwithstanding anything therein to the contrary, in the event any of the provisions of any application submitted by any Borrower in connection with any Letter of Credit conflict with the provisions of this Agreement, the terms of this Agreement shall govern.

     2.7  Termination Date. This Agreement shall be effective until the earlier
          ----------------
of (A) the later of (i) the Termination Date, (ii) the Term Loan Termination Date and (iii) the date on which all Rate Hedging Obligations shall have been fully paid and satisfied or (B) the date on which no Loans shall be outstanding, all of the Secured Obligations (other than contingent indemnity obligations) shall have been fully paid and satisfied, all Commitments shall have been terminated, and all of the Letters of Credit shall have expired, been canceled or terminated or cash collateralized. Upon termination of this Agreement all of the rights and remedies under this Agreement and the other Loan Documents (other than those which by their terms survive such termination) shall terminate and the Agent shall release its security interest in and to all existing and future Collateral and return any Collateral in its possession to the Borrowers or applicable parties.

                     ARTICLE III:  CHANGE IN CIRCUMSTANCES
                                   -----------------------

     3.1.  Taxes.
           -----

    3.1.1.  Payments to be Free and Clear.  All sums payable by each Borrower
            -----------------------------
under the Loan Documents, whether in respect of principal, interest, fees or otherwise, shall be paid without deduction for any present and future taxes, levies, imposts, deductions, charges or withholdings imposed by any government or any political subdivision or taxing authority thereof (but excluding any franchise tax or tax on or measured by the net income, profits or gains of any Lender, Swing Loan Lender, or Issuing Lender) and all interest, penalties or similar liabilities with respect thereto (collectively, all such as excluded taxes, "taxes"), which amounts shall be paid by the applicable Borrower as provided in Section 3.1.2 and subject to Section 3.1.3 below.
               -------------                -------------

     3.1.2.  Grossing-up of Payments.  If: (a) any Borrower or any other Person
             -----------------------
is required by law to make any deduction or withholding on account of any such taxes from any sum paid or expressed to be payable by the applicable Borrower to any Lender, Swing Loan Lender or Issuing Lender under this Agreement; or (b) any party to this Agreement (or any Person on its behalf) other than any Borrower is required by law to make any deduction or withholding from, or any payment on or calculated by reference to the amount of, any such sum received or receivable (other than on account of any excluded taxes) by any Lender, Swing Loan Lender or Issuing Lender under this Agreement then subject to Section 3.1.3 below:
                                                       -------------

          (i) the applicable party shall notify the Agent and, if such party is not the applicable Borrower, the Agent will notify the applicable Borrower in writing of any such requirement or any change in any such requirement as soon as such party becomes aware of it;

          (ii) the applicable Borrower shall pay any such taxes before the later of (i) the date on which penalties attached thereto become due and payable or (ii) 15 days after the date of receipt by the applicable Borrower of such written notification provided by the Agent in accordance with paragraph (i) if such applicable party is not the applicable Borrower, such payment to be made (if the liability to pay is imposed on such Borrower) for its own account or (if that liability is imposed on any party to this Agreement) on behalf of and in the name of that party;

          (iii) the sum payable by the applicable Borrower in respect of which the relevant deduction, withholding or payment is required shall (except, in the case of any such payment, to the extent that the amount thereof is not ascertainable when that sum is paid) be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, that party receives on the due date and retains (free from any liability in respect of any such deduction, withholding or payment) a sum equal to that which it would have received and so retained had no such deduction, withholding or payment been required or made; and

          (iv) within thirty (30) days after payment of any sum from which the applicable Borrower is required by law to make any deduction or withholding, and within thirty (30) days after the due date of payment of any tax or other amount which it is required by paragraph (ii) to pay, it shall deliver to the Agent all such certified documents and other evidence as to the making of such deduction, withholding or payment as (a) are reasonably satisfactory to the affected parties as proof of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority and (b) are required by any such party to enable it to claim a tax credit with respect to such deduction, withholding or payment.

      3.1.3  Certification of Withholding Tax Exemption.  (a) For any period
             -------------------------------------------
with respect to which a Lender, Swing Loan Lender, or Issuing Lender has failed to provide the Company with an appropriate form described in Section 2.5.15(i)
                                                             -----------------
(other than if such failure is due to a change in law occurring after the date on which such Lender, Swing Loan Lender, or Issuing Lender became a party hereunder), such Lender, Swing Loan Lender, or Issuing Lender shall not be entitled to indemnification under this Agreement with respect to taxes imposed by the United States; provided, however, that should a Lender become subject to
                      --------  -------
such taxes because of its failure to deliver a form required hereunder, the Company shall take such steps as such Lender shall reasonably request to assist such Lender to recover such taxes. If at the time a Lender, Swing Loan Lender, or Issuing Lender first becomes a party to this Agreement such party does not deliver to the Company and the Agent an appropriate form described in Section
                                                                      -------
2.5.15(i) that indicates a complete exemption from (or a complete reduction in
---------
rate of) United States withholding tax, withholding tax at such rate shall be considered excluded from taxes for purposes of Section 3.1 unless and until such
                                               -----------
Lender provides an appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from taxes for purposes of Section 3.1 for periods governed by such form.
                           -----------

          (b) For any period with respect to which a Lender, Swing Loan Lender, or Issuing Lender which is entitled to receive payment under or pursuant to this Agreement from any UK Borrowing Subsidiary either:

     (i) has ceased to be a Qualifying Bank (unless such cessation is due to a change in law or regulation occurring after the date on which such Lender, Swing Loan Lender, or Issuing Lender became a party hereunder); or

     (ii) not being a Qualifying Bank, has failed to file a form following a written request as referred to in, and in accordance with, Section
                                                                     -------
          2.5.15(ii) (other than if such failure is due to a change in treaty,
          ----------
          law or regulation occurring after the date on which such Lender, Swing Loan Lender, or Issuing Lender became a party hereunder);

     such Lender, Swing Loan Lender, or Issuing Lender shall not be entitled to indemnification under this Agreement with respect to taxes imposed by the United Kingdom; provided, however, that should a Lender, Swing Loan Lender,
                     --------  -------
     or Issuing Lender become subject to such taxes because of its failure to make such filing as is required hereunder, the Company shall, and shall procure that such UK Borrowing Subsidiary shall, take such steps as such Lender shall reasonably request to assist such Lender to recover such taxes.

          (c) For any period with respect to which a Lender, Swing Loan Lender, or Issuing Lender has failed to provide the Company with an appropriate form described in Section 2.5.15(iii) (other than if such failure is due to a change
             -------------------
in law or any regulation occurring after the date on which such Lender, Swing Loan Lender, or Issuing Lender became a party hereunder), such Lender, Swing Loan Lender or Issuing Lender shall not be entitled to indemnification under this Agreement with respect to taxes imposed as a result of such failure and the Agent or the Alternative Currency Agent, as applicable, shall be permitted to withhold federal, state and local income taxes due under the relevant jurisdiction from any payments at the applicable statutory rate; provided,
                                                                 --------
however, that should a Lender, Swing Loan Lender or Issuing Lender became
-------
subject to such taxes because of its failure to deliver a form required hereunder, the Company shall, and shall cause such Borrowing Subsidiary to, take such steps as such Lender, Swing Loan Lender or Issuing Lender, shall reasonably request to assist such Lender to recover such taxes.

     3.2.  Increased Costs.  If, at any time after the date of this Agreement,
           ---------------
the adoption of any law or the application of any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change therein, or any change in the interpretation or administration thereof,

            (i) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender, any Swing Loan Lender or any Issuing Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Advances bearing interest at the Eurocurrency Rate), or

            (ii) imposes any other condition (not being a tax imposed, levied, collected, withheld or assessed by any taxing authority), the result of which is to increase the cost to any Lender, any Swing Loan Lender or any Issuing Lender or any applicable Lending Installation of making, funding or maintaining such Loans or issuing or participating in Letters of Credit or reduces any amount receivable by any Lender, Swing Loan Lender or Issuing Lender or any applicable Lending Installation in connection with such Loans or Letters of Credit, or requires any Lender, Swing Loan Lender or Issuing Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of such Loans or Letters of Credit held or interest received by it, by an amount deemed material by such Lender, Swing Loan Lender or Issuing Lender, then, within 15 days of written demand by such Lender, Swing Loan Lender or Issuing Lender, the applicable Borrower shall pay such Lender, Swing Loan Lender or Issuing Lender that portion of such increased expense incurred or reduction in an amount received which such Lender, Swing Loan Lender or Issuing Lender determines (as evidenced by its written demand) is attributable to making, funding and maintaining its Loans, its L/C Interests, the Letters of Credit and its Revolving Loan Commitment.

     3.3.  Changes in Capital Adequacy Regulations.  If a Lender, Swing Loan
           ---------------------------------------
Lender or Issuing Lender reasonably determines that the amount of capital required or expected to be maintained by such Lender, Swing Loan Lender or Issuing Lender, any Lending Installation of such Lender, Swing Loan Lender or Issuing Lender or any corporation controlling such Lender, Swing Loan Lender or Issuing Lender attributable to this Agreement, the Loans, the L/C Interests, the Letters of Credit or its obligation to make Loans or participate in Letters of Credit hereunder is increased as a result of a Change (as hereafter defined), then, within 15 days of written demand by such Lender, Swing Loan Lender or Issuing Lender (with a copy of such demand to the Agent), the Company shall pay such Lender, Swing Loan Lender or Issuing Lender the amount which such Lender, Swing Loan Lender or Issuing Lender determines is necessary to compensate it for any reduction in the rate of return on capital to an amount below that which such Lender, Swing Loan Lender or Issuing Lender could have achieved but for such Change and is attributable to this Agreement, the Loans, its L/C Interests, the

Letters of Credit or its obligation to make Loans or participate in Letters of Credit hereunder. "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines (as hereafter defined) or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender, Swing Loan Lender or Issuing Lender or any Lending Installation or any corporation controlling any Lender, Swing Loan Lender or Issuing Lender. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States of America on the date of this Agreement, including transition rules, and
(ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States of America implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

      3.4.  Availability of Types of Advances.  If the Required Lenders
            ---------------------------------
reasonably determine that (i) deposits of a type and maturity appropriate to match fund Advances bearing interest at the Eurocurrency Rate are not available or (ii) the interest applicable to a Type of Advance does not accurately reflect the cost of making or maintaining such Advance, then the Agent shall suspend the availability of the affected Type of Advance. If any Lender determines that maintenance of its Eurocurrency Loans would violate any applicable law, rule, regulation or directive, whether or not having the force of law, then such Lender may by notice to the applicable Borrower, through the Agent, require that any of its Eurocurrency Loans be promptly converted to an unaffected Type of Loan until such illegality shall cease; and thereafter, any request for a Eurocurrency Loan shall, with respect to such Lender, be deemed a request for an Alternate Base Rate Loan.

      3.5.  Funding Indemnification.  If any payment of a Eurocurrency Advance
            -----------------------
or a Swing Loan occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise (including, without limitation, any conversion of an Alternate Currency Loan to Dollars pursuant to Section 2.1.4(vi) or any receipt by a Lender of all or a
                    -----------------
portion of the principal of a Loan prior to the last day of the applicable Interest Period as a result of a sale arranged by the Company pursuant to
Section 2.5.11) or a Eurocurrency Advance or Swing Loan is not made on the date
--------------
specified by the applicable Borrower for any reason other than default by the Lenders or applicable Swing Loan Lenders, such Borrower will indemnify each Lender or Swing Loan Lender, as applicable for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Eurocurrency Advance or Swing Loan. In connection with any assignment by any Lender pursuant to Section 13.3 of any portion of the Loans made prior to the earlier of (i) the
   ------------
completion of the syndication of the facilities hereunder (as determined by the Arranger) and (ii) ninety (90) days following the initial funding hereunder, if any Borrower has Eurocurrency Loans outstanding an interest in which is being assigned, then, unless the assigning Lender in its discretion agrees otherwise, such Borrower shall be deemed to have repaid all outstanding Eurocurrency Advances as of such date and reborrowed such amount as an Alternate Base Rate Advance and/or Eurocurrency Advance (chosen in accordance with the provisions of
Article II) and the indemnification provisions under this Section 3.5 shall
----------                                                -----------
apply.

      3.6.  Mitigation of Additional Costs or Adverse Circumstances.  If, in
            --------------------------------------------------------
respect of any Lender, Swing Loan Lender and Issuing Lender, circumstances arise which would or would upon the giving of notice result in:

            (a) an increase in the liability of a Borrower to such Lender under
     Section 3.1, 3.2 or 3.3 or
     -----------  ---    ---

            (b) the unavailability of a Type of Loan under Section 3.4;
                                                         -----------

then, without in any way limiting, reducing or otherwise qualifying the applicable Borrower's obligations under any of the clauses referred to above in this Section 3.6 and subject to Section 2.5.11, such Lender shall promptly upon
     -----------                --------------
becoming aware of the same notify the Agent thereof and shall, in consultation with the Agent and the Company and to the extent that it can do so without prejudice to its own position, take such reasonable steps as may be reasonably open to it to mitigate the effects of such circumstances (including, without limitation, (i) the transfer of its Loans to a Lending Installation in another jurisdiction, (ii) the assignment of its rights and obligations hereunder to a financial institution willing to participate in this facility or (iii) the restructure of its participation in this facility in a manner which will avoid the event in question and on terms mutually acceptable to such Lender, the Agent and the Company). If and so long as a Lender has been unable to take, or has not taken, steps acceptable to the Company to mitigate the effect of the circumstances in question, such Lender shall be obliged, at the request of the Company, to assign all its rights and obligations hereunder to a financial institution nominated by the Company with the approval of the Agent and willing to participate in the facility in place of such Lender; provided that such financial institution satisfies all of the requirements of this Agreement including, but not limited to, providing the forms required by Sections 2.5.15
                                                               ---------------
and 13.3.2. Notwithstanding any such assignment, the obligations of the Company
    ------
under Sections 3.1, 3.2, 3.3 and 10.6 shall survive any such assignment and be
      ------------  ---  ---     ----
enforceable by such Lender.

      3.7.  Lender Statements; Survival of Indemnity.  Each Lender, Swing Loan
            ----------------------------------------
Lender and Issuing Lender shall deliver a written statement of such Lender, Swing Loan Lender or Issuing Lender as to the amount due, if any, under Section
                                                                        -------
3.1, 3.2, 3.3 or 3.5.  Such written statement shall set forth in reasonable
---  ---  ---    ---
detail the event by reason of which such Lender, Swing Loan Lender or Issuing Lender is entitled to make a claim for such amount and the calculations upon which such Lender, Swing Loan Lender or Issuing Lender determined such amount, which shall be final, conclusive and binding on the applicable Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurocurrency Loan shall be calculated as though each Lender funded its Eurocurrency Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurocurrency applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement shall be payable within three (3) Business Days of demand after receipt by the
applicable Borrower of the written statement.   Notwithstanding any contrary
provision of this Article III, no Borrower shall be required to make any
                  -----------
payments to any Lender, Swing Loan Lender or Issuing Lender pursuant to Sections
                                                                        --------
3.2 or 3.3 with respect to periods of time more than 60 days prior to date upon
---    ---
which such Lender's, Swing Loan Lender's or Issuing Lender's written statement in accordance with the terms of this Section 3.7 is first delivered to the
                                     -----------
applicable Borrower.  The obligations of such Borrower under

Sections 3.1, 3.2, 3.3 and 3.5 shall survive payment of any other of such
------------  ---  ---     ---
Borrower's Obligations and the termination of this Agreement.


                       ARTICLE IV:  CONDITIONS PRECEDENT
                                    --------------------

      4.1.  Effectiveness of this Agreement.  This Agreement shall become
            -------------------------------
effective as of the date hereof when the Agent shall have received counterparts of this Agreement executed by the Company, each of the Borrowing Subsidiaries listed on the signature pages hereof and each of the Lenders listed on the signature pages hereof.

      4.2.  Initial Advance to Each New Borrowing Subsidiary.  No Lender shall
            ------------------------------------------------
be required to make an Advance hereunder or purchase participations in Letters of Credit, Swing Loans or Alternate Currency Loans hereunder, no Issuing Lender shall be required to issue a Letter of Credit hereunder, no Swing Loan Lender shall be required to make any Swing Loans hereunder, and no Alternate Currency Bank shall be required to make any Alternate Currency Loans, in each case, to a new Borrowing Subsidiary added after the Effective Date unless (a) all such documents, instruments and agreements required by the Agent granting a first priority security interest in substantially all of the Property of such new Borrowing Subsidiary (subject to Liens permitted hereunder, and other than property which the Agent and the Company agree to exclude, and limited, in the case of a domestic Subsidiary pledging the Capital Stock of a foreign subsidiary, to 65% of such issued and outstanding Capital Stock to secure all of the Secured Obligations) in favor of the Agent on behalf of the Lenders and the Holders of Secured Obligations shall have been executed and ready to be filed in the appropriate jurisdictions and (b) the Company has furnished or caused to be furnished to the Agent with sufficient copies for the Lenders:

            (i) The Assumption Letter executed and delivered by such Borrowing Subsidiary and containing the written consent of the Company at the foot thereof, as contemplated by Section 2.5.14.
                                                          --------------

            (ii) Copies, certified by the Secretary or Assistant Secretary of the Borrowing Subsidiary, of its Board of Directors' resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for any Lender) approving the Assumption Letter.

            (iii) An incumbency certificate, executed by the Secretary or
                  Assistant Secretary of the Borrowing Subsidiary, which shall identify by name and title and bear the signature of the officers of such Borrowing Subsidiary authorized to sign the Assumption Letter and the other documents to be executed and delivered by such Borrowing Subsidiary hereunder, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Company.

          (iv) An opinion of counsel to such Borrowing Subsidiary, substantially in the form of Exhibit H hereto or, in the case
                                               ---------
                  of a new Non-Domestic Borrowing Subsidiary, in a form reasonably acceptable to the Agent.

          (v)     The Notes payable to the order of each of the Lenders.

          (vi) A pledge agreement in form and substance acceptable to the Agent pursuant to which all of the outstanding Capital Stock of such Borrowing Subsidiary is pledged to the Agent for the benefit of itself and the Holders of Secured Obligations limited, in the case of the Company or a domestic Subsidiary pledging Capital Stock of a foreign subsidiary to 65% of such issued and outstanding Capital Stock.

          (vii) Guaranty documentation and contribution agreement documentation from such Borrowing Subsidiary in form and substance acceptable to the Agent.

          (viii) Collateral Documents with respect to such Borrowing Subsidiary's Property in form and substance reasonably acceptable to the Agent.

          (ix) With respect to the initial Advance or any Swing Loan made to any UK Borrowing Subsidiary, the Agent shall have received originals and/or copies, as applicable, of all filings required to be made establishing to the Agent's satisfaction that each Lender, Swing Loan Lender or Issuing Lender is entitled to receive payments under the Loan Documents without deduction or withholding of any English taxes.

      4.3.   Each Advance and Letter of Credit.  No Lender shall be required to
             ---------------------------------
make any Advance or Swing Loan (including, without limitation, the initial Advance hereunder) or purchase participations in Letters of Credit, Swing Loans or Alternate Currency Loans and no Issuing Lender shall be required to issue Letters of Credit hereunder, unless on the applicable Borrowing Date:

       (i) Prior to and after giving effect to such Advance, Swing Loan or Letter of Credit there exists no Default or Unmatured Default.

       (ii) The representations and warranties contained in the Loan Documents are true and correct in all material respects as of such Borrowing Date or date for issuance of such Letter of Credit (except such representations and warranties which expressly relate solely to, and were true and correct in all material respects as of, an earlier date).

       (iii) All legal and regulatory matters incident to the making of such Advance or Swing Loan or issuing such Letter of Credit shall be reasonably satisfactory to the Lenders and their counsel, including, without limitation, the compliance by the Company and its Subsidiaries with Regulations T, U and X.

     Each borrowing or Letter of Credit shall constitute a representation and warranty by the applicable Borrower that the conditions contained in Section
                                                                     -------
4.3(i) and (ii) have been satisfied.
------     ----


                  ARTICLE V:  REPRESENTATIONS AND WARRANTIES
                              ------------------------------

     The Company represents and warrants to the Lenders that:

     5.1.  Corporate Existence and Standing.  Each of the Company and its
           --------------------------------
domestic Borrowing Subsidiaries is duly incorporated or duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted except to the extent that the failure to be have such authority would not reasonably be expected to result in a Material Adverse Effect. Each of the French Borrowing Subsidiaries is duly incorporated and validly existing under the laws of France as a societe anonyme and has power to carry on its business as it is now being conducted and to own its property and other assets.

     5.2.  Authorization and Validity.  The Company and each of the Borrowing
           --------------------------
Subsidiaries has the corporate or other power and authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder. The execution and delivery by the Company and each of the Borrowing Subsidiaries of the Loan Documents and the performance of its obligations thereunder have been duly authorized by proper corporate or other proceedings, and the Loan Documents constitute legal, valid and binding obligations of the Company and each of the Borrowing Subsidiaries enforceable against them in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and general equitable principles. It is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement that it or any other instrument be filed, recorded, registered or enrolled in any court, public office or elsewhere in France or that any stamp, registration or similar tax be paid in France or in relation to this Agreement, except for the stamp duty known as "timbre de dimension" which is due if this Agreement is signed in France. This Agreement, once translated into French by a sworn translator before the French courts, is in proper form for its enforcement in the courts of France.

     5.3.  No Conflict; Government Consent.  Neither the execution and delivery
           -------------------------------
by the Company and the Borrowing Subsidiaries of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any law (including, without limitation, any law of the United States of America, England, Scotland, The Netherlands, the Republic of France or the European Community), rule, regulation, order, writ, judgment, injunction, decree or award binding on the Company or any of its Borrowing Subsidiaries or the Company's or any Borrowing Subsidiary's articles of incorporation or by-laws or the provisions of any indenture, instrument or agreement to which the Company or any of its Borrowing Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on the Property of the Company or a Borrowing Subsidiary pursuant to the terms of any such indenture, instrument or agreement, in any such case which violation, conflict, default, creation or imposition could reasonably be expected to have a Material Adverse Effect. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents except filings necessary to create or perfect security interests in the Collateral.

      5.4.  Financial Statements.  The November 30, 1997 financial statements of
            --------------------
the Company and its Consolidated Subsidiaries heretofore delivered to the Lenders were prepared in accordance with U.S. GAAP in effect on the date such statements were prepared and fairly present the financial condition of the Company and its Consolidated Subsidiaries at such date and the results of their operations for the period then ended. The financial statements of the fuel dispenser, manufacturing, sales and service business units of Schlumberger attached hereto as Schedule 5.4 were prepared in accordance with U.S. GAAP in
                   ------------
effect on the date such statements were prepared and fairly present the financial condition of such units at such date and the results of their operations for the period then ended.

      5.5.  Material Adverse Change.  Since May 31, 1998, in the case of the
            -----------------------
Company and its Subsidiaries and since December 31, 1997 in the case of the fuel dispenser, manufacturing, sales and service business units of Schlumberger acquired pursuant to the Schlumberger Acquisition there has occurred no Material Adverse Change which have not been previously disclosed to the Agent.

      5.6.  Taxes.  The Company and its Consolidated Subsidiaries have filed all
            -----
United States federal income tax returns and all other material tax returns which are required to be filed and have paid all material taxes due pursuant to said returns or pursuant to any assessment received by the Company or any of its Consolidated Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The United States consolidated income tax returns of the Company and its Consolidated Subsidiaries have been audited by the Internal Revenue Service through the fiscal year ended November 30, 1990. To the best of the Company's knowledge, the Borrowing Subsidiaries have filed all income tax returns and all other material tax returns which are required to be filed pursuant to the laws of the jurisdiction of their incorporation and any division thereof and have paid all material taxes due pursuant to said returns or pursuant to any assessment received by any of such Borrowing Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company and its Consolidated Subsidiaries in respect of any taxes or other governmental charges are adequate. Provided that payments by the Borrowers are made in accordance with this Agreement, no Taxes are imposed by withholding or otherwise by the Republic of France on any payment to be made by the Borrowers under this Agreement or are imposed on or by virtue of the execution or delivery by the Borrowers of this Agreement or any document or instrument to be executed or delivered under this Agreement, except for the stamp duty known as "timbre de dimension" and the stamp duty known as "timbre d'enregistrement" each of which is due if the Agreement is signed in France.

      5.7.  Litigation.  There is no litigation, arbitration, governmental
            ----------
investigation, proceeding or inquiry pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

      5.8.  Subsidiaries.  Schedule 5.8 hereto contains an accurate list of all
            ------------   ------------
of the presently existing Subsidiaries of the Company as of the Effective Date, setting forth their respective jurisdictions of incorporation and the percentage of their respective Capital Stock owned by the Company or other Subsidiaries. All of the issued and outstanding shares of Capital Stock of the Material Subsidiaries have been duly authorized and issued and are fully paid and non-assessable.

      5.9.  ERISA.  Neither the Company nor any ERISA Affiliate maintains or
            -----
contributes to any Plan as of the Effective Date other than those listed on
Schedule 5.9 hereto.  Each Plan which is intended to be qualified under Section
------------
401(a) of the Internal Revenue Code as currently in effect has been determined by the IRS to be so qualified, and each trust related to any such Plan has been determined to be exempt from federal income tax under Section 501(a) of the Internal Revenue Code as currently in effect. Except as disclosed in Schedule
                                                                      --------
5.9, neither the Company nor any Subsidiary maintains or contributes to any
---
employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA. The Company and all its ERISA Affiliates are in compliance in all material respects with the responsibilities, obligations or duties imposed on them by ERISA, the Internal Revenue Code and regulations promulgated thereunder with respect to all Plans. No Benefit Plan has incurred any accumulated funding deficiency (as defined in Sections 302(a)(2) of ERISA and 412(a) of the Internal Revenue Code) whether or not waived. Neither the Company nor any ERISA Affiliates nor any fiduciary of any Plan which is not a Multiemployer Plan (i) has engaged in a nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the Internal Revenue Code or (ii) has taken or failed to take any action which would constitute or result in a Termination Event that could result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has any material liability of any kind whatsoever, whether direct, indirect, contingent or otherwise, (i) on account of any violation of the health care requirements of Part 6 of Title I of ERISA or
Section 4980B of the Code, (ii) under Section 502(i) or Section 502(l) of ERISA or Section 4975 of the Code, (iii) under Section 302 of ERISA or Section 412 of the Code or (iv) under Title IV of ERISA. Neither the Company nor any ERISA Affiliate has incurred any liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which have become due which are unpaid. Schedule B to the most recent annual report filed with the IRS with respect to each Benefit Plan and furnished to the Lender is complete and accurate. Since the date of each such Schedule B, there has been no material adverse change in the funding status or financial condition of the Benefit Plan relating to such Schedule B. Neither the Company nor any ERISA Affiliate has (i) failed to make a required contribution or payment to a Multiemployer Plan or (ii) suffered a complete or partial withdrawal under Sections 4203 or 4205 of ERISA from a Multiemployer Plan. Neither the Company nor any ERISA Affiliate has failed to make a required installment or any other required payment under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment. Neither the Company nor any ERISA Affiliate is required to provide security to a Benefit Plan under Section 401(a)(29) of the Internal Revenue Code due to a Plan amendment that results in an increase in current liability for the plan year. Except as disclosed on
Schedule 5.9, the Company does not have, by reason of the transactions
------------
contemplated hereby any obligation to make any payment to the employee pursuant to any Plan or existing contract or arrangement. The Company has given to the Agent copies of all of the following: each Benefit Plan and related trust agreement (including all amendments to such Plan and trust) in existence or committed to as of the Effective Date and in respect to which the Company or any ERISA Affiliate is currently an "employer" as defined in Section 3(5) of ERISA, and the most recent actuarial report, determination letter issued by the IRS and Form 5500 filed in respect of each such Benefit Plan in existence; a listing of all of the Multiemployer Plans currently contributed to by the Company or any ERISA Affiliate with the aggregate amount of the most recent annual contributions required to be made by the Company and all ERISA Affiliates to each such Multiemployer Plan, any information which has been provided to the Company or an ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan and the collective bargaining agreement pursuant to which such contribution is required to be made.

For purposes of this Section 5.9 and Section 6.19 below, the Company and any
                     -----------     ------------
ERISA Affiliate shall be deemed to know all facts known by the Administrator of any Plan of which the Company or any ERISA Affiliate is the plan sponsor.

      5.10.  Full Disclosure.  The financial statements referred to in Section
             ---------------                                           -------
5.4 with respect to the Company and its Consolidated Subsidiaries, and, to the
---
best of the Company's knowledge with respect to Schlumberger, do not, nor do any other written statements furnished by the Company to the Agent or the Lenders in connection with the negotiation of the Loan Documents taken as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading as of the dates thereof.

      5.11.  Assets and Properties.  The Borrower and each of its Subsidiaries
             ---------------------
has good and marketable title to all of its assets and properties (tangible and intangible, real or personal) owned by it or a valid leasehold interest in all of its leased assets (except insofar as marketability may be limited by any laws or regulations of any Governmental Authority affecting such assets) (in each case necessary for the conduct of its business), and all such assets and property are free and clear of all Liens, except Liens securing the Obligations and Liens permitted under Section 6.10. On the Effective Date, except as
                          ------------
specified on Schedule 5.11, substantially all of the assets and properties owned
             -------------
by, leased to or used by the Borrower and/or each such Subsidiary of the Borrower (in each case necessary for the conduct of its business) are in adequate operating condition and repair, ordinary wear and tear excepted. Except for Liens granted to the Agent for the benefit of the Agent and the Lenders, neither this Agreement nor any other Loan Document, nor any transaction contemplated under any such agreement, will affect any right, title or interest of the Borrower or such Subsidiary in and to any of such assets in a manner that would have or is reasonably likely to have a Material Adverse Effect.

      5.12.  Patents and Trademarks.  The Company and each Material Subsidiary
             ----------------------
owns or possesses all material patents, trademarks, trade names, service marks, copyright, licenses and rights with respect to the foregoing necessary for the future conduct of its business, without any known material conflict with the rights of others.

      5.13.  No Defaults.  No Default or Unmatured Default has occurred and is
             -----------
continuing. Neither the Company nor any Borrowing Subsidiary is in default in the payment of principal or interest on any Indebtedness in excess of $3,000,000 (or the Equivalent Amount of Indebtedness if denominated in a currency other than Dollars) in the aggregate, is not in default under any instrument or instruments or agreements under and subject to which such Indebtedness has been issued, no event has occurred and is continuing under the provisions of any such instrument or agreement which with the lapse of time or the giving of notice, or both, would constitute an event of default thereunder and the Company is not in violation of any term of its articles of incorporation.

      5.14.  Investment Company Act.  Neither the Company nor any Subsidiary
             ----------------------
is an "investment company" or an "affiliated person" thereof or an "affiliated person" of such affiliated person as such terms are defined in the Investment Company Act of 1940, as amended.

      5.15.  Compliance with Environmental Laws.  Neither the Company nor any
             ----------------------------------
Subsidiary has notice or knowledge of any violation of any applicable Federal, state, regional, departmental or local laws, statutes, rules, regulations or ordinances relating to public health, safety or the environment, including, without limitation, relating to releases, discharges, emissions or disposals to air, water, land or ground water, to the withdrawal or use of ground water, to the use, handling or disposal of polychlorinated biphenyls (PCB's), asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous or dangerous substances (including, without limitation, petroleum, crude oil or any fraction thereof, or other hydrocarbons), pollutants or contaminants, to exposure to toxic, hazardous or other controlled, prohibited or regulated substances or emissions which violation could reasonably be expected to have a Material Adverse Effect. The total liability arising out of any environmental matters, if adversely determined, would not reasonably be expected to exceed a Substantial Portion.

      5.16.  Regulations T, U and X.  The Company and its Subsidiaries,
             ----------------------
including the French Borrowing Subsidiaries, are in compliance with Regulations T, U and X. Margin stock (as defined in Regulations U and X) constitutes less than 25% of those assets of the Company and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

      5.17.  Filing.  To ensure the enforceability or admissibility in evidence
             ------
of this Agreement and the Notes executed by any French Borrowing Subsidiary in such French Borrowing Subsidiary's country of organization or incorporation and country which is its principal place of business (each, a "SUBJECT COUNTRY"), it is not necessary that this Agreement or the Notes of such French Borrowing Subsidiary or any other document be filed or recorded with any court or other authority in any Subject Country or that any stamp or similar tax be paid to or in respect of this Agreement, except for the stamp duty known as "timbre de dimension" which is due if this Agreement is signed in France, or the Notes of such French Borrowing Subsidiary except as specified in Section 5.2. The
                                                        -----------
qualification by any Lender or the Agent for admission to do business under the laws of any Subject Country does not constitute a condition to, and the failure to so qualify does not affect, the exercise by any Lender or the Agent of any right, privilege, or remedy afforded to any Lender or the Agent in connection with the Loan Documents to which such French Borrowing Subsidiary is a party or the enforcement of any such right, privilege, or remedy against such French Borrowing Subsidiary. The performance by any Lender or the Agent of any action required or permitted under the Loan Documents will not (i) violate any law or regulation of any Subject Country or any political subdivision thereof, (ii) result in any tax or other monetary liability to such party pursuant to the laws of any such Subject Country or political subdivision or taxing authority thereof (provided that, should any such action result in any such tax or other monetary liability to the Lender or the Agent, the Company hereby agrees to indemnify such Lender or the Agent, as the case may be, against (x) any such tax or other monetary liability and (y) any increase in any tax or other monetary liability which results from such action by such Lender or the

Agent and, to the extent the Company makes such indemnification, the incurrence of such liability by the Agent or any Lender will not constitute a Default) or
(iii) violate any rule or regulation of any federation or organization or similar entity of which such Subject Country is a member.

      5.18.  No Immunity.  No French Borrowing Subsidiary nor any of its assets
             -----------
is entitled to immunity from suit, execution, attachment or other legal process. Such French Borrowing Subsidiary's execution and delivery of the Loan Documents to which it is a party constitute, and the exercise of its rights and performance of and compliance with its obligations under such Loan Documents will constitute, private and commercial acts done and performed for private and commercial purposes.

      5.19.  Contingent Obligations.  Other than any liability incident to any
             ----------------------
pending litigation, arbitration or proceedings, neither the Company nor any Borrowing Subsidiary has material contingent obligations as of the Effective Date not provided for or disclosed in the financial statements referred to in
Section 5.4.
-----------

      5.20.  Foreign Employee Benefit Matters.  Each Foreign Employee Benefit
             --------------------------------
Plan is in compliance in all respects with all laws, regulations and rules applicable thereto and the respective requirements of the governing documents for such Plan, except for any non-compliance the consequences of which, in the aggregate, would not result in a material obligation to pay money. The aggregate of the accumulated benefit obligations under all Foreign Pension Plans does not exceed the current Fair Market Value of the assets held in the trusts or similar funding vehicles for such Plans or reasonable reserves have been established in accordance with prudent business practices or as required by U.S. GAAP with respect to any shortfall. With respect to any Foreign Employee Benefit Plan maintained or contributed to by the Company or any Subsidiary or any member of its Controlled Group (other than a Foreign Pension Plan), reasonable reserves have been established in accordance with prudent business practice or where required by ordinary accounting practices in the jurisdiction in which such Plan is maintained. There are no actions, suits or claims (other than routine claims for benefits) pending or, to the knowledge of the Borrowers, threatened against the Company or any Subsidiary or any ERISA Affiliate with respect to any Foreign Employee Benefit Plan.

      5.21.  French Withholding.  As at the date of this Agreement, with
             ------------------
respect to any portion of the Aggregate Revolving Loan Commitment, the interest referred to in Article II is not subject to withholding in France if the initial
               ----------
Lender in respect of such portion of the Term Loans or the Aggregate Revolving Loan Commitment is (x) a non-French Bank and the debt claim in respect of which such interest or commission or utilization commissions is not effectively connected with the French branch (if any) of such non-French Bank, or (y) the foreign branch of a French Bank, and the income of such branch is taxed in the country in which it is situated. If any interest referred to in Article II due
                                                                 ----------
to a French Bank or to the French branch of a non-French Bank are paid to the Agent in accordance with the provisions of Article XI, then, as at the date of
                                           ----------
this Agreement, such interest or commitment and utilization commission is not subject to any withholding in France. For the purposes of this Section, a "French Bank" shall mean a Lender incorporated in France, and a "non-French Bank" shall mean a Lender incorporated in a country other than France.

      5.22   Year 2000 Issues. Each of the Company and its Subsidiaries has made
             ----------------
a reasonable assessment of the Year 2000 Issues with respect to the Company and its Subsidiaries (other than with respect to the Subsidiaries and assets acquired from Schlumberger (the "Schlumberger Assets")) and has a realistic and achievable program for remediating such Year 2000 Issues on a timely basis. Tokheim Sofitam has made an initial assessment of the Year 2000 Issues with respect to the Schlumberger Assets and believes it has a realistic and achievable program for remediating such Year 2000 Issues on a timely basis. Based on this assessment and program, the Company does not, as of the Effective Date, reasonably anticipate any Material Adverse Effect on its or its Subsidiaries' operations, business or financial condition as a result of Year 2000 Issues.



          ARTICLE V-A:  REPRESENTATIONS AND WARRANTIES OF ADDITIONAL
                        --------------------------------------------
                         FRENCH BORROWING SUBSIDIARIES
                         -----------------------------

     Each French Borrowing Subsidiary which is a party hereto or which becomes a party hereto after the Effective Date represents and warrants to the Lenders as provided in this Article V-A that:
                 -----------

      5A.1. Corporate Existence and Standing. Such French Borrowing Subsidiary
            --------------------------------
is a societe anonyme duly incorporated, validly existing and in good standing under the laws of France and has all requisite authority to conduct its business as it is now being conducted except where the failure to have such requisite authority would not have a Material Adverse Effect.

      5A.2. Authorization and Validity. Such French Borrowing Subsidiary has the
            --------------------------
corporate power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by such French Borrowing Subsidiary of the Loan Documents to which it is a party and the performance by it of its obligations thereunder have been duly authorized by proper corporate proceedings, and such Loan Documents constitute legal, valid and binding obligations of such French Borrowing Subsidiary enforceable against such French Borrowing Subsidiary in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

      5A.3. No Conflict; Government Consent. Neither the execution and delivery
            -------------------------------
by such French Borrowing Subsidiary of the Loan Documents to which it is a party, nor the consummation by it of the transactions therein contemplated to be consummated by it, nor compliance by such French Borrowing Subsidiary with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such French Borrowing Subsidiary or any of its Subsidiaries or such French Borrowing Subsidiary's or any of its Subsidiaries' certificates or articles of incorporation or by-laws (statuts) or the provisions of any indenture, instrument or agreement to which such French Borrowing Subsidiary or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on the Property of such French Borrowing Subsidiary or any of its Subsidiaries pursuant to the terms of any such indenture, instrument or agreement in any such case which violation, conflict, default, creation or imposition could reasonably be expected to have a Material Adverse Effect. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental agency is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents other than the mandatory filings with the relevant French Companies Register and the French tax authorities, as the case may be.

      5A.4.  Filing.  To ensure the enforceability or admissibility in evidence
             ------
of this Agreement and the Notes of such French Borrowing Subsidiary in France, it is not necessary that this Agreement or the Notes of such French Borrowing Subsidiary or any other document be filed or recorded with any court or other authority in France or that any stamp or similar tax be paid to or in respect of this Agreement or the Notes of such French Borrowing Subsidiary other than taxes paid or payable in connection with any real property lien filings with respect to the real property collateral and the stamp duty known as "timbre de dimension" which is due if this Agreement is signed in France. The qualification by any Lender or the Agent for admission to do business under the laws of France does not constitute a condition to, and the failure to so qualify does not affect, the exercise by any Lender or the Agent of any right, privilege, or remedy afforded to any Lender or the Agent in connection with the Loan Documents to which such French Borrowing Subsidiary is a party or the enforcement of any such right, privilege, or remedy against such French Borrowing Subsidiary. The performance by any Lender or the Agent of any action required or permitted under the Loan Documents will not (i) violate any law or regulation of France or any political subdivision thereof, (ii) result in any tax or other monetary liability to such party pursuant to the laws of France or political subdivision or taxing authority thereof (provided that, should any such action result in any such tax or other monetary liability to the Lender or the Agent, the Borrower hereby agrees to indemnify such Lender or the Agent, as the case may be, against (x) any such tax or other monetary liability and (y) any increase in any tax or other monetary liability which results from such action by such Lender or the Agent and, to the extent the Borrower makes such indemnification, the incurrence of such liability by the Agent or any Lender will not constitute a Default) or (iii) violate any rule or regulation of any federation or organization or similar entity of which France is a member.

      5A.5.  No Immunity.  Neither such French Borrowing Subsidiary nor any of
             -----------
its assets is entitled to immunity from suit, execution, attachment or other legal process. Such French Borrowing Subsidiary's execution and delivery of the Loan Documents to which it is a party constitute, and the exercise of its rights and performance of and compliance with its obligations under such Loan Documents will constitute, private and commercial acts done and performed for private and commercial purposes.



                ARTICLE V-B:  REPRESENTATIONS AND WARRANTIES OF
                              ---------------------------------
                        EACH DUTCH BORROWING SUBSIDIARY
                        -------------------------------

     Each Dutch Borrowing Subsidiary which is a party hereto or which becomes a party hereto after the Effective Date represents and warrants to the Lenders as provided in this Article V-B that:
                 -----------

     5B.1.   Corporate Existence and Standing.  Such Dutch Borrowing Subsidiary
             --------------------------------
is a private company with limited liability ("besloten vennootschap met beperkte aansprakolijkheid") duly incorporated and validly existing and in good standing under the laws of The Netherlands and has all requisite authority to conduct its business as it is now being conducted except where the failure to have such requisite authority would not have a Material Adverse Effect.

     5B.2.  Authorization and Validity. Such Dutch Borrowing Subsidiary has the
            --------------------------
corporate power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by such Dutch Borrowing Subsidiary of the Loan Documents to which it is a party and the performance by it of its obligations thereunder have been duly authorized by proper corporate proceedings, and such Loan Documents constitute legal, valid and binding obligations of such Dutch Borrowing Subsidiary enforceable against such Dutch Borrowing Subsidiary in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and general equitable principles.

     5B.3.  No Conflict; Government Consent. Neither the execution and delivery
            -------------------------------
by such Dutch Borrowing Subsidiary of the Loan Documents to which it is a party, nor the consummation by it of the transactions therein contemplated to be consummated by it, nor compliance by such Dutch Borrowing Subsidiary with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Dutch Borrowing Subsidiary or any of its Subsidiaries or such Dutch Borrowing Subsidiary's or any of its Subsidiaries' articles of association ("statuten") or the provisions of any indenture, instrument or agreement to which such Dutch Borrowing Subsidiary or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on the Property of such Dutch Borrowing Subsidiary or any of its Subsidiaries pursuant to the terms of any such indenture, instrument or agreement in any such case which violation, conflict, default, creation or imposition could reasonably be expected to have a Material Adverse Effect. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental agency is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents other than the mandatory filings with the relevant Dutch Companies Register ("handels-Register") and the Dutch tax authorities, as the case may be.

     5B.4.  Filing. To ensure the enforceability or admissibility in evidence of
            ------
this Agreement and the Notes of such Dutch Borrowing Subsidiary in The Netherlands, it is not necessary that this Agreement or the Notes of such Dutch Borrowing Subsidiary or any other document be filed or recorded with any court or other authority in The Netherlands or that any stamp or similar tax be paid to or in respect of this Agreement or the Notes of such Dutch Borrowing Subsidiary. The qualification by any Lender or the Agent for admission to do business under the laws of The Netherlands does not constitute a condition to, and the failure to so qualify does not affect, the exercise by any Lender or the Agent of any right, privilege, or remedy afforded to any Lender or the Agent in connection with the Loan Documents to which such Dutch Borrowing Subsidiary is a party or the enforcement of any such right, privilege, or remedy against such Dutch Borrowing Subsidiary. The performance by any Lender or the Agent of any action required or permitted under the Loan Documents will not (i) violate any law or regulation of The Netherlands or any political subdivision thereof, (ii) result in any tax or other monetary liability to such party pursuant to the laws of The Netherlands or political subdivision or taxing authority thereof (provided that, should any such action result in any such tax or other monetary liability to the Lender or the Agent, the Borrower hereby agrees to indemnify such Lender or the Agent, as the case may be, against
(x) any such tax or other monetary liability and (y) any increase in any tax or other monetary liability which results from such action by such Lender or the Agent and, to the extent the Borrower makes such indemnification, the incurrence of such liability by the Agent or any Lender will not constitute a Default) or
(iii) violate any rule or regulation of any federation or organization or similar entity of which The Netherlands is a member.

     5B.5.  No Immunity. Neither such Dutch Borrowing Subsidiary nor any of its
            -----------
assets is entitled to immunity from suit, execution, attachment or other legal process. Such Dutch Borrowing Subsidiary's execution and delivery of the Loan Documents to which it is a party constitute, and the exercise of its rights and performance of and compliance with its obligations under such Loan Documents will constitute, private and commercial acts done and performed for private and commercial purposes.


                ARTICLE V-C:  REPRESENTATIONS AND WARRANTIES OF
                              ---------------------------------
                       EACH GERMAN BORROWING SUBSIDIARY
                       --------------------------------

     Each German Borrowing Subsidiary which is a party hereto or which becomes a party hereto after the Effective Date represents and warrants to the Lenders as provided in this Article V-C that:
                 -----------

     5C.1.  Corporate Existence and Standing. Such German Borrowing Subsidiary
            --------------------------------
is a limited liability company (GmbH) and upon registration with the Commercial Registry will be duly incorporated and validly existing under the laws of Germany, and has all requisite authority to conduct its business as it is now being conducted except where the failure to have such requisite authority would not have a Material Adverse Effect.

     5C.2.  Authorization and Validity. Such German Borrowing Subsidiary has the
            --------------------------
corporate power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by such German Borrowing Subsidiary of the Loan Documents to which it is a party and the performance by it of its obligations thereunder have been duly authorized by proper corporate proceedings, and such Loan Documents constitute legal, valid and binding obligations of such German Borrowing Subsidiary enforceable against such German Borrowing Subsidiary in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and general equitable principles.

     5C.3.  No Conflict; Government Consent. Neither the execution and delivery
            -------------------------------
by such German Borrowing Subsidiary of the Loan Documents to which it is a party, nor the consummation by it of the transactions therein contemplated to be consummated by it, nor compliance by such German Borrowing Subsidiary with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such German Borrowing Subsidiary or any of its Subsidiaries or such German Borrowing Subsidiary's or any of its Subsidiaries' certificates or articles of incorporation or by-laws (Satzung or Gesellschaftevertrag) or the provisions of any indenture, instrument or agreement to which such German Borrowing Subsidiary or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on the Property of such German Borrowing Subsidiary or any of its Subsidiaries pursuant to the terms of any such indenture, instrument or agreement in any such case which violation, conflict, default, creation or imposition could reasonably be expected to have a Material Adverse Effect. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental agency is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents other than the mandatory filings with the relevant German Companies Register and the German tax authorities, as the case may be.

     5C.4.  Filing.  To ensure the enforceability or admissibility in evidence
            ------
of this Agreement and the Notes of such German Borrowing Subsidiary in Germany, it is not necessary that this Agreement or the Notes of such German Borrowing Subsidiary or any other document be filed or recorded with any court or other authority in Germany or that any stamp or similar tax be paid to or in respect of this Agreement or the Notes of such German Borrowing Subsidiary. The qualification by any Lender or the Agent for admission to do business under the laws of Germany does not constitute a condition to, and the failure to so qualify does not affect, the exercise by any Lender or the Agent of any right, privilege, or remedy afforded to any Lender or the Agent in connection with the Loan Documents to which such German Borrowing Subsidiary is a party or the enforcement of any such right, privilege, or remedy against such German Borrowing Subsidiary. The performance by any Lender or the Agent of any action required or permitted under the Loan Documents will not (i) violate any law or regulation of Germany or any political subdivision thereof, (ii) result in any tax or other monetary liability to such party pursuant to the laws of Germany or political subdivision or taxing authority thereof (provided that, should any such action result in any such tax or other monetary liability to the Lender or the Agent, the Borrower hereby agrees to indemnify such Lender or the Agent, as the case may be, against (x) any such tax or other monetary liability and (y) any increase in any tax or other monetary liability which results from such action by such Lender or the Agent and, to the extent the Borrower makes such indemnification, the incurrence of such liability by the Agent or any Lender will not constitute a Default) or (iii) violate any rule or regulation of any federation or organization or similar entity of which Germany is a member.

     5C.5.  No Immunity.  Neither such German Borrowing Subsidiary nor any of
            -----------
its assets is entitled to immunity from suit, execution, attachment or other legal process. Such German Borrowing Subsidiary's execution and delivery of the Loan Documents to which it is a party constitute, and the exercise of its rights and performance of and compliance with its obligations under such Loan Documents will constitute, private and commercial acts done and performed for private and commercial purposes.


                ARTICLE V-D:  REPRESENTATIONS AND WARRANTIES OF
                              ---------------------------------
                         EACH UK BORROWING SUBSIDIARY
                         ----------------------------

     Each UK Borrowing Subsidiary which is a party hereto or which becomes a party hereto after the Effective Date represents and warrants to the Lenders as provided in this Article V-A that:
                 -----------

     5D.1.  Corporate Existence and Standing. Such UK Borrowing Subsidiary is a
            --------------------------------
limited liability company duly incorporated and validly existing under the laws of England or Scotland (as applicable) and has all requisite authority to conduct its business as it is now being conducted except where the failure to have such requisite authority would not have a Material Adverse Effect.

     5D.2.  Authorization and Validity. Such UK Borrowing Subsidiary has the
            --------------------------
corporate power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by such UK Borrowing Subsidiary of the Loan Documents to which it is a party and the performance by it of its obligations thereunder have been duly authorized by proper corporate proceedings, and such Loan Documents constitute legal, valid and binding obligations of such UK Borrowing Subsidiary enforceable against such UK Borrowing Subsidiary in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and general equitable principles.

     5D.3.  No Conflict; Government Consent. Neither the execution and delivery
            -------------------------------
by such UK Borrowing Subsidiary of the Loan Documents to which it is a party, nor the consummation by it of the transactions therein contemplated to be consummated by it, nor compliance by such UK Borrowing Subsidiary with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such UK Borrowing Subsidiary or any of its Subsidiaries or such UK Borrowing Subsidiary's or any of its Subsidiaries' memoranda or articles of association or the provisions of any indenture, instrument or agreement to which such UK Borrowing Subsidiary or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on the Property of such UK Borrowing Subsidiary or any of its Subsidiaries pursuant to the terms of any such indenture, instrument or agreement in any such case which violation, conflict, default, creation or imposition could reasonably be expected to have a Material Adverse Effect. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental agency is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents.

     5D.4.  Filing. To ensure the enforceability or admissibility in evidence of
            ------
this Agreement and the Notes of such UK Borrowing Subsidiary in the United Kingdom, it is not necessary that this Agreement or the Notes of such UK Borrowing Subsidiary or any other document be filed or recorded with any court or other authority in the United Kingdom or that any stamp or similar tax be paid to or in respect of this Agreement or the Notes of such UK Borrowing Subsidiary. The qualification by any Lender or the Agent for admission to do business under the laws of the United Kingdom does not constitute a condition to, and the failure to so qualify does not affect, the exercise by any Lender or the Agent of any right, privilege, or remedy afforded to any Lender or the Agent in connection with the Loan Documents to which such UK Borrowing Subsidiary is a party or the enforcement of any such right, privilege, or remedy against such UK Borrowing Subsidiary. The performance by any Lender or the Agent of any action required or permitted under the Loan Documents will not
(i) violate any law or regulation of the United Kingdom or any political subdivision thereof, (ii) result in any tax or other monetary liability to such party pursuant to the laws of the United Kingdom or political subdivision or taxing authority thereof (provided that, should any such action result in any such tax or other monetary liability to the Lender or the Agent, the Borrower hereby agrees to indemnify such Lender or the Agent, as the case may be, against
(x) any such tax or other monetary liability and (y) any increase in any tax or other monetary liability which results from such action by such Lender or the Agent and, to the extent the Borrower makes such indemnification, the incurrence of such liability by the Agent or any Lender will not constitute a Default) or
(iii) violate any rule or regulation of any federation or organization or similar entity of which the United Kingdom is a member.

     5D.5.  No Immunity.  Neither such UK Borrowing Subsidiary nor any of its
            -----------
assets is entitled to immunity from suit, execution, attachment or other legal process. Such UK Borrowing Subsidiary's execution and delivery of the Loan Documents to which it is a party constitute, and the exercise of its rights and performance of and compliance with its obligations under such Loan Documents will constitute, private and commercial acts done and performed for private and commercial purposes.



                            ARTICLE VI:  COVENANTS
                                         ---------

     During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

     6.1.  Financial Reporting.  The Company will maintain, for itself and each
           -------------------
Consolidated Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Agent, for distribution to the Lenders:

          (i) Within 90 days after the close of each of its fiscal years, an unqualified audit report (with all amounts stated in Dollars) certified by independent certified public accountants acceptable to the Required Lenders, prepared in accordance with U.S. GAAP on a consolidated basis for itself and the Consolidated Subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows, accompanied by a certificate of said accountants that, in the course of their examination necessary for their certification of the foregoing, they have (x) reviewed the calculations in respect of EBITDA for purposes of calculating the financial covenants set forth in Article VI and such calculations
                                               ----------
              of EBITDA have been adequately prepared in accordance with the terms of this Agreement, and (y) obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof.

          (ii) Within 60 days after the close of the first three quarterly periods of each of its fiscal years, for itself and the Consolidated Subsidiaries, unaudited balance sheets as at the close of each such period and consolidated and consolidating profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its Financial Officer.

          (iii) Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit I
                                                                     ---------
                 hereto signed by its Financial Officer showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

          (iv) Promptly upon the furnishing thereof to the shareholders of the Company, copies of all financial statements, reports and proxy statements so furnished.

          (v) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Company or any of its Subsidiaries files with the Securities and Exchange Commission.

          (vi) As soon as practicable, and in any event within thirty (30) days after the close of each calendar month, with sufficient copies for the Lenders, a Borrowing Base Certificate, together with such supporting documents as the Agent may reasonably request, all certified as being true and correct by a Financial Officer. The Company may update the Borrowing Base Certificates and supporting documents more frequently than monthly and the most recently delivered Borrowing Base Certificates shall be the applicable Borrowing Base Certificates for purposes of determining the Borrowing Base at any time.

          (vii)  As soon as practicable and in any event not later than ninety
                 (90) days after the beginning of each fiscal year commencing with the fiscal year beginning December 1, 1999, for itself and the Consolidated Subsidiaries, a copy of the plan and forecast (including a projected balance sheet, income statement and a statement of cash flow and management's discussion of business assumptions with respect thereto) for the upcoming fiscal year prepared in such detail as shall be reasonably satisfactory to the Agent.

          (viii) Such other information (including non-financial information) as the Agent or any Lender may from time to time reasonably request.

     6.2.  Use of Proceeds.  The Company will use the proceeds of the Term Loan
           ---------------
to refinance existing Indebtedness, fund the Schlumberger Acquisition pursuant to the Acquisition Agreement, and for payment of expenses incurred in connection therewith. The Borrowers shall use the proceeds of the Revolving Loans to refinance existing Indebtedness of the Borrowers, for Permitted Acquisitions, to provide funds for the additional working capital needs and other general corporate purposes of the

Company and its Subsidiaries. The French Borrowing Subsidiaries, the Dutch Borrowing Subsidiaries, the German Borrowing Subsidiaries and the UK Borrowing Subsidiaries will use the proceeds of each Advance, to the extent a portion of such Advance is lent to any one of them, solely for general corporate purposes, excluding the purchase of the Capital Stock of any of the Non-Domestic Borrowing Subsidiaries. None of the proceeds of the Advances shall be used to purchase or carry Margin Stock (as defined in Regulation U) or in any manner which would violate or cause any Lender to be in violation of Regulations T, U or X of the Board of Governors of the Federal Reserve System.

      6.3.  Notice of Default.  The Company will, and will cause each of its
            ------------------
Material Subsidiaries to, give prompt notice in writing to the Agent of the occurrence of any Default or Unmatured Default.

      6.4.  Corporate Existence.  The Company will, and will cause each domestic
            -------------------
Material Subsidiary to, do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted except to the extent that the failure to maintain such authority would not reasonably be expected to result in a Material Adverse Effect. The Company will cause each non-domestic Material Subsidiary to do all things necessary to remain duly organized, validly existing and in good standing in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted except to the extent that the failure to maintain such authority would not reasonably be expected to result in a Material Adverse Effect.

      6.5.  Taxes.  The Company will, and will cause each Material Subsidiary
            -----
to, pay when due all material taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.

      6.6.  Insurance.  The Company will, and will cause each Material
            ---------
Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice.

      6.7.  Compliance with Laws.  The Company will, and will cause each
            --------------------
Material Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, including, without limitation, laws relating to pension funds and environmental liabilities, which, if violated, could reasonably be expected to have a Material Adverse Effect.

      6.8.  Inspection.  The Company will, and will cause each Material and
            ----------
Borrowing Subsidiary to, permit the Lenders, by their respective representatives and agents, to inspect any of the Properties, corporate books and financial records of the Company and each such Subsidiary, to examine and make copies of the books of accounts and other financial records of the Company and each such Subsidiary, and to discuss the affairs, finances and accounts of the Company and each such Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Lenders may designate, provided that, after the occurrence and during the continuance of a Default, the preceding references to "each Material and Borrowing Subsidiary" and "such Subsidiary" shall be deemed to refer to each Subsidiary of the Company, whether or not such

Subsidiary is a Borrowing Subsidiary or a Material Subsidiary. The expenses incurred by the Lenders in connection with the first two such inspections (including the field audit provided for in the following sentence) in any fiscal year, and all inspections which occur after the occurrence and during the continuance of a Default, shall be reimbursed by the Company promptly following the Agent's demand. In addition, the Agent shall, in each fiscal year, conduct one field audit of the Borrowers, including an audit of each Borrower's financial condition (including each such Borrower's accounts receivable, accounts payable, and inventory), business operations and Properties, and the Company shall pay the Agent's customary field audit charges and expenses in connection with such field audits.

     6.9.   Sale of Assets.  The Company will not, nor will it permit any
            --------------
Subsidiary to, lease, sell or otherwise dispose of its Property, to any other Person, except:

      (i)   Sales of inventory in the ordinary course of business.

     (ii) Leases, sales or other dispositions of its Property for not less than Fair Market Value and for consideration consisting of at least eighty percent (80%) cash and Cash Equivalents, that, together with all other Property of the Company and its Subsidiaries previously leased, sold or disposed of (other than inventory in the ordinary course of business) as permitted by this Section during the twelve-month period ending with the month in which any such lease, sale or other disposition occurs, do not constitute a Substantial Portion of the Property of the Company and its Subsidiaries.

     (iii)  Sales of obsolete, surplus or worn-out equipment.

     (iv) Sales or other transfers of assets from a Borrower or Subsidiary Guarantor to another Borrower or Subsidiary Guarantor.

     (v) Sales of accounts receivables which the Company has classified as uncollectible.

     (vi)   Sales or other dispositions of Cash Equivalents.

     (vii)  Sales or leases of real property described on Schedule 6.9.
                                                          ------------

     (viii) Leases, sales or other dispositions not otherwise permitted by the foregoing clauses of this Section in an aggregate amount not to exceed $500,000 in any fiscal year.

     (ix) Sales, assignments or discounting of "traites" (within the meaning of French law) or similar post-dated checks or trade receivables or invoices without recourse in the ordinary course of business in an aggregate amount not to exceed $6,000,000 outstanding at any one time.

     (x) The sale of the stock of the Subsidiary of Tokheim Sofitam to which Tokheim Sofitam contributed its Bulk Meter business.

     (xi) The transfer of intellectual property from the Company to Tokheim Services LLC, a Delaware limited liability company, and the licensing of such intellectual property to the Company and/or its Subsidiaries.

     6.10. Liens.  The Company will not, nor will it permit any Consolidated
           -----
Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Company or any Consolidated Subsidiary, except:

          (i) Liens existing on the date of this Agreement securing Indebtedness outstanding on the date of this Agreement as set forth on Schedule 6.10 attached hereto;
                         -------------

          (ii) any Lien existing on any Property of any corporation at the time such corporation becomes a Consolidated Subsidiary and not created in contemplation of such event, provided that such Lien does not extend to or cover any Property of the Company or any other Consolidated Subsidiary;

          (iii) any Lien on any Property securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such Property, provided that such Lien attaches to such Property concurrently with or within 120 days after the acquisition thereof and such Lien does not extend to or cover any Property of the Company or any Consolidated Subsidiary other than the Property then being acquired;

          (iv) any Lien on any Property of any other corporation existing at the time such corporation is merged or consolidated with or into the Company or a Consolidated Subsidiary and not created in contemplation of such event, provided that such Lien does not extend to or cover any Property of the Company or any Consolidated Subsidiary other than the Property of such other corporation;

          (v) any Lien existing on any Property prior to the acquisition thereof by the Company or a Consolidated Subsidiary and not created in contemplation of such acquisition, provided that such Lien does not extend to or cover any Property of the Company or any Consolidated Subsidiary other than the Property then being acquired;

          (vi) any Lien arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Indebtedness is not increased and is not secured by any additional Property;

          (vii) Liens incidental to the conduct of its business or the ownership of its Property which (i) do not secure Indebtedness and (ii) do not in the aggregate materially detract from the value of its Property or materially impair the use thereof in the operation of its business;

          (viii) Statutory Liens of landlords and Liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other similar Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with U.S. GAAP.

          (ix) Liens in favor of the Agent for the benefit of itself and the Holders of Secured Obligations to secure the Secured Obligations.

          (x) Liens not otherwise permitted by the foregoing clauses of this Section securing Indebtedness in an aggregate principal amount at any time outstanding not to exceed $15,000,000.

          (xi) Liens on assets of Subsidiaries that are not Wholly-Owned to secure Indebtedness permitted under Section 6.18(ix).
                                                     ----------------

          (xii) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings; provided, that adequate
                                                        --------
                 reserves with respect thereto or other appropriate provisions are being maintained in conformity with U.S. GAAP.

          (xiii) Pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation.

          (xiv) Deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business in an aggregate amount not to exceed $5,000,000 at any time.

          (xv) Liens, if any, created through the sale, assignment or discounting of "traites" or trade receivables or invoices to the extent permitted by Section 6.9.
                                         -----------

      6.11.  Rentals.  Neither the Company nor any Subsidiary shall have as of
             -------
the end of the fiscal year obligations for Rentals in excess of the amounts set forth below as of the dates set forth below in the aggregate for the Company and its Subsidiaries:

Fiscal Year  Ending On or About
   the Dates Set Forth Below                  Maximum Amount

November 30, 1998                             $11,000,000
November 30, 1999                             $13,000,000
November 30, 2000                             $15,000,000
November 30, 2001                             $17,000,000
Thereafter                                    $19,000,000


      6.12.  Consolidated Net Worth.  The Company shall maintain, as of the end
             ----------------------
of each fiscal quarter, Consolidated Net Worth of not less than the sum of
(i)$64,000,000 plus (ii) sixty percent (60%) of Consolidated Net Income (if
               ----
positive) for each fiscal year of the Company commencing with the fiscal year ending on or about November 30, 1999 and concluding with the fiscal year ending most recently prior to the date of determination but without deduction for any fiscal year in which there is a loss plus (iii) 100% of Net Cash Proceeds
                                     ----
received after the Effective Date from the issuance of Capital Stock of the Company or any of its Subsidiaries to any Person other than the Company or its Subsidiaries plus (iv) the amount, if any, by which stockholders' equity of the
             ----
Company is, in accordance with U.S. GAAP, increased from time to time as a result of the Seller Equity Interests.

      6.13. Dividends. The Company will not, nor will it permit any Subsidiary
            ---------
to, declare or pay any dividends or make any distributions on its Capital Stock (other than dividends payable in its own Capital Stock) or redeem, repurchase or otherwise acquire or retire any of its Capital Stock at any time outstanding, except that (a) any Subsidiary may declare and pay dividends or make distributions to the Company or to a Wholly-Owned Subsidiary and (b) the Company may declare and pay dividends the proceeds of which are used to make required payments on the ESOP Loans, and, after the ESOP Loans are repaid, to fulfill the Company's obligations in connection with the Company's agreements with its Employee Stock Ownership Plan, and (c) to repurchase stock options provided to its employees.

      6.14  Additional Guarantors/Pledge of Capital Stock.  (i) The Company will
            ---------------------------------------------
cause each Person that becomes a material (as defined in Section 1-02(w)(1), (2) or (3) of Regulation S-X under the Securities Act of 1933, as amended) direct or indirect domestic Subsidiary of the Company after the date of this Agreement (whether as the result of an Acquisition, creation or otherwise) to execute and deliver (a) an agreement evidencing the pledge, to the Agent, for the benefit of the Holders of Secured Obligations, of all of the Capital Stock owned by such Subsidiary of each material (as defined in Section 1-02(w)(1), (2) or (3) of Regulation S-X under the Securities Act of 1933, as amended) direct domestic Subsidiary of such Subsidiary, (b) a Subsidiary Guaranty and Subsidiary Security Agreement to and in favor of the Agent for the benefit of itself and the Holders of Secured Obligations and (c) a supplement to the Contribution Agreement, in each case together with an opinion of counsel, corporate resolutions, opinions of counsel, stock certificates, stock powers, UCC financing statements with respect to the Capital Stock Collateral and such other corporate documentation as the Agent may reasonably request, all in form and substance reasonably satisfactory to the Agent and in each case within 30 days after becoming a direct or indirect material Subsidiary of the Company. Subject to applicable law, the Company will cause each Person that becomes a material (as defined in Section 1-02(w)(1), (2) or (3) of Regulation S-X under the Securities Act of 1933, as amended) direct or indirect Non-Domestic Borrowing Subsidiary after the date of this Agreement (whether as the result of an Acquisition, creation or otherwise) to execute and deliver a guaranty and security documentation to and in favor of the Agent for the benefit of itself and the Holders of Secured Obligations with respect to the Loans made to Non-Domestic Borrowing Subsidiaries, in each case together with an opinion of counsel, corporate resolutions and such other corporate documentation as the Agent may reasonably request, all in form and substance reasonably satisfactory to the Agent and in each case within 30 days after becoming a material (as defined in Section 1-02(w)(1), (2) or (3) of Regulation S-X under the Securities Act of 1933, as amended) direct or indirect Non-Domestic Borrowing Subsidiary of the Company.

     (ii) The Company shall execute and deliver an agreement evidencing the pledge, to the Agent, for the benefit of the Holders of Secured Obligations, of
(A) all of the Capital Stock owned by the Company of each Person that becomes a material (as defined in Section 1-02(w)(1), (2) or (3) of Regulation S-X under the Securities Act of 1933, as amended) direct domestic Subsidiary of the Company after the date of this Agreement (whether as the result of an Acquisition, creation or otherwise); and (B) the lesser of 65% of the Capital Stock of each Person that becomes a material (as defined in Section 1-02(w)(1), (2) or (3) of Regulation S-X under the Securities Act of 1933, as amended) direct first-tier foreign Subsidiary of the Company after the date of this Agreement (whether as the result of an Acquisition, creation or otherwise) or the amount owned by the Company, within thirty (30) days after such Subsidiary has become a Subsidiary of the Company, together, in each such case, with corporate resolutions, opinions of counsel, stock certificates, stock powers and such other corporate documentation as the Agent may reasonably request, all in form and substance reasonably satisfactory to the Agent.

     (iii) If at any time any foreign Subsidiary subject to clause (ii) shall
                                                            -----------
issue or cause to be issued Capital Stock, or warrants or options with respect to its Capital Stock, such that the aggregate amount of the Capital Stock of such Subsidiary pledged to the Agent for the benefit of the Holders of Secured Obligations is less than 65% of all of the outstanding Capital Stock thereof and the Company or one of its Subsidiaries owns such Capital Stock, warrants or options which are not so pledged, the Company shall (A) promptly notify the Agent of such deficiency and (B) deliver or cause to be delivered any agreements, instruments, certificates and other documents as the Agent may reasonably request all in a form and substance reasonably satisfactory to the Agent in order to cause all of the Capital Stock thereof owned by the Company or any of its Subsidiaries (but not in excess of 65% of all of the outstanding Capital Stock thereof) to be pledged to the Agent for the benefit of the Holders of Secured Obligations.

      6.15  Sale and Leaseback Transactions or other Off Balance Sheet
            ----------------------------------------------------------
Liabilities. The Company will not, nor will it permit any Subsidiary to, enter
-----------
into or suffer to exist any (i) Sale and Leaseback Transaction or (ii) any other transaction pursuant to which it incurs or has incurred Off Balance Sheet Liabilities (other than Rate Hedging Obligations permitted to be incurred under the terms of Section 6.22).
             ------------

      6.16  Merger and Consolidation.  The Company will not, nor will it permit
            ------------------------
any Subsidiary to, merge or consolidate with or into any other Person, except that a Subsidiary may merge into the Company or a Wholly-Owned Subsidiary.

     6.17  Investments and Acquisitions.  The Company will not, nor will it
           ----------------------------
permit any Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner or member in any partnership, limited liability company or joint venture, or to make any Acquisition of any Person, except Investments consisting of:

     (i)   Cash Equivalents.

     (ii) Demand deposit accounts maintained in the ordinary course of business.

     (iii) Existing Investments in Subsidiaries and other Investments in existence or currently planned on the date hereof and described in
           Schedule 6.17 hereto and Investments in Tokheim Services LLC, a
           -------------
           Delaware limited liability company, permitted under Section 6.9(xi).
                                                               ---------------

     (iv)  Loans permitted under Section 6.18(ii), (iv), (v), (vi), (vii),
                                 ----------------  ----  ---  ----  -----
           (viii), (x) and (xii).
            ------  ---     -----

     (v) Investments received in connection with the sale or other disposition of assets or received in connection with the collection or compromise of accounts receivable.

     (vi) only so long as the Leverage Ratio (calculated after giving effect to such acquisition (including the incurrence of any Indebtedness) on a pro forma basis for the Company and its Consolidated Subsidiaries as
           ---------
           of the date of such acquisition), shall be less than or equal to 4.5 to 1.0 and excluding those acquisitions set forth on Schedule 6.17
                                                                -------------
           hereto, acquisitions which satisfy all of the following conditions:

           (a) all acquisitions permitted by this subsection 6.17(vi) shall
                                                  -------------------
               require the Company or any of its Subsidiaries to pay in cash (or assume Indebtedness) an aggregate amount for all such acquisitions not in excess of $5,000,000 or the Equivalent Amount thereof;

           (b) no Default or Unmatured Default shall have occurred and be continuing at the time of the closing of any such acquisition or would result therefrom;

           (c) the business being acquired is substantially similar, related or incidental to the business of the Company and its Subsidiaries;

           (d) the acquisition is consummated pursuant to a negotiated acquisition agreement on a non-hostile basis;

           (e) any additional Collateral Documents considered appropriate by the Agent are executed by the applicable Person and, if appropriate, filed;

           (f) prior to any such acquisition, the Company shall deliver to the Agent (i) a certificate demonstrating to the satisfaction of the Agent that after giving effect to the acquisition on a pro forma basis, the Company and its Subsidiaries will be in compliance with the financial covenants in this Agreement and (ii) such other information as the Agent shall reasonably request.

      6.18  Indebtedness.  The Company will not, nor will it permit any
            ------------
Subsidiary to, create, incur or suffer to exist any Indebtedness, except:

     (i) The Loans, Reimbursement Obligations, ESOP Loans, other Indebtedness under the Loan Documents and Permitted Subordinated Debt.

     (ii)   Indebtedness existing on or about the date hereof and described in
            Schedule 6.18 hereto.
            -------------

     (iii)  Indebtedness arising under Rate Hedging Obligations permitted by
            Section 6.22.
            ------------

     (iv) Indebtedness of Tokheim Sofitam or a Borrowing Subsidiary to the Company arising from loans made on or about the Effective Date by the Company to such Subsidiary on terms and with interest rates reasonably acceptable to the Agent and evidenced by notes pledged to the Agent to secure the Secured Obligations.

     (v) Indebtedness of any Subsidiary to the Company or Tokheim Sofitam or Tokheim Services LLC, a Delaware limited liability company, or any other Borrower pursuant to management agreements or other similar agreements acceptable to the Agent.

     (vi) Indebtedness of the Company to any Subsidiary in connection with loans made by any such Subsidiary to the Company.

     (vii) Indebtedness of any of the Borrowers or Guarantor Subsidiaries to any of the Borrowers or Guarantor Subsidiaries evidenced by loan agreements or notes pledged to the Agent to secure the Secured Obligations; provided that the Non-Domestic Borrowing Subsidiaries
                         --------
            shall pledge the notes to secure the Secured Obligations of the Non-Domestic Borrowing Subsidiaries.

     (viii) Indebtedness of Subsidiaries that are neither Borrowers nor Guarantor Subsidiaries not otherwise permitted by the foregoing clauses of this Section provided the aggregate outstanding principal amount of all such Indebtedness does not at any time exceed $20,000,000.

     (ix)   Indebtedness secured by Liens permitted pursuant to Section
                                                                -------
            6.10(iii), (iv) and (v), Indebtedness in connection with overdraft
            ---------  ----     ---
            facilities and other Indebtedness not otherwise permitted by the foregoing clauses of this Section provided the aggregate outstanding principal amount for all such Indebtedness described in this Section
                                                                         -------
            6.18(ix) does not at any time exceed $15,000,000.
            --------

     (x) Indebtedness of any Subsidiary in connection with sales made to such Subsidiary on normal trade terms.

     (xi) Indebtedness in connection with sales, assignments or discounting of "traites" or trade receivables or invoices to the extent permitted by Section 6.9.
               -----------

     (xii) Permitted Refinancing Indebtedness with respect to Indebtedness permitted pursuant to Sections 6.18(i) through (xi).
                                  ----------------         ----

      6.19  ERISA.
            -----

     (a) ERISA Information.  The Company shall deliver or cause to be delivered
         -----------------
to the Agent, at the Company's expense, the following information and notices as soon as reasonably possible, and in any event:

            (i) within ten (10) Business Days after the Company or any ERISA Affiliate knows or has reason to know that a Termination Event has occurred, a written statement of the chief financial officer of the Company describing such Termination Event and the action, if any, which the Company or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto, and when known, any action taken or threatened by the IRS, DOL or PBGC with respect thereto;

            (ii) within ten (10) Business Days after the Company or any ERISA Affiliate knows or has reason to know that a non-exempt prohibited transaction (defined in Sections 406 of ERISA and 4975 of the Internal Revenue Code) with respect to any Plan has occurred, a statement of the chief financial officer of the Company describing such transaction and the action which the Company or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto;

            (iii) within ten (10) Business Days after the request by the Agent or the Required Lenders therefor, copies of each annual report (Form 5500 Series), including Schedule B thereto, filed with respect to each Benefit Plan.

            (iv) within ten (10) Business Days after request therefor by the Agent or the Required Lenders, each actuarial report for any Benefit Plan or Multiemployer Plan and each annual report for any Multiemployer Plan, copies of each such report;

            (v) within ten (10) Business Days after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by the Company or any ERISA Affiliate with respect to such request;

            (vi) within ten (10) Business Days upon the occurrence thereof, notification of any material increase in the benefits of any existing Plan or the establishment of any new Plan or the commencement of contributions to any Plan to which the Company or any ERISA Affiliate was not previously contributing;

          (vii) within ten (10) Business Days after receipt by the Company or any ERISA Affiliate of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice;

          (viii) within ten (10) Business Days after receipt by the Company or any ERISA Affiliate of any unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Internal Revenue Code, copies of each such letter;

          (ix) within ten (10) Business Days after receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan regarding the imposition of withdrawal liability, copies of each such notice;

          (x) within ten (10) Business Days after the Company or any ERISA Affiliate fails to make a required installment or any other required payment under Section 412 of the Internal Revenue Code on or before the due date for such installment or payment, a notification of such failure;

          (xi) within ten (10) Business Days after the Company or any ERISA Affiliate knows or has reason to know (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan; and

          (xii) within ten (10) Business Days after receipt by the Company of a written notice from the Agent or the Required Lenders, copies of any Foreign Employee Benefit Plan and related documents, reports and correspondence as requested by the Lenders in such notice.

     (b) The Company shall, and shall cause each of its Subsidiaries and ERISA Affiliates to, establish, maintain and operate all Plans to comply in all material respects with the provisions of ERISA, the Internal Revenue Code, all other applicable laws, and the regulations and interpretations thereunder and the respective requirements of the governing documents for such Plans.

     6.20 Affiliates.  Except as otherwise specifically permitted in the other
          ----------
provisions of this Agreement, the Company will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than the Company or such Subsidiary would obtain in a comparable arms-length transaction; provided, however, that nothing in this Section shall
                         --------  -------
prevent the Company and its Subsidiaries from entering into any management agreement as in effect on the Effective Date or as amended or replaced thereafter provided such amendment or replacement agreement is on terms and conditions reasonably acceptable to the Agent and the Required Lenders or as permitted under Section 6.18 or any intercompany loan agreements or notes from
                ------------
the Company to any of its Wholly-Owned Subsidiaries and intercompany notes to the extent the Indebtedness incurred thereby is permitted under Section 6.18.
                                                                ------------

     6.21  Conduct of Business.  The Company will, and will cause each
           -------------------
Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted.

     6.22  Rate Hedging Obligations.  The Company shall not and shall not
           ------------------------
permit any of its Subsidiaries to enter into any Rate Hedging Obligations or commodity or foreign currency exchange, swap, collar, cap, leveraged derivative or similar agreements other than as required pursuant to Section 6.32 and other
                                                         ------------
Rate Hedging Obligations, foreign currency or commodity exchange, swap, collar, cap or similar agreements pursuant to which the Company or its Subsidiaries have hedged its or its Subsidiaries' reasonably estimated interest rate, foreign currency or commodity exposure (such hedging agreements are sometimes referred to herein as "INTEREST RATE AGREEMENTS").

     6.23  Leverage Ratio and Senior Leverage Ratio.  (a) At any and all times,
           ----------------------------------------
the Company shall not permit the Leverage Ratio to exceed the amounts set forth below during the fiscal periods set forth below:

Fiscal Quarter Ending On or About
the Dates Set Forth Below:               Maximum Ratio
--------------------------               -------------
February 28, 1999                        7.5 to 1.00
May 31, 1999                             7.0 to 1.00
August 31, 1999                          6.5 to 1.00
November 30, 1999                        5.5 to 1.00


February 29, 2000                        5.5 to 1.00
May 31, 2000                             5.0 to 1.00
August 31, 2000                          5.0 to 1.00
November 30, 2000                        4.0 to 1.00

February 28, 2001                        4.0 to 1.00
May 31, 2001                             4.0 to 1.00
August 31, 2001                          4.0 to 1.00
November 30, 2001                        3.5 to 1.00

February 28, 2002                        3.5 to 1.00
May 31, 2002                             3.5 to 1.00
August 31, 2002                          3.5 to 1.00

And at all times
during each fiscal quarter thereafter    3.0 to 1.00

          (b) At any and all times, the Company shall not permit the Senior Leverage Ratio to exceed the amounts set forth below during the fiscal periods set forth below:

Fiscal Quarter Ending On or About

the Dates Set Forth Below:              Maximum Ratio
--------------------------              -------------
February 28, 1999                        4.0 to 1.00
May 31, 1999                             4.0 to 1.00
August 31, 1999                          4.0 to 1.00
November 30, 1999                        3.5 to 1.00

February 29, 2000                        3.5 to 1.00
May 31, 2000                             3.5 to 1.00
August 31, 2000                          3.5 to 1.00
November 30, 2000                        3.0 to 1.00

February 28, 2001                        3.0 to 1.00
May 31, 2001                             3.0 to 1.00
August 31, 2001                          3.0 to 1.00
November 30, 2001                        2.5 to 1.00

February 28, 2002                        2.5 to 1.00
May 31, 2002                             2.5 to 1.00
August 31, 2002                          2.5 to 1.00

And at all times
during each fiscal quarter thereafter    2.0 to 1.00

The Leverage Ratio and Senior Leverage Ratio shall be calculated, in each case, determined as of the last day of each fiscal quarter based upon (A) for Indebtedness, Indebtedness as of the last day of each such fiscal quarter; and
(B) for EBITDA, the actual amount for the four-quarter period ending on such day (provided, however, that the Leverage Ratio and Senior Leverage Ratio shall be calculated using EBITDA for the Company and its Consolidated Subsidiaries (a) for the fiscal quarter ending February 28, 1999, multiplied by four (4), (b) for
                                                 -------------
the two fiscal quarters ending May 31, 1999, multiplied by two (2), and (c) for
                                             -------------
the three fiscal quarters ending August 31, 2000  multiplied by four-thirds
                                                  -------------
(4/3)).

     6.24  Interest Expense Coverage Ratio.  The Company shall not permit the
           -------------------------------
Interest Expense Coverage Ratio to be less than the amounts set forth below for the fiscal periods set forth below:

Fiscal Quarter Ending On or About
the Dates Set Forth Below:                        Minimum Ratio
--------------------------                        -------------
November 30, 1998 through August 31, 1999         1.45 to 1.00

November 30, 1999                                 1.50 to 1.00

February 28, 2000 through November 30, 2000       2.00 to 1.00

February 28, 2001 through November 30, 2001       2.25 to 1.00

And for each fiscal quarter ending thereafter     2.50  to 1.00

     6.25     Fixed Charge Coverage Ratio. The Company shall not permit the
              ---------------------------
Fixed Charge Coverage Ratio to be less than the amounts set forth below for the fiscal periods set forth below:

Fiscal Quarter Ending On or About
the Dates Set Forth Below:                             Minimum Ratio
--------------------------                             -------------
November 30, 1998 through May 31, 1999                   1.05 to 1.00

August 31, 1999 through November 30, 2000                1.10 to 1.00

February 28, 2001 through November 30, 2001              1.20 to 1.00

And for each fiscal quarter ending thereafter            1.25 to 1.00

     6.26     Foreign Employee Benefit Compliance.  The Company shall, and shall
              -----------------------------------
cause each of the other Material Subsidiaries and ERISA Affiliates to, establish, maintain and operate all Foreign Employee Benefit Plans to comply in all material respects with all laws, regulations and rules applicable thereto and the respective requirements of the governing documents for such Plans, except for failures to comply which, in the aggregate, would not result in a material obligation to pay money.

     6.27     Subordinated Indebtedness. The Company shall not amend, supplement
              -------------------------
or modify the terms of the Permitted Subordinated Debt, or make any payment required as a result of an amendment or change thereto other than amendments, supplements or modifications which (i) decrease the rate of interest payable on such Permitted Subordinated Debt, (ii) provide for the payment in kind in lieu of cash of any portion of the interest on such Permitted Subordinated Debt,
(iii) provide for the extension of the maturity date with respect to any principal or interest payment to be made under the instruments evidencing the Permitted Subordinated Debt, (iv) provide more flexibility to the Company in connection with any financial or other covenants, and (v) waive any defaults existing in connection with the Permitted Subordinated Debt.

     6.28     Payments and Prepayments.  Neither the Company nor any of its
              ------------------------
Subsidiaries shall make any payment or prepayment of principal, fees or other charges (other than interest) on or with respect to, or any redemption, purchase, retirement, defeasance, sinking fund or payment on any claim for damages or rescission with respect to the Permitted Subordinated Debt except in connection with the issuance of Equity Interests or the incurrence of Permitted Refinancing Indebtedness in respect of the Seller Subordinated Notes and the Seller Equity Interests.

     6.29     ERISA.  The Company shall not:
              -----

              (i) engage, or permit any ERISA Affiliate to engage, in any prohibited transaction described in Sections 406 of ERISA or 4975 of the Internal Revenue Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the Department of Labor;

          (ii) permit to exist any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the Internal Revenue Code) with respect to any Benefit Plan, whether or not waived;

          (iii) fail, or permit any ERISA Affiliate to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

          (iv) terminate, or permit any ERISA Affiliate to terminate, any Benefit Plan which would result in any liability of Borrower or any ERISA Affiliate under Title IV of ERISA in excess of $5,000,000;

          (v) fail to make any contribution or payment to any Multiemployer Plan which Borrower or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto;

          (vi) fail, or permit any ERISA Affiliate to fail, to pay any required installment or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment;

          (vii) amend, or permit any ERISA Affiliate to amend, a Plan resulting in an increase in current liability for the plan year such that the Company or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the Internal Revenue Code;

          (viii) permit any unfunded liabilities with respect to any Foreign Pension Plan which are not liabilities on the Company's financial statements referred to in Section 6.1(i) and (ii) in excess of $500,000; or
                               --------------     ----

          (ix) fail, or permit any Subsidiary or ERISA Affiliate to fail, to pay any required contributions or payments to a Foreign Pension Plan on or before the due date for such required installment or payment.

     6.30   Year 2000 Issues.  The Company shall, and shall cause each of its
            ----------------
Subsidiaries to, take all actions the Company believes are reasonably necessary to assure that the Year 2000 Issues will not have a Material Adverse Effect.
The Company shall provide the Agent and each of the Lenders a copy of the Company's program to address Year 2000 Issues, including updates and progress reports upon request. The Company shall advise the Agent if the Company believes that any Year 2000 Issues will have or would reasonably be expected to have a Material Adverse Effect.

      6.31  Environmental Reports.  Upon request by the Agent and the Required
            ---------------------
Lenders, the Company shall, at the Company's expense and within six months after the Effective Date, deliver to the Agent a Phase I Environmental Property Assessment report with respect to specified manufacturing facilities owned by the Company or one of its Subsidiaries (other than Bladel, The Netherlands), with results reasonably acceptable to the Agent, prepared by an environmental review firm reasonably acceptable to the Agent, as to any environmental hazards or liabilities of the Acquired Subsidiaries and the Company's plans with respect thereto.

     6.32   Interest Rate Agreements.  Within one hundred twenty (120) days
            ------------------------
after the Effective Date, the Company shall enter into, and shall thereafter maintain, Interest Rate Agreements on terms and with counterparties determined by the Company and reasonably acceptable to the Agent by which the Company is protected against increases in interest rates from and after the date of such contracts as to notional amount reasonably acceptable to the Agent for periods reasonably acceptable to the Agent. In the event a Lender elects to enter into any Interest Rate Agreement with the Company, the obligations of the Company with respect to such Interest Rate Agreement shall be Secured Obligations secured by the Collateral.

     6.33.  Minimum EBITDA.  The Company shall not permit EBITDA to be less
            --------------
than the amounts set forth below for the fiscal periods ending on the dates set forth below:

Fiscal Quarter Ending on or About
the Dates Set Forth Below:                   Minimum EBITDA
--------------------------                   --------------
November 30, 1998                            $ 17,000,000
February 28, 1999                            $ 34,000,000
May 31, 1999                                 $ 51,000,000
August 31, 1999                              $ 69,000,000
November 30, 1999                            $ 75,000,000
February 28, 2000                            $ 78,000,000
May 31, 2000                                 $ 82,000,000
August 31, 2000                              $ 85,000,000
November 30, 2000                            $ 90,000,000
February 28, 2001                            $ 92,000,000
May 31, 2001                                 $ 94,000,000
August 31, 2001                              $ 97,000,000
November 30, 2001 and each fiscal quarter
  thereafter                                 $100,000,000

In each case, EBITDA shall be determined as of the last day of each fiscal quarter then ended for the four fiscal quarter period ending on such date (provided, however that (a) EBITDA for the period ending on November 30, 1998
---------  -------
shall be calculated using EBITDA for the fiscal quarter ending on November 30, 1998, (b) EBITDA for the period ending on February 28, 1999 shall be calculated using EBITDA for the two fiscal quarters ending on February 28, 1999, and (c) EBITDA for the period ending on May 31, 1999 shall be calculated using EBITDA for the three fiscal quarters ending May 31, 1999).

                            ARTICLE VII:  DEFAULTS
                                          --------

     The occurrence and continuance of any one or more of the following events shall constitute a Default:

     7.1. Any material representation or warranty made or deemed made under
Article V by the Company or any Subsidiary to the Lenders or the Agent under or in connection with this Agreement or any certificate or other document delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made or deemed made.

     7.2. Nonpayment of principal of any Note, Swing Loan or Reimbursement Obligation when due, or nonpayment of interest upon any Note, Swing Loan or Reimbursement Obligation or of any facility fee or other obligations under any of the Loan Documents within five days after the same becomes due.

     7.3. The breach by the Company of any of the terms or provisions of Sections 6.2, 6.9, 6.10, 6.12, 6.13, 6.15, 6.16, 6.18, 6.23, 6.24, 6.25, 6.27,
-------------------------------------------------------------------------------
6.28 and 6.33.
----     ----

     7.4. The breach by the Company of any of the terms or provisions of Section
                                                                         -------
6.1 which is not remedied within fifteen days of the initial occurrence of such
---
breach.

     7.5. The breach by the Company (other than a breach which constitutes a Default under Section 7.1, 7.2, 7.3 or 7.4) of any of the terms or provisions of
              ----------------------------
this Agreement which is not remedied within thirty days after written notice from the Agent or any Lender.

     7.6. Failure of the Company or any of its Subsidiaries to pay Indebtedness in an aggregate amount equal to or greater than $5,000,000 (or the Equivalent Amount of Indebtedness denominated in a currency other than Dollars) when due; or the default by the Company or any of its Subsidiaries in the performance of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, Indebtedness in such aggregate amount to become due prior to its stated maturity; or Indebtedness in such aggregate amount of the Company or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment or as a result of the sale of an asset securing such Indebtedness) prior to the stated maturity thereof.

     7.7. Any Borrower or any Material Subsidiary shall (i) commence a voluntary case under any bankruptcy, insolvency or other similar law as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) fail to pay, or admit in writing its inability to pay, its debts generally as they become due, (iv) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (v) institute any proceeding seeking an order for relief under any bankruptcy, insolvency or other similar law as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vi) take any corporate action to authorize or effect any of the foregoing actions set forth in this Section 7.7 or (vii) fail
                                                      -----------
to contest in good faith any appointment or proceeding described in Section 7.8.
                                                                    -----------

     7.8. Without the application, approval or consent of any Borrower or any Material Subsidiary, a receiver, trustee, examiner, liquidator or similar official shall be appointed for any Borrower or any Material Subsidiary or any Substantial Portion of the Property of any such Person, or a proceeding described in Section 7.7(iv) shall be instituted against any Borrower or any
             ---------------
Material Subsidiary and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.

     7.9. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of (each a "Condemnation"), all or any portion of the Property of any Borrower or any Material Subsidiary which, when taken together with all other Property of any Borrower and the Material Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such Condemnation occurs, constitutes a Substantial Portion.

     7.10. The Company or any of its Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $5,000,000 (or the Equivalent Amount if denominated in a currency other than Dollars), which is not stayed on appeal or otherwise being appropriately contested in good faith.

     7.11. The Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate $5,500,000, or any Reportable Event shall occur in connection with any Plan which could reasonably be expected to have a Material Adverse Effect.

     7.12. The Company or any of its Subsidiaries shall be the subject of any proceeding or proceedings pertaining to the spill, release or disposal by the Company or any of its Subsidiaries, or any other Person of any toxic, dangerous or hazardous waste or substance into the environment, or to any violation of any federal, state, regional, departmental or local environmental, health or safety law or regulation, which could reasonably be expected to result in total liability to the Company or any of its Subsidiaries, in the aggregate, in excess of a Substantial Portion.

     7.13. The obligations of the Company under Article IX hereof shall fail to
                                                 ----------
remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any of such obligations, or the Company shall deny that it has any further liability under such Article IX, or
                                                                ----------
shall give notice to such effect.

     7.14. Any Change in Control shall occur.

     7.15. At any time, for any reason, (i) any Loan Document as a whole that materially affects the ability of the Agent, or any of the Lenders to enforce the Obligations or enforce their rights against the Collateral ceases to be in full force and effect or the Company or any of its Subsidiaries party thereto seeks to repudiate its obligations thereunder and the Liens intended to be created thereby are, or the Company or any such Subsidiary seeks to render such Liens, invalid and unperfected, or (ii) Liens on Collateral with a Fair Market Value in excess of $1,000,000 in favor of the Agent contemplated by the Loan Documents shall, at any time, for any reason, be invalidated or otherwise cease to be in full force and effect, or such Liens shall not have the priority contemplated by this Agreement or the Loan Documents and such situation contemplated by this subclause (ii) shall continue for five (5) Business Days.
                     --------------

     7.16 Any Termination Event occurs which could reasonably be expected to subject either the Company or any ERISA Affiliate to liability individually or in the aggregate in excess of $5,000,000.

     7.17 The plan administrator of any Plan applies under Section 412(d) of the Code for a waiver of the minimum funding standards of Section 412(a) of the Code.


         ARTICLE VIII:  ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES
                        ----------------------------------------------

     8.1.  Acceleration.  If any Default described in Section 7.7 or 7.8 occurs
           ------------                               -----------    ---
with respect to the Company or any of its Material Subsidiaries, the obligations of the Lenders to make Loans or purchase participations in Letters of Credit hereunder, the obligations of the Swing Loan Lenders to make Swing Loans hereunder and the obligation of the Issuing Lenders to issue Letters of Credit hereunder shall automatically terminate and the Obligations of the Company and each Borrowing Subsidiary shall immediately become due and payable without presentment, demand, protest or notice of any kind (all of which the Company hereby expressly waives) or any other election or action on the part of the Agent, any Lender, any Swing Loan Lender or any Issuing Lender. If any other Default occurs and is continuing, the Required Lenders may terminate or suspend the obligations of the Lenders to make Loans (including, without limitation, Alternate Currency Loans) or purchase participations in Swing Loans and Letters of Credit hereunder, whereupon the obligation of the Swing Loan Lenders to make Swing Loans, the Alternate Currency Banks to make Alternate Currency Loans and the Issuing Lenders to issue Letters of Credit hereunder shall also terminate or be suspended or declare the Obligations of the Company and each Borrowing Subsidiary to be due and payable, or both, in either case upon written notice to the Company and the applicable Borrower, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which each Borrower hereby expressly waives.

     8.2.  Amendments.  Subject to the provisions of this Article VIII, the
           ----------                                     ------------
Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrowers may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrowers hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of each Lender affected thereby:

           (i) Postpone or extend the Termination Date, the Revolving Loan Termination Date, the Term Loan Termination Date (except with respect to any modifications of the provisions relating to prepayments of Loans and other Obligations (provided that any modifications of the provisions relating to the prepayments of the Term Loans shall also require the approval of Lenders with Term Loan Percentages greater than fifty percent (50%)));

          (ii) Reduce the principal amount of any Loans or L/C Obligations, or reduce the rate or extend the time of payment of interest or fees thereon;

          (iii) Reduce the percentage specified in the definition of Required Lenders or any other percentage of Lenders specified to be the applicable percentage in this Agreement to act on specified matters or amend the definitions of "Required Lenders", "Revolving Loan Percentage", "Term Loan Percentage", "Alternate Currency Percentage" or "Percentage";

          (iv) Increase the amount of the Revolving Loan Commitment of any Lender hereunder (except with respect to an increase in the amount, or other modification to the terms or components, of the Borrowing Base) or increase any Lender's Revolving Loan Percentage, Term Loan Percentage or Percentage;

          (v)    Permit any Borrower to assign its rights under this Agreement;

          (vi)   Amend or modify Section 8.1 or this Section 8.2;
                                 -----------         -----------

          (vii)  Amend, modify or waive Article IX or release the Company from
                                        ----------
     its obligations thereunder; or

          (viii) Release any guarantor of the Obligations (except in connection with a sale or other disposition of all of the Capital Stock of such guarantor that is permitted hereunder or consented to by the Required Lenders) or all or substantially all of the Collateral;

provided, further that no such supplemental agreement shall permit or consent to
--------  -------
the prepayment, purchase, redemption, defeasance or refinancing (other than through the incurrence of Permitted Refinancing Indebtedness or the issuance of Equity Interests) of the Seller Junior Subordinated Note or the Seller Equity Interests without the consent of the Required Lenders (including the Administrative Agent).

No amendment of any provision of this Agreement relating in any way to the Agent, any Swing Loan Lender or any Issuing Lender shall be effective without the written consent of the Agent, the Swing Loan Lenders or the Issuing Lenders, as the case may be. The Agent may waive payment of the fees required under
Section 2.4.2 or Section 13.3.2 without obtaining the consent of any of the
-------------           -------
Lenders. Notwithstanding anything herein to the contrary, after the Euro Implementation Date, or in immediate anticipation thereof, the Agent (acting reasonably and after consultation with other parties hereto) may by reasonable prior notice to the other parties hereto amend this Agreement after consultation with the Company unilaterally for the exclusive purpose of effectuating changes hereto which are necessary to the integration of the making of Revolving Loans hereunder in Euro and only in a manner which shall not result in a deterioration of the position of any Agent or Lender from its respective position prior to the Euro Implementation Date.

     The Agent may notify the other parties to this Agreement of any amendments to this Agreement which the Agent reasonably determines to be necessary as a result of the commencement of the third stage of the European Economic and Monetary Union and the occurrence of the Euro Implementation Date. Notwithstanding anything to the contrary contained herein, any amendments so notified shall take effect in accordance with the terms of the relevant notification, and, to the extent possible, such amendments shall be implemented to put the parties in the same position as if the Euro Implementation Date had not occurred; provided, however, that if and to the extent that the Agent
              --------  -------
determines it is not possible to put all parties into such position, the Agent may give priority to putting the Agent, the Arranger and the Lenders into that position.

     8.3. Preservation of Rights.  No delay or omission of the Lenders, the
          ----------------------
Swing Loan Lenders, the Issuing Lenders or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan or issuance of a Letter of Credit notwithstanding the existence of a Default or the inability of the Company or a Borrowing Subsidiary to satisfy the conditions precedent to such Loan or such issuance shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing
            -----------
specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations have been paid in full and the Agent shall be entitled to retain its security interest in and to all existing and future Collateral for the benefit of itself and the Holders of Secured Obligations.


                             ARTICLE IX:  GUARANTY
                                          --------

     9.1. Guaranty.  For valuable consideration, the receipt of which is hereby
          --------
acknowledged, and to induce the Lenders to make advances to each Borrowing Subsidiary and to issue and participate in Letters of Credit and Swing Loans, the Company hereby absolutely and unconditionally guarantees prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of any and all existing and future obligations including without limitation the Secured Obligations, of each Borrowing Subsidiary to the Agent, the Lenders, the Issuing Lenders, the Swing Loan Lenders and any holder of a Note, or any of them, under or with respect to the Loan Documents, whether for principal, interest, fees, expenses or otherwise (collectively, the "Guaranteed Obligations").

     9.2. Waivers.  The Company waives notice of the acceptance of this
          -------
guaranty and of the extension or continuation of the Guaranteed Obligations or any part thereof. The Company further waives presentment, protest, notice of notices delivered or demand made on any Borrowing Subsidiary or action or delinquency in respect of the Guaranteed Obligations or any part thereof, including any right to require the Agent and the Lenders to sue the Borrowing Subsidiary, any other guarantor or any other Person obligated with respect to the Guaranteed Obligations or any part thereof, or otherwise to enforce payment thereof against any collateral securing the Guaranteed Obligations or any part thereof, and provided further that if at any time any payment of any portion of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of any of the Borrowing Subsidiaries or otherwise, the Company's obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had not been made and whether or not the Agent or the Lenders are in possession of this guaranty. The Agent and the Lenders shall have no obligation to disclose or discuss with the Company their assessments of the financial condition of the Borrowing Subsidiaries.

     9.3. Guaranty Absolute.  This guaranty is a guaranty of payment and not of
          -----------------
collection, is a primary obligation of the Company and not one of surety, and the validity and enforceability of this guaranty shall be absolute and unconditional irrespective of, and shall not be impaired or affected by any of the following: (a) any extension, modification or renewal of, or indulgence with respect to, or substitutions for, the Guaranteed Obligations or any part thereof or any agreement relating thereto at any time; (b) any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or any collateral; (c) any waiver of any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto or with respect to any collateral; (d) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any collateral, any other guaranties with respect to the Guaranteed Obligations or any part thereof, or any other obligation of any Person with respect to the Guaranteed Obligations or any part thereof; (e) the enforceability or validity of the Guaranteed Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral;
(f) the application of payments received from any source to the payment of obligations other than the Guaranteed Obligations, any part thereof or amounts which are not covered by this guaranty even though the Agent and the Lenders might lawfully have elected to apply such payments to any part or all of the Guaranteed Obligations or to amounts which are not covered by this guaranty; (g) any change in the ownership of any Borrowing Subsidiary or the insolvency, bankruptcy or any other change in the legal status of any Borrowing Subsidiary;
(h) the change in or the imposition of any law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Guaranteed Obligations;
(i) the failure of the Company or any Borrowing Subsidiary to maintain in full force, validity or effect or to obtain or renew when required all governmental and other approvals, licenses or consents required in connection with the Guaranteed Obligations or this guaranty, or to take any other action required in connection with the performance of all obligations pursuant to the Guaranteed Obligations or this guaranty; (j) the existence of any claim, setoff or other rights which the Company may have at any time against any Borrowing Subsidiary, or any other Person in connection herewith or an unrelated transaction; or (k) any other circumstances, whether or not similar to any of the foregoing, which could constitute a defense to a guarantor; all whether or not the Company shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (a) through (k) of this paragraph. It is agreed that the Company's
-----------         ---
liability hereunder is several and independent of any other guaranties or other obligations at any time in effect with respect to the Guaranteed Obligations or any part thereof and that the Company's liability hereunder may be enforced regardless of the existence, validity, enforcement or non-enforcement of any such other guaranties or other obligations or any provision of any applicable law or regulation purporting to prohibit payment by any Borrowing Subsidiary of the Guaranteed Obligations in the manner agreed upon between the Borrowing Subsidiary and the Agent and the Lenders.

      9.4.  Acceleration.  The Company agrees that, as between the Company on
            ------------
the one hand, and the Lenders and the Agent, on the other hand, the obligations of each Borrowing Subsidiary guaranteed under this Article IX may be declared to
                                                   ----------
be forthwith due and payable, or may be deemed automatically to have been accelerated, as provided in Section 8.1 hereof for purposes of this Article IX,
                            -----------                             ----------
notwithstanding any stay, injunction or other prohibition (whether in a bankruptcy proceeding affecting such Borrowing Subsidiary or otherwise) preventing such declaration as against such Borrowing Subsidiary and that, in the event of such declaration or automatic acceleration, such obligations (whether or not due and payable by such Borrowing Subsidiary) shall forthwith become due and payable by the Company for purposes of this Article IX.
                                                           ----------

      9.5.  Marshaling; Reinstatement.  None of the Lenders nor the Agent nor
            -------------------------
any Person acting for or on behalf of the Lenders or the Agent shall have any obligation to marshall any assets in favor of the Company or against or in payment of any or all of the Guaranteed Obligations. If the Company, any Borrower or any other guarantor of all or any part of the Guaranteed Obligations makes a payment or payments to any Lender or the Agent, or any Lender or the Agent receives any proceeds of Collateral, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to such Borrower, the Company, such other guarantor or any other Person, or their respective estates, trustees, receivers or any other party, including, without limitation, the Company, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the part of the Guaranteed Obligations which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the time immediately preceding such initial payment, reduction or satisfaction.

      9.6.  Termination Date.  This guaranty shall continue in effect until the
            ----------------
earlier of (a) the later of (i) the Termination Date, (ii) the Term Loan Termination Date, and (b) the date on which this Agreement has otherwise expired or been terminated in accordance with its terms and all of the Guaranteed Obligations have been paid in full in cash.


                        ARTICLE X:  GENERAL PROVISIONS
                                    ------------------

      10.1. Governmental Regulation.  Anything contained in this Agreement to
            -----------------------
the contrary notwithstanding, no Lender shall be obligated to extend credit to the Company or a Borrowing Subsidiary in violation of any limitation or prohibition provided by any applicable statute or regulation.

      10.2. Taxes.  Any recording or documentary taxes or other similar
            -----
assessments or charges payable or ruled payable by any governmental authority in respect of the Loan Documents shall be paid by the Company.

      10.3. Headings.  Section headings in the Loan Documents are for
            --------
convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

      10.4. Entire Agreement.  The Loan Documents embody the entire agreement
            ----------------
and understanding among the Borrowers, the Agent and the Lenders and supersede all prior agreements and understandings among the Borrowers, the Agent and the Lenders relating to the subject matter thereof except as contemplated in Section 2.4.2.
                                                     -------------

      10.5. Several Obligations.  The respective obligations of the Lenders
            -------------------
hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. No Lender shall have any liability for the failure of any other Lender to perform its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

      10.6. Expenses; Indemnification.  The Company and each Borrowing
            -------------------------
Subsidiary, jointly and severally, shall reimburse (i) the Agent and the Arranger for any reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and, in connection with the preparation, execution and delivery of the Loan Documents, time charges of attorneys for the Agent and/or the Arranger, which attorneys may be employees of the Agent and/or the Arranger) including title insurance premiums, lien search charges, recording taxes, filing charges and other similar expenses paid or incurred by the Agent or the Arranger in connection with the preparation, review, execution, delivery, amendment, modification and administration of the Loan Documents, and (ii) the Agent, the Arranger, the Lenders, Swing Loan Lenders and Issuing Lenders for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, the Arranger, the Lenders, the Swing Loan Lenders or the Issuing Lenders) paid or incurred by the Agent, the Arranger, any Lender, any Swing Loan Lender or any Issuing Lender in connection with the collection and enforcement of the Loan Documents (except to the extent that a court of competent jurisdiction rules against the Agent, the Arranger, the Lenders, the Swing Loan Lenders or the Issuing Lenders in a final judgment in any such collection or enforcement action), any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or any insolvency or bankruptcy proceedings in respect of the Company or any Borrowing Subsidiary. The Company and each Borrowing Subsidiary, jointly and severally, further agree to indemnify the Agent, the Arranger and each Lender, Swing Loan Lender and Issuing Lender, their respective directors, officers, trustees, investment advisors, and employees (the "Indemnitees") against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent, the Arranger or any Lender, Swing Loan Lender or Issuing Lender is a party thereto) (collectively, the "Indemnified Amounts") which any of them may pay or incur arising out of or relating to the direct or indirect application or proposed application of the proceeds of any Loan or Letter of Credit hereunder; provided, however, that neither the Company nor any Borrowing Subsidiary shall be liable to any Indemnitee for any Indemnified Amounts to the extent that a court of competent jurisdiction has determined in a final non-appealable judgment that the foregoing resulted solely from such Indemnitee's Gross Negligence or willful misconduct. The Company and each Borrowing Subsidiary further agree (y) to assert no claims for consequential damages on any theory of liability in connection in any way with the Loan Documents or the transactions evidenced thereby and (z) not to settle any claim, litigation or proceeding relating to the Loan Documents or the transactions evidenced thereby unless such settlement releases all Indemnitees from any and all liability in respect of such transaction or unless each Indemnitee approves such settlement. The obligations of the Company and each Borrowing Subsidiary under this Section 10.6 shall survive the termination
                                     ------------
of this Agreement.

      10.7.    Numbers of Documents.  All statements, notices, closing
               --------------------
documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

      10.8.    Severability of Provisions.  Any provision in any Loan Document
               --------------------------
that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

      10.9.    Nonliability of Lenders.  The relationship between the Borrowers
               -----------------------
and the Lenders, Swing Loan Lenders, Issuing Lenders and the Agent shall be solely that of borrower and lender. Neither the Agent nor any Lender, Swing Loan Lender or Issuing Lender shall have any fiduciary responsibilities to the Borrowers. Neither the Agent nor any Lender, Swing Loan Lender or Issuing Lender undertakes any responsibility to the Borrowers to review or inform the Borrowers of any matter in connection with any phase of the Borrowers' business or operations.

      10.10.   CHOICE OF LAW.  THIS AGREEMENT AND, UNLESS OTHERWISE SET FORTH
               -------------
THEREIN, THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING 735 ILCS 105/5-1 ET SEQ. BUT OTHERWISE WITHOUT REGARD TO THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS. IN THE EVENT THAT A COURT DETERMINED THAT THE PARTIES' CHOICE OF ILLINOIS LAW AS SET FORTH ABOVE IS NOT ENFORCEABLE, THIS AGREEMENT AND, UNLESS OTHERWISE SET FORTH THEREIN, THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF INDIANA, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

      10.11    CONSENT TO JURISDICTION.  EACH OF THE PARTIES HERETO AGREES THAT
               -----------------------
ALL DISPUTES AMONG THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, MAY BE RESOLVED BY STATE OR FEDERAL COURTS LOCATED IN CHICAGO, ILLINOIS, BUT THE PARTIES HERETO ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF CHICAGO, ILLINOIS. TO THE EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO WAIVES IN ALL DISPUTES BROUGHT PURSUANT TO THIS SECTION ANY OBJECTION THAT IT MAY HAVE TO
                                      -------
THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

      10.12.   Confidentiality.  Each Lender agrees to hold any confidential
               ---------------
information which it may receive from the Company or any Subsidiary pursuant to this Agreement in confidence, except for disclosure (i) to other Lenders and their respective affiliates, (ii) to legal counsel, accountants, and other professional advisors to that Lender, (iii) to regulatory officials, (iv) as requested pursuant to or as required by law, regulation, or legal process, (v) in connection with any legal proceeding to which that Lender is a party, and
(vi) permitted by Section 13.4.  The restrictions in this Section 10.12 shall
                  ------------                            -------------
not apply to any information which is or becomes generally available to the public other than as a result of disclosure by a Lender or a Lender's representatives.

      10.13.   Performance of Obligations.  The Company and each of the
               --------------------------
Borrowing Subsidiaries agree that the Agent may, but shall have no obligation to
(i) at any time, pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against any Collateral and (ii) after the occurrence and during the continuance of a Default make any other payment or perform any act required of the Company or any of the Borrowing Subsidiaries under any Loan Document or take any other action which the Agent in its discretion deems necessary or desirable to protect or preserve the Collateral, including, without limitation, any action to (y) effect any repairs or obtain any insurance called for by the terms of any of the Loan Documents and to pay all or any part of the premiums therefor and the costs thereof and (z) pay any rents payable by the Company which are more than 60 days past due, or as to which the landlord has given notice of termination, under any lease. The Agent shall use its best efforts to give the Company notice of any action taken under this Section 10.13 prior to the taking of such action or promptly
           -------------
thereafter provided the failure to give such notice shall not affect the Company's obligations in respect thereof. The Company agrees to pay the Agent, upon demand, the principal amount of all funds advanced by the Agent under this
Section 10.13, together with interest thereon at the rate from time to time
-------------
applicable to Alternate Base Rate Loans from the date of such advance until the outstanding principal balance thereof is paid in full. If the Borrower fails to make payment in respect of any such advance under this Section 10.13 within one
                                                       -------------
(1) Business Day after the date the Company receives written demand therefor from the Agent, the Agent shall promptly notify each Lender and each Lender agrees that it shall thereupon make available to the Agent, in Dollars in immediately available funds, the amount equal to such Lender's pro rata share of such advance. If such funds are not made available to the Agent by such Lender within one (1) Business Day after the Agent's demand therefor, the Agent will be entitled to recover any such amount from such Lender together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of such demand and ending on the date such amount is received. The failure of any Lender to make available to the Agent its pro rata share of any such unreimbursed advance under this Section 10.13 shall neither
                                                  -------------
relieve any other Lender of its obligation hereunder to make available to the Agent such other Lender's pro rata share of such advance on the date such payment is to be made nor increase the obligation of any other Lender to make such payment to the Agent. All outstanding principal of, and interest on, advances made under this Section 10.13 shall constitute Obligations secured by
                         -------------
the Collateral until paid in full by the Company.

      10.14.   English Language.  With the exception of the French Collateral
               ----------------
Documents, all certificates, instruments and other documents to be delivered under or supplied in connection with this Agreement shall be in the English language or shall attach a certified English translation thereof, which translation shall be the governing version. Within one month of the delivery of any financial statements written in French pursuant to the Loan Documents the Company shall deliver to the Agent, for distribution to the Lenders, sufficient copies for all the Lenders of an English translation of such financial statements.

      10.15.  Alternate Currency Addenda Binding on Each Lender; Provisions
              -------------------------------------------------------------
Regarding Alternate Currency Agents.  Each of the Lenders with a Revolving
-----------------------------------
Credit Commitment agrees that it shall be bound by the provisions of each Alternate Currency Addendum entered into in connection herewith, in particular as it relates to the provisions applicable to the Alternate Currency Agent appointed thereunder.

      10.16.  Effect on Other Loan Documents.  Upon the effectiveness of this
              ------------------------------
Agreement in accordance with Section 4.1, each reference in any other Loan
                             -----------
Document to the Amended Credit Agreement (or to the predecessor Credit Agreement amended and restated thereby) shall mean and be a reference to this Agreement and this Agreement shall supercede the predecessor Credit Agreement.


                ARTICLE XI:  THE AGENT AND THE COLLATERAL AGENT
                             ----------------------------------

      11.1.    Appointment.  NBD Bank, N.A. is hereby appointed Agent and Credit
               -----------
Lyonnais is hereby appointed Collateral Agent, in each case, hereunder and under each other Loan Document and under the ESOP Loan Agreements, and each of the Lenders, Swing Loan Lenders, Issuing Lenders and ESOP Lenders irrevocably authorizes the Agents to act as the contractual representative of such Lender, Swing Loan Lender, Issuing Lender or ESOP Lender. The Agents agree to act as such upon the express conditions contained in this Article XI. The Agents shall
                                                   ----------
not have a fiduciary relationship in respect of the Company, any Borrowing Subsidiary, any Lender, any Swing Loan Lender, any Issuing Lender or any ESOP Lender by reason of this Agreement or the ESOP Loan Agreements. Notwithstanding the use of the defined term "Agent," and "Collateral Agent" it is expressly understood and agreed that neither of the Agents shall have any fiduciary responsibilities to any Lender, Swing Loan Lender, Issuing Lender or any ESOP Lender by reason of this Agreement and that the Agents are merely acting as the representative of the Lenders, Swing Loan Lenders, Issuing Lenders and ESOP Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders', Swing Loan Lenders', Issuing Lenders' and ESOP Lenders' contractual representative, the Agents (i) do not assume any fiduciary duties to any of the Lenders, Swing Loan Lenders, Issuing Lenders or ESOP Lenders, (ii) are a "representative" of the Lenders, Swing Loan Lenders, Issuing Lenders and ESOP Lenders within the meaning of
Section 9-105 of the Uniform Commercial Code or "mandataire" within the meaning
-------------
of Articles 1984 et seq. of the French Civil Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders, Swing Loan Lenders, Issuing Lenders and ESOP Lenders agrees to assert no claim against either of the Agents on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender, Swing Loan Lender, Issuing Lender and ESOP Lender waives.

      11.2.    Powers.  The Agents shall have and may exercise such powers under
               ------
the Loan Documents as are specifically delegated to the Agents by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agents shall have no implied duties to the Lenders, Swing Loan Lenders, Issuing Lenders or ESOP Lenders or any obligation to the Lenders, Swing Loan

Lenders, Issuing Lenders or ESOP Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by either of the Agents.

      11.3.    General Immunity.  Neither any Agent nor any of their respective
               ----------------
directors, officers, agents or employees shall be liable to the Company or to any Borrowing Subsidiary, Lender, Swing Loan Lender, Issuing Lender or ESOP Lender for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any other Loan Document except to the extent such action or inaction is found in a final judgment by a court of competent jurisdiction to have arisen solely from (i) the Gross Negligence or willful misconduct of such Person or an Affiliate thereof or (ii) breach of contract by such Person with respect to the Loan Documents.

      11.4.    No Responsibility for Loans, Collateral, Recitals, etc.  Neither
               -------------------------------------------------------
any Agent nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify
(i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder, including statements made in any offering memorandum or "Bank Book"; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document; (iii) the satisfaction of any condition specified in Article IV, except receipt of items
                                           ----------
required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith, except for the authority of the Agent's and/or the Collateral Agent's signatory to this Agreement. Neither Agent shall be responsible to any Lender, Swing Loan Lender, Issuing Lender or ESOP Lender for any recitals, statements, representations or warranties herein or in any of the other Loan Documents, for the perfection or priority of any of the Liens on any of the Collateral, or for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any of the other Loan Documents or the transactions contemplated thereby, or for the financial condition of any guarantor of any or all of the Obligations, the Company or any of its Subsidiaries.

      11.5.    Action on Instructions of Lenders.  The Agents shall in all cases
               ---------------------------------
be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders or all the Lenders, Swing Loan Lenders or Issuing Lenders, as applicable, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders, Swing Loan Lenders, Issuing Lenders and ESOP Lenders and on all holders of Notes. The Agents shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders and ESOP Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action, provided that, such indemnity need not include liability, costs and expenses which a court of competent jurisdiction has determined in a final non-appealable judgment arose solely from the Gross Negligence or willful misconduct of such Agent.

      11.6.    Employment of Agents and Counsel.  Each Agent may execute any of
               --------------------------------
its duties as Agent or Collateral Agent, as applicable, hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, Swing Loan Lenders, Issuing Lenders or ESOP Lenders except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agents shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

      11.7.    Reliance on Documents; Counsel.  The Agents shall be entitled to
               ------------------------------
rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agents, which counsel may be employees of the Agents.

      11.8.    Agents' Reimbursement and Indemnification.  The Lenders and ESOP
               -----------------------------------------
Lenders agree to reimburse and indemnify the Agents ratably in proportion to their respective Percentages and the outstanding balance of the ESOP Loans held by the ESOP Lenders (i) for any amounts not reimbursed by the Company or any Borrowing Subsidiary for which such Agent is entitled to reimbursement by the Company or any Borrowing Subsidiary under the Loan Documents, (ii) for any other expenses not reimbursed by the Company or any Borrowing Subsidiary incurred by the Agents on behalf of the Lenders, Swing Loan Lenders, Issuing Lenders or ESOP Lenders in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents or the ESOP Loan Agreements (including reasonable attorneys' fees) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever and not reimbursed by the Company or any Borrowing Subsidiary which may be imposed on, incurred by or asserted against any Agent in any way relating to or arising out of the Loan Documents or the ESOP Loan Agreements or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have arisen solely from the Gross Negligence or willful misconduct of such Agent.

      11.9.    Rights as a Lender and Issuing Lender.  With respect to its
               -------------------------------------
Revolving Loan Commitment, its Term Loan Commitment, Loans made by it (including without limitation Swing Loans), participations in Letters of Credit and Swing Loans, Letters of Credit issued by it, the Notes issued to it and the ESOP Loans held by it, each Agent shall have the same rights and powers hereunder and under any other Loan Document or the ESOP Loan Agreements as any Lender, Swing Loan Lender, Issuing Lender or ESOP Lender, as applicable, and may exercise the same as though it were not the Agent or Collateral Agent, as applicable, and the term "Lender," "Lenders", "Swing Loan Lender," "Issuing Lender" or "ESOP Lender" shall, unless the context otherwise indicates, include each of the Agents in its individual capacity. Each Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Company or any of its Subsidiaries.

      11.10.   Lender Credit Decision.  Each Lender acknowledges that it has,
               ----------------------
independently and without reliance upon any Agent or any other Lender, Swing Loan Lender, Issuing Lender or ESOP Lender and based on the financial statements prepared by the Company and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender, Swing Loan Lender, Issuing Lender or ESOP Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

      11.11.   Successor Agent.  Any Agent may resign at any time by giving at
               ---------------
least 30 days' prior written notice thereof to the Lenders and the Company and such resignation shall be effective at the end of such 30-day period or upon the earlier appointment of a successor agent, and any Agent may be removed at any time with or without cause by written notice received by such Agent from the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Company, the Borrowing Subsidiaries, the Lenders, Swing Loan Lenders, Issuing Lenders and ESOP Lenders, a successor Agent or Collateral Agent, as applicable. If no successor Agent or Collateral Agent, as applicable, shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty days after the retiring Agent's or Collateral Agent's removal or giving notice of resignation, then the retiring Agent or Collateral Agent, as applicable, may appoint, on behalf of the Company and the Lenders, Swing Loan Lenders, Issuing Lenders and ESOP Lenders, a successor Agent or Collateral Agent, as applicable. Such successor Agent and Collateral Agent shall be a commercial bank having capital and retained earnings of at least $500,000,000. The retiring Agent or Collateral Agent, as applicable, shall be discharged from its duties and obligations hereunder and under the other Loan Documents and the ESOP Loan Agreements upon the effectiveness of its removal or resignation hereunder.
After any retiring Agent's or Collateral Agent's resignation or removal hereunder as Agent or Collateral Agent, as applicable, the provisions of this
Article XI shall continue in effect for its benefit in respect of any actions
----------
taken or omitted to be taken by it while it was acting as the Agent or Collateral Agent, as applicable, hereunder and under the other Loan Documents and the ESOP Loan Agreements.

      11.12    Collateral Documents.  Each Lender, Swing Loan Lender, Issuing
               --------------------
Lender and ESOP Lender authorizes the Agents to enter into each of the Collateral Documents to which it is a party and to take all action contemplated by such documents. Each Lender, Swing Loan Lender, Issuing Lender and ESOP Lender agrees that no Lender, Swing Loan Lender, Issuing Lender or ESOP Lender shall have the right individually to seek to realize upon the security granted by any Collateral Document, it being understood and agreed that such rights and remedies may be exercised solely by the Agent or Collateral Agent, as applicable for the benefit of the Holders of Secured Obligations, upon the terms of the Collateral Documents.

      11.13    ESOP Loans.  Each ESOP Lender hereby authorizes the Agent to
               ----------
enter into the ESOP Agreements on its behalf and accepts an interest in the ESOP Loans in an amount equal to the amount set forth opposite such ESOP Lender's name under the heading "ESOP Lenders" on Schedule I hereof.

      11.14    Agent as Joint Creditor.  The parties hereto agree that the Agent
               -----------------------
shall be the joint and several creditor (together with each Lender or Affiliate of a Lender) of each and every Obligation or Rate Hedging Obligation, if any, payable by the Company or any of its Subsidiaries to such Lender or such Affiliate of a Lender under any Loan Documents, so that accordingly the Agent will have its own independent right to demand performance by the Company or such of its Subsidiaries of such Obligation or Rate Hedging

Obligation, as the case may be, and such Obligation or Rate Hedging Obligation, as the case may be, will be discharged by and to the extent of any discharge thereof either to the Agent or to the relevant Lender or Affiliate of a Lender, as the case may be.


                    ARTICLE XII:  SETOFF; RATABLE PAYMENTS
                                  ------------------------

      12.1.    Setoff.  In addition to, and without limitation of, any rights of
               ------
the Lenders, Swing Loan Lenders and Issuing Lenders under applicable law, if any Borrower becomes insolvent, however evidenced, or any Default occurs, any indebtedness from any Lender, Swing Loan Lender or Issuing Lender to such Borrower (including all account balances, whether provisional or final and whether or not collected or available) may be offset and applied toward the payment of the Obligations owing to such Lender, Swing Loan Lender or Issuing Lender whether or not the Obligations, or any part thereof, shall then be due.

      12.2.    Ratable Payments.  If, after the occurrence of a Default, any
               ----------------
Lender, whether by setoff or otherwise, has payment made to it upon its share of any Advance (other than payments received which are for the account of the Agent, any Swing Loan Lender or any Issuing Lender or pursuant to Article III)
                                                                  -----------
in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans comprising that Advance held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans comprising that Advance. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

      12.3     Application of Payments.  The Agent shall, unless otherwise
               -----------------------
specified at the direction of the Required Lenders which direction shall be consistent with the last two sentences of this Section 12.3, apply all payments
                                               ------------
and (subject to the provisions of Section 2.5.3(B) and Section 8.2) prepayments
                                  ----------------     -----------
in respect of any Obligations and all proceeds of the Collateral in the following order:

               (A) first, to pay interest on and then principal of any portion of the Loans which the Agent may have advanced on behalf of any Lender for which the Agent has not then been reimbursed by such Lender or the Company;

               (B) second, to pay interest on and then principal of any advance made under Section 10.13 for which the Agent has not then been paid by the
                -------------
     applicable Borrower or reimbursed by the Lenders;

               (C) third, to pay Obligations in respect of any fees, expense reimbursements or indemnities then due to the Agent;

               (D) fourth, to pay Obligations in respect of any fees, expenses, reimbursements or indemnities then due to the Lenders and the issuer(s) of Letters of Credit;

               (E)  fifth, to pay interest due in respect of Swing Loans;

               (F) sixth, to pay interest due in respect of Loans (other than Swing Loans) and L/C Obligations;

               (G) seventh, to the ratable payment or prepayment of principal outstanding on Swing Loans;

               (H) eighth, to the ratable payment or prepayment of principal outstanding on Loans (other than Swing Loans) and Reimbursement Obligations;

               (I) ninth, to provide required cash collateral, if required pursuant to Section 2.6.4;
                 -------------

               (J)  tenth, to the ratable payment of all other Obligations; and

               (K) eleventh, to the Rate Hedging Obligations, if any, payable by the Company or any of its Subsidiaries to one or more of the Lenders or an Affiliate of a Lender.

Unless otherwise designated (which designation shall only be applicable prior to the occurrence of a Default) by the Company, all principal payments in respect of Loans (other than Swing Loans) shall be applied first, to the outstanding
                                                   -----
Revolving Loans, and second, to the outstanding Term Loans, in each case, first,
                     ------                                               -----
to repay outstanding Alternate Base Rate Loans, and then to repay outstanding
                                                    ----
Eurocurrency Loans with those Eurocurrency Loans which have earlier expiring Interest Periods being repaid prior to those which have later expiring Interest Periods. The order of priority set forth in this Section 12.3 and the related
                                                  ------------
provisions of this Agreement are set forth solely to determine the rights and priorities of the Agent, the Lenders, the Swing Loan Lender and the issuer(s) of Letters of Credit and other Holders of Secured Obligations as among themselves. The order of priority set forth in clauses (D) through (K) of this Section 12.3
                                   -----------         ---         ------------
may at any time and from time to time be changed by the Required Lenders without necessity of notice to or consent of or approval by the Borrower, or any other Person; provided, that the order of priority of payments in respect of Swing
        --------
Loans may be changed only with the prior written consent of the Swing Loan Lender and the order of priority to which the Lenders with Term Loans are entitled shall not be modified without the approval of Lenders with Term Loan Percentages greater than fifty percent (50%). The order of priority set forth in clauses (A) through (C) of this Section 12.3 may be changed only with the
   -----------         ---         ------------
prior written consent of the Agent.

  ARTICLE XIII:  BENEFIT OF AGREEMENT; PARTICIPATIONS; ASSIGNMENTS
                 -------------------------------------------------

      13.1.   Successors and Assigns.  The terms and provisions of the Loan
              ----------------------
Documents shall be binding upon and inure to the benefit of the Borrowers, the Lenders, the Swing Loan Lenders and the Issuing Lenders and their respective successors and assigns, except that (i) no Borrower shall have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with Section 13.3.
                                                         ------------
Notwithstanding clause (ii) of this Section, (i) any Lender may at any time,
                -----------
without the consent of any Borrower, the Agent, any Swing Loan Lender or any Issuing Lender, assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank, and (ii) any Lender which is a fund or commingled investment vehicle that invests in commercial loans in the ordinary course of its business may at any time, without the consent of the Borrower or the Administrative Agent, pledge or assign all or any part of its rights under this Agreement to a trustee or other representative of holders of obligations owed or securities issued by such Lender as collateral to secure such obligations or securities; provided, however, that no such assignment shall release the transferor Lender from its obligations hereunder. The Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with Section 13.3 in the case of an assignment
                                   ------------
thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

      13.2.   Participations.
              --------------

      13.2.1. Permitted Participants; Effect.  Any Lender may, in the ordinary
              ------------------------------
course of its business and in accordance with applicable law, at any time sell to one or more financial institutions ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, the Revolving Loan Commitment of such Lender, or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by the Borrowers under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrowers and the Agent, Lenders, Swing Loan Lenders and Issuing Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

      13.2.2. Voting Rights.  Each Lender shall retain the sole right to
              -------------
approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Revolving Loan Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Revolving Loan Commitment, postpones any date fixed for any regularly-scheduled payment (but not prepayments) of principal of, or interest or fees on, any such Loan or Revolving Loan Commitment, releases any guarantor of any such Loan (other than as contemplated hereunder or under any other Loan Document), if any, or releases all or substantially all of the Collateral, if any, securing any such Loan.

      13.2.3.  Benefit of Setoff.  The Borrowers agree that each Participant
               ------------------
shall be deemed to have the right of setoff provided in Section 12.1 in respect
                                                        ------------
of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 12.1 with respect to the amount
                                       ------------
of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 12.1, agrees to share with each Lender, any amount received
            ------------
pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 12.2 as if each Participant were a Lender.
                ------------

      13.3.    Assignments.
               -----------

      13.3.1.  Permitted Assignments.  Any Lender may, in the ordinary course of
               ---------------------
its business and in accordance with applicable law, at any time assign to one or more financial institutions and Approved Funds that are, at the time of such assignment, entitled to receive interest on the Obligations being assigned to such institution without such payments being subject to any withholding taxes and, in the case of assignments of the Revolving Loan Commitments, are able to make Eurocurrency Loans in the Agreed Currencies ("Purchasers") all or a portion of its rights and obligations under the Loan Documents, which assignment shall in the case of assignments to Purchasers other than Lenders, Affiliates of any Lender or Approved Funds of any Lender, be in amounts equal to or greater than $5,000,000 (or the Equivalent Amount thereof if denominated in an Alternate Currency or an Agreed Currency other than Dollars) (treating any fund that invests in bank loans and any other fund that invests in bank loans and is managed by the same investment adviser of such fund or by an affiliate of such fund as a single Purchaser) (which minimum amount shall not apply to any assignment made prior to the completion of the Syndication Period) or such lesser amount as may be agreed to by the Agent and the Borrower or, if less, all of such assigning Lender's remaining Loans, Revolving Loan Commitments and participations in Letters of Credit, Alternate Currency Loans and Swing Loans hereunder. Such assignment shall be substantially in the form of Exhibit B
                                                                  ---------
hereto. The consent of the Agent and, with respect to assignments of the Revolving Loan Commitments, each Alternate Currency Bank, shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof or an Approved Fund of any Lender (which shall not be unreasonably withheld or delayed).

      13.3.2.  Effect; Effective Date.  Upon (i) delivery to the Agent of a
               ----------------------
notice of assignment, substantially in the form attached as Exhibit I to Exhibit
                                                            ---------    -------
B hereto (a "Notice of Assignment"), together with any consent required by
-
Section 13.3.1 (provided however, that no consent shall be required for an
--------------
assignment from a Lender to any other Lender or to an Affiliate or Approved Fund of any Lender), and (ii) payment of a $3,500 fee to the Agent by the assigning Lender for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment; provided, however,
                                                           --------  -------
that no such fee shall be payable in the case of an assignment to another Lender, an Affiliate of a Lender or an Approved Fund; and provided further that,
                                                          -------- -------
in the case of contemporaneous assignments by a Lender to more than one Approved Fund managed by the same investment advisor

(which Approved Funds are not then Lenders hereunder), only a single $3,500 fee shall be payable for all such contemporaneous assignments. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by any Borrower, the Lenders, the Swing Loan Lenders, the Issuing Lenders, the Alternate Currency Banks or the Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Revolving Loan Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 13.3.2,
                                                               --------------
the transferor Lender, the Agent and the Borrowers shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Term Loans and Revolving Loan Commitments, as adjusted pursuant to such assignment.

      13.3.3  The Register.  The Administrative Agent shall maintain at its
              ------------
address referred to in Section 14.1 a copy of each assignment delivered to and
                       ------------
accepted by it pursuant to this Section 13.3 and a register (the "REGISTER") for
                                ------------
the recordation of the names and addresses of the Lenders and the Commitment of and principal amount of the Loans owing to, each Lender from time to time and whether such Lender is an original Lender or the assignee of another Lender pursuant to an assignment under this Section 13.3. The entries in the Register
                                     ------------
shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

      13.4.   Dissemination of Information.  Each Borrower authorizes each
              ----------------------------
Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Company and its Subsidiaries; provided that each Transferee and prospective Transferee agrees to be bound by Section
                                                                      -------
10.12 of this Agreement.
-----

      13.5.   Tax Treatment.  If any interest in any Loan Document is
              -------------
transferred to any Purchaser which is organized under the laws of any jurisdiction other than the United States of America or any State thereof, the transferor Lender shall cause such Purchaser, concurrently with the effectiveness of such transfer, to comply with the provisions of Section
                                                                 -------
2.5.15(i).
---------


                             ARTICLE XIV:  NOTICES
                                           -------

      14.1.   Giving Notice.  Except as otherwise permitted by Section 2.5.8,
              -------------                                    -------------
all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes).

      14.2.   Change of Address.  The Company, each Borrowing Subsidiary, the
              -----------------
Agent and each Lender may change the address for service of notice upon it by a notice in writing to the other parties hereto.


                           ARTICLE XV:  COUNTERPARTS
                                        ------------


      This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Company, the Agent, the Lenders, the Swing Loan Lenders and the Issuing Lenders and each party has notified the Agent by telex or telephone, that it has taken such action.


                       ARTICLE XVI:  WAIVER OF JURY TRIAL
                                     --------------------

      EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EACH OF THE PARTIES HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     IN WITNESS WHEREOF, the Company, the Lenders, the Swing Loan Lenders, the Issuing Lenders and the Agent have executed this Agreement as of the date first above written.


                              TOKHEIM CORPORATION

                              By:________________________________
                              Title:_____________________________

                              Attention:
                              Title:
                              Telephone:
                              Facsimile:

                              TOKHEIM SOFITAM APPLICATIONS S.A.,
                                as a Borrower

                              By:_________________________________
                              Title:______________________________

                              Attention:
                              Title:
                              Telephone:
                              Facsimile:

                              TOKHEIM LIMITED,
                                as a Borrower

                              By:_________________________________
                              Title:______________________________

                              Attention:
                              Title:
                              Telephone:
                              Facsimile:

                              BEROC INVESTMENTS B.V.
                                as a Borrower

                              By:_________________________________
                              Title:______________________________

                              Attention:
                              Title:
                              Telephone:
                              Facsimile:



                              TOKHEIM HOLDING GmbH
                                as a Borrower

                              By:_________________________________
                              Title:______________________________

                              Attention:
                              Title:
                              Telephone:
                              Facsimile:

                              GASBOY INTERNATIONAL, INC.
                                as a Borrower

                              By:_________________________________
                              Title:______________________________

                              Attention:
                              Title:
                              Telephone:
                              Facsimile:

                              NBD BANK, N.A., as Agent, as a Lender,
                              as Issuing Lender, and a Swing Loan Lender


                              By:_________________________________
                              Title:______________________________

                              Attention:
                              Title:
                              Telephone:
                              Facsimile:

                              CREDIT LYONNAIS, CHICAGO BRANCH,
                                as a Lender

                              By: ________________________________
                              Title:______________________________

                              Attention:
                              Title:
                              Telephone:
                              Facsimile:

                              NATIONAL WESTMINSTER BANK PLC,
                                as a Lender

                              By: _______________________________
                              Title:_____________________________

                              Attention:    Andrew Weinberg
                              Title:        Senior Vice President
                              Telephone:    (212) 418-4500
                              Facsimile:    (212) 602-4599

                              BT INTERNATIONAL PLC
                               as a Lender with respect to the Non-Domestic
                               Borrowing Subsidiaries

                              By: _______________________________
                              Title:_____________________________

                              Attention:
                              Title:
                              Telephone:
                              Facsimile:

                              BANKERS TRUST COMPANY
                                as a Lender

                              By: ______________________________
                              Title:____________________________

                              Attention:
                              Title:
                              Telephone:
                              Facsimile:

                              ABN AMRO BANK N.V.
                                as a Lender

                              By: ________________________________
                              Title:______________________________


                              By: ________________________________
                              Title:______________________________

                              Attention:
                              Title:
                              Telephone:
                              Facsimile: